Exhibit 10.7

Portions of this exhibit marked [*] have been excluded from this exhibit because such information is both not material and is the type that the registrant treats as private or confidential.

MASTER BUSINESS AGREEMENT

BETWEEN

AETNA LIFE INSURANCE COMPANY

AND

BENEFITFOCUS.COM, INC.

This Master Business Agreement (this “MBA”) is entered into this day of November 28, 2006 (the “MBA Effective Date”) by and between Aetna Life Insurance Company, a Connecticut corporation with its principal place of business located at 151 Farmington Avenue, Hartford, CT 06156 (“Aetna”) and Benefitfocus.com, Inc., a South Carolina, corporation with its principal place of business located at 100 Benefitfocus Way, Charleston, South Carolina, 29492, (“Supplier”), (individually a “Party” and collectively the “Parties”).

WHEREAS, the purpose of this MBA is to establish legally binding terms and conditions between the Parties for placing and accepting prospective future business engagements as of the MBA Effective Date and occasionally thereafter until otherwise terminated; and

WHEREAS, the Parties may enter into one or more written instruments (each an “Attachment”) as may be necessary to encompass certain terms of the business relationship; and

WHEREAS, the Parties may enter into one or more written instruments (each a “Schedule”) which shall set forth the business specifications pursuant to an applicable Attachment(s) and this MBA; and

WHEREAS, Supplier understands and agrees that Aetna offers no commitment or guarantee of any minimum purchases or revenues under this MBA and Supplier may not be Aetna’s sole supplier.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein recited and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, warrant, covenant, understand and agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in an Attachment or Schedule. For the purposes of this Agreement:

A.

“Affiliate” means any company that (i) controls, (ii) is controlled by or (iii) is under common control with either Party or its parent corporation. A company shall be deemed to control a company if it has the power to direct or cause the direction of the management or policies of such company, whether through the ownership of voting securities, by contract, or otherwise.

B.	“Agreement” means this MBA and any Attachments, Schedules or any exhibits or appendices hereto.

C.

“Attachment” means mutually executed written instruments that, in addition to this MBA, set forth certain relevant terms and conditions regarding the business relationship by and between the Parties, and specifically refer to this Agreement.

D.

“Deliverables” may mean the reports, documents, templates, studies, strategies, operating models, technical architectures, design ware, software objects, Programs, source code, object code, specifications, Documentation, abstracts and summaries thereof and other work product and materials originated and prepared for Aetna and to be delivered by Supplier pursuant to this MBA.

E.	“Divested Entity” means any subsidiary, Affiliate, division, department or line of business of Aetna or of an Affiliate that loses its relationship with Aetna as a result of divestiture or otherwise.

F.

“Force Majeure” means acts of God, civil or military authority, acts of the public enemy, acts of terrorism, war, riots, civil disturbances, insurrections, accidents, fire, explosions, earthquakes, floods, the elements of any other cause beyond the reasonable control of such Party.

G.

“Materials” means any and all technical notes, tangible and intangible property, reports, and work products required to be delivered by Supplier in connection with the work hereunder, whether in draft or completed form excluding any Supplier Technology and the Program(s).

H.

“Schedule(s)” means a mutually executed written instrument that sets forth the relevant purchase or acquisition information, term, fees, dates for performance and such other information as the Parties deem necessary and appropriate. Schedules shall be consecutively numbered for the purposes of identification. Each Schedule shall be incorporated into and subject to the terms of the Agreement.

I.

“Supplier Technology” means Supplier’s proprietary technology, including but not limited to, software tools, hardware designs, algorithms, Program (in source and object forms), user interface designs, architecture, class libraries, Documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Supplier or licensed to Supplier from a third party) and also includes any derivatives, improvements, enhancements or extensions of Supplier Technology conceived, reduced to practice, or developed during the term of this Agreement by either Party that are not uniquely applicable to Aetna or that have general applicability in the software industry.

2. AFFILIATE RIGHTS. All of the rights and obligations of Aetna hereunder shall extend to all Aetna Affiliates existing on the Effective Date, as well as to any Aetna Affiliates hereafter acquired, but only so long as an Affiliate relationship exists. Supplier agrees that in the event it believes it has an actionable claim against any Aetna Affiliate due to the failure of such Aetna Affiliate to comply with this Agreement, Supplier will only seek to satisfy its claim against Aetna and in consideration Aetna shall indemnify Supplier against all costs, liabilities and damages awarded to Supplier arising out of, or resulting from, any breach, omission or violation of its obligations by any Aetna Affiliate, arising out of, or related to, this Agreement. Excluding the foregoing, any reference to “Aetna” in this Agreement shall be deemed to include all Aetna Affiliates.

3. FEES/PAYMENT OF SERVICES/TAXES

A.

Fees. Conditioned upon the prior execution by both Parties of this MBA, the applicable Attachment and/or Schedule, Aetna shall pay to Supplier the fees specified in the applicable Statement of Work in accordance with the invoicing provisions below. Supplier shall receive no compensation in excess of the amount set forth in the applicable Schedule without Aetna’s prior written approval. Aetna shall not pay fees in advance unless otherwise agreed to in the applicable Schedule.

B.

Invoicing and Payment. Supplier shall electronically invoice Aetna for the fees set forth in the applicable Schedule. All invoices shall (i) reference Aetna’s purchase order number; (ii) use the fee or rate specified on the appropriate Schedule; and (iii) be sent in a timely manner to Aetna. Payment terms are [*] ([*]) [*] calculated from the date the invoice was received at Aetna’s Accounts Payable Department. Supplier will send all invoices to Aetna’s Accounts Payable Department Invoices submitted [*] after the invoice due date in the applicable Schedule shall be presumed to have been paid and it shall become Supplier’s burden to demonstrate otherwise. Invoices received [*] or more after the due date in the applicable Schedule shall be deemed null and void and Aetna shall be relieved of its obligation to pay them Aetna will electronically pay each invoice that complies with this Section 3.B. unless Aetna has some reasonable basis for non-payment. Failure by Aetna to make payments to Supplier that are reasonably disputed in writing shall not constitute a material breach of the Agreement. Immediately upon Aetna or Supplier determining that Aetna is owed a credit of any kind, Supplier shall itemize each such credit on a separate credit memo and submit the credit memo to Aetna. The Supplier will not apply outstanding credits to unpaid invoices. At Aetna’s option, Aetna may request that Supplier submit a check to Aetna in an amount equal to any such credit within [*] ([*]) [*] of Aetna’s request to do so.

C.

Disputed Payments. If Aetna disputes, in good faith, any amount on a Supplier invoice, Supplier and Aetna will use all reasonable efforts to resolve and settle such dispute within thirty (30) days after invoice date. Each party will provide full supporting documentation concerning any disputed amount within seven (7) business days after receipt of written request for such documentation. Aetna will have no obligation to make any payment of disputed charges on the invoice during the time it is subject to good-faith dispute. Once the invoice dispute is resolved and settled, Aetna will pay any amount due per the payment terms noted in Section 3.B.

If any payment dispute is not resolved within thirty days after the invoice date, Supplier and Aetna agree to submit the dispute to an expedited arbitration proceeding using the procedures set forth in Section 12.B, as modified by this Paragraph. Each Party agrees to cooperate fully in securing an expedited proceeding. Upon either Party’s demand for Arbitration, an Arbitrator shall be appointed within fourteen days from the demand. The fourteen day time limit may be extended only by the written agreement of the Parties. The Arbitrator will give the Parties two potential hearing dates, which dates shall be within sixty days from the date of the demand for Arbitration. Within five calendar days of receipt of the potential dates, the Parties will mutually agree on one of the dates offered, and will so inform the Arbitrator. If neither date is acceptable to both Parties but the Parties can agree on two alternate dates, they will so advise the Arbitrator who will select one, if he/she is available. If no agreement can be made, the Arbitrator will weigh the equities between the Parties and select a date least burdensome on the Parties collectively. The Arbitrator will be responsible for making hearing room arrangements. Within the rules established by this Paragraph, the Arbitrator shall assure a fair and adequate hearing, providing both Parties a sufficient opportunity to present their respective evidence and arguments. The Arbitrator’s decision must be made within fourteen days from the date of the adjournment of the hearing. The Arbitrator, by accepting the appointment, agrees to hold the hearing and issue a decision under the procedures and time limits set forth in this Paragraph.

D.

Taxes. Aetna shall be responsible for any applicable sales, use and excise taxes, but not for any taxes based upon Supplier’s property or net income. Supplier agrees that Aetna shall have the right to bring any action against the taxing authority, when Aetna deems appropriate, to contest any assessment of taxes which Aetna must pay under this Agreement or to obtain a refund of such taxes, either in its own name or in the name of Supplier, provided that Aetna shall conduct such contest in good faith. Supplier agrees to provide Aetna with reasonable cooperation with respect to any such action. Aetna agrees to be solely responsible for determining, calculating and timely remitting the appropriate sales or use tax for any Services performed by Supplier.

4. TERM AND TERMINATION

A.

Term. The terms and conditions of this MBA shall become effective as of the MBA Effective Date and shall continue in perpetuity unless terminated pursuant to this Section. The term defined in each Attachment or Schedule shall be the term of that Attachment or Schedule only.

B.	Termination.

i.

Termination for Convenience. Aetna may terminate this MBA or any Attachment or Schedule attached hereto for any reason with [*] ([*]) [*] prior written notice to Supplier, provided Aetna has paid all unpaid, one-time fees, all outstanding invoices, and all unpaid Services that have been performed. Termination of an individual Attachment or Schedule pursuant to this Section shall not effect the termination of this MBA.

ii.

Termination for Cause for Aetna. In addition to any provision of an Attachment or Schedule that provides Aetna with the right to terminate an Attachment or Schedule, in the event that of any one or more of the following occur, Aetna reserves the right to terminate this MBA or any or all Attachments or Schedules and have recourse to any other right or remedy under law and/or equity pursuant to the Agreement for the following conditions:

a.	Supplier has materially breached any provision of the Agreement and such breach remains uncured for thirty (30) days following receipt of written notice from Aetna; or

b.

any deliverable or service is found to be unsatisfactory or inadequate in quality, condition or nature, in accordance with the business requirements and acceptance criteria set forth in the applicable Schedule; or

c.

Unless specifically prohibited by law, any proceedings under the bankruptcy law or any state or local insolvency statutes are filed against the Supplier which remains undismissed or undischarged for a period of thirty (30) days; or Supplier files a petition in voluntary bankruptcy or seeks relief under any bankruptcy law or any state or local insolvency statutes; or Supplier consents to the appointment of or taking possession by a receiver, trustee or liquidator of itself or its property; or Supplier makes an assignment for the benefit of creditors.

iii.

Termination for Cause for Supplier. In addition to any provision of an Attachment or Schedule that provides Supplier with the right to terminate an Attachment or Schedule, in the event of any one or more of the following, Supplier reserves the right to terminate this MBA or any or all Attachments or Schedules and have recourse to any other right or remedy under law and/or equity pursuant to the Agreement for the following conditions:

a.	Aetna has materially breached any provision of the Agreement and such breach remains uncured for thirty (30) days following receipt of written notice from Supplier;

b.	Aetna has failed to pay an undisputed claim and such claim goes unpaid for fifteen (15) days following receipt of written notice from Supplier.

c.

Unless specifically prohibited by law, any proceedings under the bankruptcy law or any state or local insolvency statutes are filed against Aetna which remains undismissed or undischarged for a period of thirty (30) days; or Aetna files a petition in voluntary bankruptcy or seeks relief under any bankruptcy law or any state or local insolvency statutes; or Aetna consents to the appointment of or taking possession by a receiver, trustee or liquidator of itself or its property; or Aetna makes an assignment for the benefit of creditors.

C.

Early Termination. Any notice of termination shall specify the Early Termination Date. In the event this Agreement or a Schedule is terminated prior to completion of the Services or delivery of the Program, Supplier’s and Aetna’s respective rights and duties under shall continue in full force and effect until midnight, Hartford, Connecticut time on the Early Termination Date. As of the Early Termination Date, Supplier shall discontinue all work. Pending Aetna’s instructions, Supplier shall preserve and protect all Deliverables and Materials on hand, work in progress, data, and completed work, both in its own and in any third party’s facilities. Aetna shall have the immediate right to possession and ownership of the current draft of the Materials produced through the Early Termination Date. If Aetna is terminating for reasons other than convenience, Supplier shall not be entitled to any additional fees or expenses as of the Early Termination Date. Regardless of the reason of such termination, Supplier shall not be entitled to any prospective profits or damages because of such termination and Supplier shall refund promptly to Aetna any undisputed fees paid by Aetna hereunder which Supplier did not earn prior to the Early Termination Date.

D.

Termination Transition. In connection with the expiration or termination of this Agreement and any applicable Schedule prior to completion of Services, Supplier will comply with Aetna’s reasonable directions to effect the orderly transition and migration to Aetna or Aetna’s designee from Supplier of all Services then being performed by Supplier or which Supplier is then responsible for performing under the Agreement or applicable Schedule (the “Termination Transition”). Supplier will assist in the Termination Transition for a period mutually agreed upon in writing by Aetna and Supplier. Aetna’s designee and its employees and agents will cooperate in good faith with Supplier in connection with Supplier’s obligations under this section and Aetna’s designee will perform its obligations under any approved transition plan developed by Aetna. Supplier will develop and submit to Aetna for approval a transition plan setting forth the respective tasks to be accomplished by each party in connection with the orderly transition and a schedule pursuant to which the tasks are to be completed.

E.

Effect of Termination. Within [*] ([*]) [*] termination of the Agreement or any Schedule for any reason, Supplier shall promptly refund to Aetna any prepaid fees, excluding Maintenance Services fees, associated with the applicable Schedule. There shall be [*] of any kind [*] for the cancellation or termination of this Agreement and/or any applicable Schedule. Promptly upon termination, or at any time upon Aetna’s request, Supplier shall promptly return in a manner, method and format specified by Aetna, [*] to Aetna, or, at Aetna’s option, destroy, all (or, if Aetna so requests, any part) of Aetna’s Confidential Information and/or Materials, and all copies thereof and other materials containing such Confidential Information and/or Materials, and Supplier shall certify in writing its compliance with the foregoing.

5. CONFIDENTIALITY

A.

Health Insurance Portability and Accountability Act (“HIPAA”). Supplier will, or is likely to, have access to, create, maintain, transmit and/or receive certain Protected Health Information in conjunction with the Services and/or products being provided under this Agreement. In conformity with the regulations at 45 C.F.R. Parts 160-164, implementing the privacy and security requirements set forth in the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (the “Privacy and Security Rules”), the Parties have entered into a written agreement that meets the applicable requirements of the Privacy and Security Rules and such written agreement is attached hereto and made a part hereof as Exhibit A.

B.

Gramm-Leach-Bliley Act (“GLBA”). Supplier will, or is likely to, have access to, create, maintain, transmit and/or receive certain protected Customer Information in conjunction with the Services and/or products being provided under this Agreement. Various state departments of insurance have promulgated regulations regarding the safeguarding of certain Customer Information, as required by the federal Gramm-Leach-Bliley Act (“GLBA”). In conformity with such regulations, implementing the requirements set forth in the Administrative Simplification provisions of the Gramm-Leach-Bliley Act (the “Safeguard Rules”), the Parties have entered into a written agreement that meets the applicable requirements of the Safeguard Rules and such written agreement is attached hereto and made a part hereof as Exhibit B.

C.

Definition of Confidential Information. For the purpose of this Agreement, “Aetna Confidential Information” shall include information concerning Aetna’s providers and/or suppliers performing services or providing products for or on behalf of Aetna’s enrollees or members; shall include all financial, technical and other information in any form (including all copies thereof) which is reasonably considered proprietary to Aetna or any of its Affiliates, including, but not limited to, information or materials related to the business affairs or conditions of Aetna and its Affiliates; policies and/or procedures; Aetna’s strategies or initiatives; or to the design, programs, flow charts, and documentation of Aetna’s data processing applications and software, whether or not such applications and software are owned by Aetna. “Aetna Confidential Information” also includes any reports, notes, summaries, excerpts, work product, or other documents utilizing or incorporating Aetna Confidential Information whether in whole or in part, and oral presentations or discussions describing, elaborating upon, or otherwise relating to Aetna Confidential Information. Should Aetna disclose to Supplier or a Supplier employee, or should Supplier or Supplier employee learn of Aetna Confidential Information, Supplier agrees that neither Supplier nor the Supplier employee shall, at any time during or after the term of this Agreement, disclose such information to any individual, company or other entity or agency, nor use such Aetna Confidential Information for Supplier’s own advantage other than in performance of this or any subsequent similar Agreement with Aetna.

For the purpose of this Agreement, “Supplier Confidential Information” shall include the Program(s), Supplier Technology and other proprietary inventions, source codes, trade secrets, proprietary processes and formulae, patents, financial information, or any other document based thereon which is labeled “Confidential” (or, if disclosed orally, is identified at the time of such oral disclosure as “Confidential” and within five (5) days followed with written notice that such disclosure is Confidential). Should Supplier disclose to Aetna or an Aetna employee, or should Aetna or Aetna employee learn of Supplier Confidential Information, Aetna agrees that neither Aetna nor the Aetna employee shall, at any time during or after the term of this Agreement, disclose such information to any individual, company or other entity or agency, nor use such Supplier Confidential Information for Aetna’s own advantage other than in performance of this or any subsequent similar Agreement with Supplier.

D.

Non-Disclosure of Confidential Information. The receiving Party agrees to use the Confidential Information solely for the purpose stated above and shall limit disclosure of the Confidential Information solely to those employees who are required to access the Confidential Information. Copying and reproduction shall be done to the minimum extent necessary. Neither Party shall copy, reproduce, sell, assign, license or disclose any Confidential Information it receives from the other Party to any other person, Affiliate, firm, or corporation, or other entity or agency. Each Party warrants that it will apply commercially reasonable safeguards to protect the Confidential Information received from the other Party against unlawful or otherwise unauthorized access, use and disclosure and to take any other steps reasonably necessary to safeguard Confidential Information. Within thirty (30) days of receipt of written request from the other Party, each Party agrees to return to the other Party, or to destroy and to delete from any of its electronic storage devices, all Confidential Information received from the other, in whatever form.

E.

Electronic Transmission. Both Parties acknowledge that neither Party has control over the performance, reliability, availability, or security of Internet e-mail. Supplier will submit Supplier’s policies and procedures on Internet communications to Aetna for its review to ensure that such policies and procedures meet Aetna’s security and confidentiality requirements. Supplier agrees to follow prudent, industry standard, best practices with regards to maintaining the security of electronic transmissions. In the event that Aetna has not reviewed and accepted Supplier’s policies, no Confidential Information shall be transmitted via the Internet.

F.	Exceptions. The Parties hereto agree that information shall not be deemed proprietary and each Party shall have no obligation with respect to any information which:

i.	is or falls into the public domain through no wrongful act of the receiving Party;

ii.	is rightfully received from a third party without restriction and without breach of this Agreement;

iii.	is approved for release by written authorization of an officer of the disclosing Party; or

iv.	is already in receiving Party’s possession as evidenced by its records and is not the subject of a separate non-disclosure agreement.

The receiving Party retains the right to disclose the Confidential Information pursuant to the requirements of a governmental agency or operation of law. If legally permissible and to the extent possible, the receiving Party will give prior notice to the disclosing Party of such disclosure, so that disclosing Party, at disclosing Party’s discretion, may seek confidential or protected status for such Confidential Information. If notice to disclosing Party is not legally permissible, receiving Party shall use reasonable efforts to receive confidential or protected status for such Confidential Information.

G.

Remedies. Both Parties expressly agree that a breach of any confidentiality obligations by the receiving Party, its Affiliates or subsidiaries, or an employee is highly likely to cause significant, irreparable harm to the disclosing Party and that the disclosing Party shall be entitled, in that case, to temporary, preliminary and/or injunctive relief, or any other equitable remedy deemed appropriate by the reviewing court, to protect its interests in its Confidential Information. Should the receiving Party learn of a breach of this Agreement, the receiving Party shall immediately notify the disclosing Party of the nature of the breach and the Confidential Information that has been disclosed. The receiving Party shall take all necessary steps to immediately cure such breach and to ensure no further release of any Confidential Information. Should either Party learn of a disclosure of the other Party’s Confidential Information, such Party shall immediately notify the other Party of the nature of the breach and the Confidential Information that has been disclosed. Such Party shall take all necessary steps to immediately cure such breach and to ensure no further release of any Confidential Information.

H.

Survivability. It is expressly agreed by the Parties that the provisions of this Section shall survive the expiration or termination, for any reason, of this Agreement and shall be binding on each Party, its successors and assigns for the benefit of the other Party and its Affiliates, successors and assigns.

6. OWNERSHIP OF MATERIALS

A.

Except as otherwise noted in an applicable Schedule, Aetna shall retain all right, title and interest (including, without limitation, all copyrights, patents, service marks, trademarks, trade secret and other intellectual property rights), and will have the right to use for any purpose, all Materials and Aetna Data. Supplier acknowledges that any portions of such Materials which contain or reflect information or materials which were given or disclosed to Supplier by Aetna and information specific to Aetna’s employees or business operations contained in the Materials, any proprietary information of Aetna which is incorporated into the Materials, and any conclusions or recommendations therein which are specific to Aetna shall be owned by Aetna. It is the intent of this Agreement to vest full and exclusive ownership rights of all such portions of the Materials in Aetna, including but not limited to the right to copy and prepare derivative works. Supplier agrees to execute any documents reasonably requested by Aetna to fully vest such rights in Aetna.

B.

Supplier shall retain all right, title and interest in Supplier Technology (including, without limitation, all copyrights, patents, service marks, trademarks, trade secret and other intellectual property rights), and will have the right to use for any purpose, in and to all Supplier Technology, all generic text in the Materials, and the format, sequence and structure of the Materials, provided that such materials do not contain any Confidential Information or Aetna Data. Rights and ownership by Supplier of original technical designs, methods, ideas, concepts, know-how, and techniques shall not extend to or include all or any part of Aetna’s Data or Confidential Information. Notwithstanding the foregoing, any information specific to Aetna’s employees or business operations, confidential Information, and information which a third party provides to Supplier on Aetna’s behalf, finding, or recommendations and conclusions which are specific to Aetna, which Supplier incorporates into the Materials shall remain the sole property of Aetna.

C.

To the extent that Supplier may include in the Materials any Supplier intellectual property, Supplier agrees that Aetna shall be deemed to have a license subject to the license grant and restrictions on use set forth in the Software License Attachment.

D.

Pre-existing Work Product. Nothing contained in this Agreement shall restrict a Party from the use of methods, ideas, concepts, know-how, techniques, program organization, or database structuring techniques that have been previously developed by that Party or in the in the public domain. The developing party may continue to use such methods, concepts, or techniques for its own purposes subject to the confidentiality obligations set forth herein.

7. WARRANTIES AND LIMITATION OF LIABILITY

A.

Authority to Contract. Both Parties warrant that they are corporations duly organized, validly existing and in good standing under the laws of the State set forth in the opening paragraph above. The Parties represent and warrant that the Agreement has been duly authorized by all necessary corporate action and constitutes a valid obligation, binding and enforceable in accordance with the terms hereof. Supplier warrants that it has the full and unrestricted power and authority to execute and deliver the Agreement and to carry out the transactions contemplated hereby. Supplier warrants that the execution of this Agreement and Supplier’s performance hereunder will not conflict with or violate any commitment, agreement or understanding Supplier has or will have with any other person or entity and there is nothing that will prevent Supplier from performing its obligations under the terms and conditions imposed on it by the Agreement.

B.

Standard of Work. Supplier agrees to render all work in a professional and timely manner. Supplier warrants that qualified personnel shall perform all work provided hereunder in a good and workmanlike manner in accordance with professional practices applicable to the work being performed. In the event of a breach of this warranty, Supplier agrees to timely engage in the re-performance of such work at no extra charge until the work performed is in accordance with this warranty. Supplier will perform the work in the capacity of an independent contractor and not as an employee or agent of Aetna.

C.

Warranty Limitation. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS AGREEMENT, THE PARTIES SPECIFICALLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

D.

Limitation of Liability. IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, EXCEED [*] UNDER THE AGREEMENT DURING [*].

E.

Exclusion of Consequential Damages. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST PROFITS, OR FOR ANY SPECIAL, OR PUNITIVE, DAMAGES HOWEVER CAUSED AND, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

F.

Limitation of Action. Except for actions to enforce either Party’s intellectual property rights, no action (regardless of form) arising out of this Agreement may be commenced by either Party more than [*] ([*]) [*] after the cause of action has accrued. Each Party shall have a duty to mitigate damages for which the other Party is responsible.

G.	Exclusions on Limitations. The foregoing limitations set forth in Sections 7.D, E and F above will not apply to:

i.	Claims by either Party for bodily injury or damage to real property or tangible, personal property for which such Party, its agents or assigns, is legally responsible; or

ii.	Claims for breach of confidentiality stated in Section 5, Confidentiality, of this MBA; or

iii.	To the extent applicable under this Agreement, a Party’s obligations to indemnify the other Party as stated in Section 8, Indemnification.

8. INDEMNIFICATION. Supplier hereby represents and warrants that it has all the right, title and interest in any goods, Services and/or Deliverables procured under this Agreement. Supplier represents and warrants that any Services performed, Deliverables produced by Supplier, and/or goods procured under this Agreement will not violate any publicity or privacy right, patent, copyright, trade secret or other proprietary or intellectual property right or confidential relationship of any third party.

Supplier shall at its own expense indemnify, defend, settle and hold harmless Aetna and its officers, agents, employees, customers and all persons claiming under Aetna from and against any and all claims, actions, injunctions, damages, losses, liabilities, costs and expenses (including legal fees, costs and expenses) arising in any way out of any claim, suit, proceeding or allegation that the goods, Services and/or Deliverables procured under this Agreement infringe upon or violate patents, copyrights, trade secrets or other proprietary or intellectual property rights of a third party, whether or not such claim, suit, proceeding or allegation is successful. Aetna agrees to send Supplier written notice of any claim, suit, proceeding or allegation relating to such infringement promptly after Aetna receives written notice of the same. Following such notice of a claim or a suit, Supplier shall, upon written notice to Aetna, at Supplier’s expense, (i) procure for Aetna the right to continue using the affected Deliverable or Services (ii) replace or modify the affected Deliverable or Services with a functional equivalent so that it does not infringe, or, if either (i) or (ii) is not commercially feasible, (iii) terminate the licenses and refund the fees received for the affected Services or Deliverable on a pro rata basis based upon the date the claim is made.

Supplier shall have no liability for any third party claim of infringement based upon (i) use of other than the then current, unaltered version of the applicable Program made available to Aetna, unless the infringing portion is also in the then current, unaltered release; (ii) use, operation or combination of the applicable Program with non-Supplier programs, data, equipment or Documentation not authorized by Supplier or used or combined with Supplier’s knowledge if such infringement would have been avoided but for such use, operation or combination; or (iii) any third party software not provided by Supplier or not embedded in the applicable Program.

In addition, Supplier agrees to indemnify and hold Aetna and its directors, officers, employees, agents, and Affiliates harmless from and against any damages, loss, claim or expense (including reasonable legal and other fees and expenses incurred in investigating and defending against the same) incurred by Aetna, its directors, officers, employees, agents and Affiliates resulting from any negligence, recklessness or willful misconduct of Supplier or its partners, officers, employees, agents, or Affiliates in connection with the provision of the Services, except to the extent that such loss or damage is solely caused by Aetna or its directors, officers, employees, agents or Affiliates.

Aetna agrees to indemnify, defend, and hold Supplier and its partners, directors, officers, employees, agents and Affiliates harmless from and against any damages, loss, claim or expense (including reasonable legal and other fees and expenses incurred in investigating and defending against the same) incurred by Supplier, its partners, directors, officers, employees, agents and Affiliates resulting from any negligence, recklessness, or willful misconduct of Aetna or its directors, officers, employees, agents, or Affiliates in connection with the Services except to the extent that such loss or damage is caused solely by Supplier or its partners, directors, officers, employees, agents or Affiliates.

9. FORCE MAJEURE. Neither Party shall be liable or deemed to be in default for any delay or failure in performance of any obligation under the Agreement or interruption of service resulting directly or indirectly from a Force Majeure. The Party claiming such Force Majeure event shall give timely written notice to the other Party and shall use due diligence to mitigate the situation. Such Force Majeure shall not relieve the non-performing Party of liability in the event of its concurrent negligence, in the event of its failure to use due diligence to remove the cause of the Force Majeure in an adequate manner and with all reasonable dispatch, or in the event such default or delay could have been prevented by reasonable precautions or could have been circumvented by the non-performing Party through the use of alternate sources, work around plans or other means. Not withstanding any provision contained in this Section to the contrary, Supplier’s compliance with its Business Continuity Plan shall be deemed to be conclusive proof of Supplier’s compliance with the due diligence requirement set forth in the previous sentence. Aetna may visit Supplier’s site to review the Business Continuity Plan.

10. INSURANCE

A.

Specifications. Supplier agrees, at its expense and during the term of the Agreement, to procure and maintain at a minimum the following insurance with insurance companies that have an A.M. Best rating of at least A. The insurance coverages and limits set forth do not constitute limitations of the liability the Supplier has assumed under this Agreement.

i.

Workers’ Compensation. Workers’ compensation insurance sufficient to meet statutory liability limits in the state wherein the work is to be performed and employer’s liability insurance with minimum limits of $[*] each accident for bodily injury by accident and $[*] each employee for bodily injury or disease and a policy limit of $[*].

ii.

General Liability. Simplified ISO commercial general liability insurance with coverage on a primary, non-contributing, occurrence basis not endorsed to exclude coverage. The minimum limit for bodily injury and property damage shall be $[*] each occurrence, $[*] aggregate.

iii.

Automobile. Commercial automobile liability insurance covering all owned, non-owned, hired or leased automobiles to be used by Supplier in furtherance of the work with a minimum limit of $[*] each accident for bodily injury and property damage.

iv.

Property. Supplier shall also provide all risk-replacement cost property insurance coverage on tools, equipment, etc., owned or rented by Supplier while on Aetna property, the capital value of which is not included in the cost of the work or service. Such insurance coverage shall include an endorsement providing that the underwriters and Supplier waive their rights of subrogation against Aetna.

v.

Subcontractors. Aetna recognizes that the Supplier may have the need to utilize subcontractor(s) or supplementary provider(s) in providing certain Services pursuant to this Agreement. Subcontractor(s) or supplementary provider(s) shall be bound by all the Insurance provisions of this Agreement otherwise applicable to the Supplier. Should the Subcontractor(s) or supplementary provider(s) insurance not apply for any reason, the Supplier’s insurance becomes primary.

B.

Certificate of Insurance. After execution of this Agreement and upon Aetna’s request, Supplier shall furnish a Certificate of Insurance evidencing the required insurance. Such certificate shall indicate that cancellation or non-renewal of such insurance shall not be effective sooner than thirty (30) days after Aetna receives written notice. The Certificate of Insurance must state that Aetna and its Affiliates are named as an additional insured per the terms and conditions of Supplier’s commercial general liability insurance policy for their interests in the work, service, project or operations for the duration of the Agreement. In the event Supplier fails to furnish such certificates or fails to continue to maintain such insurance during the term of this Agreement, Aetna shall have the right to withhold any or all payments under this Agreement until Supplier has complied with the requirements of this Section.

11. REGULATORY COMPLIANCE & GOVERNING LAW

A.

Compliance with Laws. Supplier represents and warrants that work rendered or delivered under any applicable Attachment or Schedule pursuant to this MBA are and will be manufactured, produced, sold and rendered in conformity with all applicable laws, ordinances, orders, directions, rules and regulations of the Federal, state, county and municipal governments applicable thereto, all as they may be amended from time to time including, without limitation, Section 1033 of the Violent Crime Control and Law Enforcement Act of 1994 and all federal and state wage-hour laws. Further, Supplier agrees that it will use its best efforts not to offer to Aetna the services of any person who has been convicted of any criminal felony involving dishonesty or a breach of trust or who has been convicted of an offense involving dishonesty or breach of trust while engaged in the business of insurance or who has been convicted of any offense under 18 U.S.C. Sec. 1033 of the Violent Crime Control and Law Enforcement Act of 1994. Supplier warrants that all Deliverables and/or work acquired hereunder shall conform to the safety regulations established by the Occupational Safety and Health Act of 1970, as amended.

B.

Regulatory Approvals. Supplier agrees and covenants that it will obtain all necessary regulatory approvals applicable to its business and all necessary licenses, approvals, and permits, and will comply with any regulatory or legal requirements applicable to the performance of the work.

C.

Equal Opportunity Employment. If the Agreement is subject to the requirements of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Act of 1974, Supplier agrees to comply with the equal employment opportunity clause set out at 41 C.F.R. 60-1.4 and the requirements for affirmative action for veterans and disabled persons set out at 41 C.F.R. 60-250.4 and 60-741.4, respectively, which clauses are incorporated herein by reference, and to maintain, provide, or control facilities that are not segregated.

D.

Compliance with Employment Laws. Supplier employees shall not be employees of Aetna for any purpose, including, without limitation, federal, state and local taxes, including the Federal Insurance Contribution Act and the Federal Unemployment Tax and all insurance coverage, unemployment compensation and workers’ compensation benefits. Supplier represents and warrants that for all Supplier employees, Supplier shall withhold and pay all applicable federal, state and local employment taxes and assessments, including the Federal Insurance Contribution Act and the Federal Unemployment Tax, and that Supplier shall provide any or all applicable insurance coverage, unemployment compensation and workers’ compensation benefits. Supplier shall indemnify and hold Aetna harmless from any and all liabilities, complaints, demands, damages, losses, causes of action or suits of any kind or nature whatsoever, including court costs and attorneys’ fees, arising out of the breach of these representations and warranties by Supplier.

E.

Compliance with Wage Payment and Work Authorization Laws. Supplier shall comply with all applicable federal and state laws regarding payment of employee wages. In addition, all Supplier’s employees must have a valid social security number. Supplier further represents and warrants that Supplier’s employees are authorized to work in the United States at the job and location to which they are assigned, and that Supplier is in compliance with the Immigration Reform and Control Act of 1986 (IRCA), as amended, with respect to such Supplier’s employees.

F.

Governing Law. The formation and performance of this Agreement shall be governed and interpreted by the laws of the State of Connecticut, disregarding, however, any applicable conflicts of law provisions that would require the application of the law of another state. If either Party initiates litigation relating to this Agreement, then, in addition to complying with any applicable statutory notice requirements, such Party shall give the other Party notice thereof by certified mail, return receipt requested, at the most recent address provided by such Party in accordance with Section 15, Notices. Supplier consents to the jurisdiction of the courts of Connecticut with respect to any legal action commenced therein arising from or related to this Agreement.

12. DISPUTE RESOLUTION AND BINDING ARBITRATION

A.

Dispute Resolution. Prior to the initiation of binding arbitration as detailed below, the Parties shall first attempt to resolve their dispute informally. Every effort should be made to resolve all disputes at the lowest possible level of authority. The Parties will use their best efforts to arrange personal meetings and/or telephone conferences as needed. Each negotiator will have the authority to negotiate and enter into a settlement of the dispute on their respective company’s behalf.

B.

Binding Arbitration. Any controversy or claim arising out of or relating to the Agreement or the breach, termination, or validity thereof not settled through informal dispute resolution, except for temporary, preliminary, or permanent injunctive relief or any other form of equitable relief which shall be subject to the ruling of an applicable court of competent jurisdiction, shall be settled by binding arbitration in Hartford, Connecticut administered by the American Arbitration Association (“AAA”) and conducted by a sole arbitrator in accordance with the AAA’s Commercial Arbitration Rules (“Rules”). The Federal Arbitration Act, 9 U.S.C. Sec. 1-16, shall govern the arbitration to the exclusion of state laws inconsistent therewith or that would produce a different result, and any court having jurisdiction thereof may enter judgment on the award rendered by the arbitrator. Except as may be required by law or to the extent necessary in connection with a judicial challenge, or enforcement of an award, neither a party nor the arbitrator may disclose the existence, content, record, or results of an arbitration. At least fourteen (14) calendar days before the hearing, the Parties will exchange and provide to the arbitrator: (a) a list of witnesses they intend to call (including any experts) with a short description of the anticipated direct testimony of each witness and an estimate of the length thereof and (b) premarked copies of all exhibits they intend to use at the hearing. The arbitrator may award only monetary relief and is not empowered to award damages other than compensatory damages. A short statement of the reasoning on which the award rests shall accompany an award for $250,000.00 or more.

13. ASSIGNMENT. Neither Party may assign its rights or delegate its obligations under the Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign its rights and obligations under the Agreement, in whole or in part, to a parent or Affiliate or in the event of a merger or sale of a business unit or majority stock ownership, and such assignment will be effective without the consent of the other Party, provided that the Party assuming obligations agrees to do so in writing and has adequate resources to meet its obligations hereunder. Any attempted assignment not in accordance with this subsection shall be null and void. Upon completion of any assignment under this subsection, the assigning Party shall have no further liability with respect to any of the rights or obligations assigned.

14. DIVESTITURE. Subject to the usage limits provided in this Agreement, the Divested Entity and/or Aetna on behalf of the Divested Entity shall have the use of the Services or Programs provided hereunder for a period of up to [*] ([*]) [*] following divestiture. Such use shall be limited to the [*] and shall be governed by the terms and conditions of this Agreement. At the end of the [*] ([*]) [*] period, the Divested Entity shall [*]. In consideration of Aetna’s acquisitions, for a period of up to [*] ([*]) [*] following divestiture, a Divested Entity shall [*]. Aetna shall have no liability whatsoever, whether arising in contract, tort, indemnification or by statute, for any loss or damage arising out of the use of Supplier’s Programs or Services by a Divested Entity through an agreement extended by Supplier, where Aetna is not a party to such agreement.

15. OUTSOURCING. Aetna will have the right to designate one or more outsourcers as Aetna’s agent(s) for the administration of the relevant purchase or acquisition, including, as way of illustration and not of limitation, the outsourcing of such relevant purchase or acquisition to suppliers of information technology and communication services. Aetna shall also have the right to designate one or more outsourcers as Aetna’s agent(s) for the administration of this Agreement, and the receipt of such relevant purchase or acquisition under this Agreement from Supplier. Such a designation shall not adversely affect any of Aetna’s rights under this Agreement and Supplier shall deal with the designated outsourcer(s) in the same manner and in accordance with this Agreement as it would have dealt with Aetna.

16. NOTICES. All legal notices and other communications required or permitted hereunder shall be in writing and delivered in person, by United States certified mail, return receipt requested, by facsimile with confirmation sheet, or by overnight express mail to the Parties at their addresses set forth below or to such other address as either Party may so designate in writing at least ten (10) days prior to such notice or communication.

If to Aetna:	Aetna Life Insurance Company	If to Supplier:	Benefitfocus.com, Inc.
	151 Farmington Avenue		100 Benefitfocus Way
	Hartford, CT 06156		Charleston, South Carolina
	Attn. Cost Management, RW51		Attn: Mason Holland

17. NON-RECRUITMENT AND NON-HIRE. Both Parties recognize that each Party and its respective Affiliates has made substantial efforts and incurred substantial expense to recruit, employ and train personnel. A Party, and its Affiliates, shall not, without the other Party’s prior written consent, actively recruit and employ any person who is employed by the other Party during the term of a Schedule, for a period of [*] ([*]) [*] following termination of such Schedule or within [*] ([*]) [*] of termination of such employment. The following activities will not constitute “active recruitment”:

a.

a Party receives an unsolicited resume for an employee of the other party, either directly from the employee or from an employment agency or recruiter, and thereafter interviews or negotiates employment with such employee. Resumes shall be unsolicited unless a Party specifically identifies a particular employee by name in its request for resumes; or

b.	a Party places a recruiting advertisement directed at the general public and thereafter interviews or negotiates employment with an employee responding to such advertisement; or

c.

a Party discusses employment with an employee of the other party prior to the applicable Attachment or Schedule Effective Date and thereafter interviews or negotiates employment with such employee. An affidavit by such employee to the effect that employment was actually discussed on a certain date prior to such Effective Date shall be conclusive proof of this fact.

In the event of a breach of this Section, the injured Party shall have the right to (i) seek an injunction against further violations of this Section; or (ii) pursue whatever other remedies are available under this MBA. In the event of dissolution or cessation of the business of a Party or if Party is in material default of this Agreement, such Party waives all rights in this Section and the other Party may actively recruit and employ such Party’s employees.

18. ACCESS. Supplier shall make all Aetna related contracts, copy, files, records, accounts and other documents and materials, including any applicable financial records, in Supplier’s possession or under Supplier’s control available for Aetna’s examination upon at least two (2) business days prior notice during Supplier’s regular business hours during the term of an applicable Attachment or Schedule and for a period of one (1) year after the termination of such. Upon Aetna’s request, Supplier shall provide Aetna with three years (e.g. 2003, 2004, & 2005) of Supplier’s annual audited financial statements.

19. WAIVER. The failure or delay of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of the Agreement or to exercise any right, power or privilege under the Agreement, shall not operate or be construed as a relinquishing of future performance or as a waiver of any of the same or similar rights, powers or privileges in the future, and the obligation of the other Party with respect to such future rights or performance shall continue in full force and effect as if such failure or delay never occurred.

20. SEVERABILITY. In the event that any one or more of the provisions, or parts thereof, contained in the Agreement shall for any reason be held to be unenforceable in any respect by a court of competent jurisdiction or arbitrator, such unenforceability shall not affect any other provisions, or parts thereof, but shall then be construed as if such unenforceable provision, or parts thereof, had never been contained herein.

21. PARAGRAPH HEADINGS. Paragraph headings used herein are for reference purposes only and shall not be interpreted to limit or affect in any way the meaning of the language contained in such paragraphs.

22. NO CONSTRUCTION AGAINST THE DRAFTER. The Parties agree that the Agreement is the result of careful negotiations between the Parties. Any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity in such agreement, an agreement shall be construed against the drafter of the agreement, shall not apply to the terms and conditions of the Agreement.

23. USE OF NAME OR MARK. Neither Party shall use the name, trade name, service marks, trademarks, trade dress or logo of the other in customer lists, publicity releases, advertising, promotional materials, direct mail, seminars, on the other Party’s Web site, or in other communications without the express prior written consent of the other’s duly authorized representative. Neither Party shall have, or acquire, rights on the trademarks or logos of the other Party.

24. SUPPLIER DIVERSITY PROGRAM. Supplier shall comply with the requirements of Aetna’s Supplier Diversity Program as detailed in the Supplier Diversity Exhibit D. Supplier shall submit to Aetna a quarterly report as described in the M/WBE Quarterly Results Report Exhibit.

25. SURVIVABILITY. The provisions which by their respective nature are meant to survive the termination, cancellation or expiration or this Agreement or any Schedule shall survive the termination, cancellation or expiration of the Agreement or Schedule. Such provisions shall be binding on either Party, its successors and assigns for the benefit of the other Party and its Affiliates or subsidiaries and their successors and assigns. Both Parties recognize and acknowledge that breach of such provisions will cause irreparable harm inadequately compensable in damages and that accordingly, the other Party may seek injunctive relief against a breach or threatened breach of the provisions contained in each paragraph in connection with the exercise of any remedies available to such Party at law or in equity pursuant to this MBA.

26. ENTIRE AGREEMENT. The Parties agree that this Agreement, together with its Attachments and Schedules, shall constitute the entire agreement between Supplier and Aetna with respect to the subject matter hereof and supersedes all prior or contemporaneous oral and written proposals, negotiations, representations, commitments and other communications between the Parties, including the Memorandum of Understanding dated October 26, 2006. All prior negotiations between the Parties regarding the subject matter described herein have been merged into the Agreement, and there are no understandings, representations, or agreements, oral or written, express or implied, regarding the subject matter described herein, other than those set forth herein. The Agreement may not be amended, released, discharged, changed, or modified except in a written instrument signed by duly authorized representatives of both Parties that expressly intends such release, discharge, change or modification. The terms and conditions of this Agreement, and any amendment hereto, shall be binding on the Parties, their successors, assigns or other transferees for the benefit of the other Party and its Affiliates and their successors and assigns. All terms and conditions of this Agreement shall be incorporated in and made a part of all Attachments and Schedules. In the event of a conflict between this Agreement, an Attachment or a Schedule, or any other document made a part of this Agreement, the documents shall control in the following priority: the applicable Schedule, the applicable Attachment(s), the MBA, then any other documents.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company	Benefitfocus.com, Inc.

By:	By:
(Authorized Signature)	(Authorized Signature)

Name:	Name:
(Print Name)	(Print Name)

Title:	Title:

Date:	Date:

Taxpayer ID #: 57-1099948

EXHIBIT A

Health Insurance Portability and Accountability Act

THIS EXHIBIT is to the Master Business Agreement dated November 28, 2006 (the “Agreement”) between Aetna Life Insurance Company (the “Covered Entity”) and Benefitfocus.com, Inc. (the “Business Associate”). In conformity with the regulations at 45 C.F.R. Parts 160-164 (the “Privacy and Security Rules”) Covered Entity will under the following conditions and provisions have access to, create, maintain, transmit and/or receive certain Protected Health Information (as defined below). Business Associate will have access to, create, maintain, transmit, and/or receive certain Protected Health Information in conjunction with the Services being provided under the Agreement, thus necessitating a written agreement that meets the applicable requirements of the Privacy and Security Rules;

NOW THEREFORE, Covered Entity and Business Associate agree as follows:

1.	Definitions. The following terms shall have the meaning set forth below:

(a)	C.F.R. “C.F.R.” means the Code of Federal Regulations.

(b)	Designated Record Set. “Designated Record Set” has the meaning assigned to such term in 45 C.F.R. 164.501.

(c)

Electronic Protected Health Information. “Electronic Protected Health Information” means information that comes within paragraphs 1(i) or 1(ii) of the definition of “Protected Health Information”, as defined by 45 C.F.R. 160.103

(d)

Individual. “Individual” shall have the same meaning as the term “individual” in 45 C.F.R. 164.501 and shall include a person who qualifies as personal representative in accordance with 45 C.F.R. 164.502 (g).

(e)

Protected Health Information. “Protected Health Information” shall have the same meaning as the term “Protected Health Information,” as defined by 45 C.F.R. 160.103, limited to the information created or received by Business Associate from or on behalf of Covered Entity.

(f)	Required By Law. “Required By Law” shall have the same meaning as the term “required by law” in 45 C.F.R. 164.501

(g)	Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his designee.

(h)	Security Incident. “Security Incident” shall have the same meaning as the term “security incident” in 45 C.F.R. 164.304.

(i)	Standard Transactions. “Standard Transactions” means the electronic health care standard transactions for which HIPAA standards have been established, as set forth at 45 C.F.R. Parts 160-162.

2.	Obligations and Activities of Business Associate

(a)

Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Exhibit or as Required By Law. Business Associate shall also comply with any further limitations on uses and disclosures agreed by Covered Entity in accordance with 45 C.F.R. 164.522 provided that such agreed upon limitations have been communicated to Business Associate according with Section 4.1(c) of this Exhibit.

(b)	Business Associate agrees to use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Exhibit.

(c)

Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Exhibit.

(d)	Business Associate agrees to report to Covered Entity any use or disclosure of the Protected Health Information not provided for by this Exhibit.

(e)

Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity agrees to the same restrictions and conditions that apply through this Exhibit to Business Associate with respect to such information. In no event shall Business Associate, without Covered Entity’s prior written approval, provide Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity to any employee or agent, including a subcontractor, if such employee, agent or subcontractor receives, processes, or otherwise has access to the Protected Health Information outside of the United States.

(f)

Business Associate agrees to provide access, at the request of Covered Entity, and in the time and manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 C.F.R. 164.524. Covered Entity’s determination of what constitutes “Protected Health Information” or a “Designated Record Set” shall be final and conclusive. If Business Associate provides copies or summaries of Protected Health Information to an Individual it may impose a reasonable, cost-based fee in accordance with 45 C.F.R. 164.524 (c)(4).

(g)

Business Associate agrees to make any Amendment(s) to Protected Health Information in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 C.F.R. 164.526 at the request of Covered Entity or an Individual, and in the time and manner designated by Covered Entity. Business Associate shall not charge any fee for fulfilling requests for Amendment. Covered Entity’s determination of what Protected Health Information is subject to Amendment pursuant to 45 C.F.R. 164.526 shall be final and conclusive.

(h)

Business Associate agrees to make (i) internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity, and (ii) policies, procedures, and documentation relating to the safeguarding of Electronic Protected Health Information available to the Covered Entity, or at the request of the Covered Entity to the Secretary, in a time and manner designated by the Covered Entity or the Secretary, for purposes of the Secretary determining Covered Entity’s compliance with the Privacy and Security Rules.

(i)

Business Associate agrees to document such disclosures of Protected Health Information as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528.

(j)

Business Associate agrees to provide to Covered Entity, in the time and manner described below, the information collected in accordance with Section 2(i) of this Exhibit, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528. Business Associate agrees to provide such information to Covered Entity through a quarterly report.

(k)

Business Associate acknowledges that it shall request from the Covered Entity and so disclose to its Affiliates, subsidiaries, agents and subcontractors or other third parties, only the minimum Protected Health Information necessary to perform or fulfill a specific function required or permitted hereunder.

(l)

With respect to Electronic Protected Health Information, Business Associate shall implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Covered Entity, as required by 45 C.F.R. Part 164, Subpart C.

(m)

With respect to Electronic Protected Health Information, Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Electronic Protected Health Information, agrees to implement reasonable and appropriate safeguards to protect it.

(n)	Business Associate shall report to Covered Entity any Security Incident of which it becomes aware.

(o)	If Business Associate conducts any Standard Transactions on behalf of Covered Entity, Business Associate shall comply with the applicable requirements of 45 C.F.R. Parts 160-162.

3.	Permitted Uses and Disclosures by Business Associate

3.1 General Use and Disclosure. Except as otherwise limited in this Exhibit, Business Associate may use or disclose Protected Health Information to perform its obligations under the Agreement, provided that such use or disclosure would not violate the Privacy and Security Rules if done by Covered Entity.

3.2	Specific Use and Disclosure Provisions

(a)

Except as otherwise prohibited by this Exhibit, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate.

(b)

Except as otherwise prohibited by this Exhibit, Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

4.	Obligations of Covered Entity.

4.1	Provisions for Covered Entity to Inform Business Associate of Privacy Practices and Restrictions

(a)

Covered Entity shall notify Business Associate of any limitation(s) in Covered Entity’s notice of privacy practices that Covered Entity produces in accordance with 45 C.F.R. 164.520 (as well as any changes to that notice), to the extent that such limitation(s) may affect Business Associate’s use or disclosure of Protected Health Information.

(b)

Covered Entity shall provide Business Associate with any changes in, or revocation of, permission by Individual to use or disclose Protected Health Information, if such changes affect Business Associate’s permitted or required uses and disclosures.

(c)	Covered Entity shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 C.F.R. 164.522.

4.2

Permissible Requests by Covered Entity. Except as may be set forth in Section 3.2, Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy and Security Rules if done by Covered Entity.

5.	Term and Termination

(a)

Term. The provisions of this Exhibit shall take effect on the Effective Date of the Agreement and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created, maintained, transmitted or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the provisions in this Section.

(b)

Termination for Cause. Without limiting the termination rights of the Parties pursuant to Section 5 of the Agreement, upon Covered Entity’s knowledge of a material breach by Business Associate, Covered Entity shall provide an opportunity for Business Associate to cure the breach or end the violation, or terminate the Agreement, if Business Associate does not cure the breach or end the violation within a reasonable time specified by Covered Entity, or immediately terminate this Exhibit and the Agreement, if Business Associate has breached a material term of this Exhibit and cure is not possible.

(c)	Effect of Termination.

(1)

Except as provided in Section 5(c), upon termination of this Agreement, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created, maintained, transmitted or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the Protected Health Information.

(2)

In the event the Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, per Section 5 (a) above, Business Associate shall continue extend the protection of this Exhibit to such Protected Health Information for so long as Business Associate maintains such Protected Health Information.

6. Indemnification. Business Associate shall indemnify and hold harmless Covered Entity and any of Covered Entity’s Affiliates, directors, officers, employees and agents from and against any claim, cause of action, liability, damage, cost or expense (including reasonable attorneys’ fees) arising out of or relating to any non-permitted use or disclosure of Protected Health Information, failure to safeguard Electronic Protected Health Information or other breach of this Exhibit by Business Associate or any Affiliate, director, officer, employee, agent or subcontractor of Business Associate.

7. Notices. Any notices or communications to be given under this Exhibit shall be made to the address and/or fax to the fax numbers given below:

If to HIPAA Business Associate, to:	Attention: Benefitfocus HIPAA Services
Fax: 843-849-9485

If to Covered Entity, to:	Aetna Legal Support Services
151 Farmington Avenue
Hartford, CT 06156

Attn:	W121 Aetna Legal Support Services
Fax:	(860) 907-3017

Each Party named above may change its address upon thirty (30) days written notice to the other Party.

8.	Miscellaneous

(a)	Regulatory References. A reference in this Exhibit to a section in the Privacy and Security Rules means the section as in effect or as amended, and for which compliance is required.

(b)

Amendment. Upon the enactment of any law or regulation affecting the use or disclosure of Protected Health Information, the safeguarding of Electronic Protected Health Information, or the publication of any decision of a court of the United States or any state relating to any such law or the publication of any interpretive policy or opinion of any governmental agency charged with the enforcement of any such law or regulation, either Party may, by written notice to the other Party, amend the Agreement and this Exhibit in such manner as such Party determines necessary to comply with such law or regulation. If the other Party disagrees with such Exhibit, it shall so notify the first Party in writing within thirty (30) days of the notice. If the Parties are unable to agree on an Exhibit within thirty (30) days thereafter, then either of the Parties may terminate the Agreement on thirty (30) days written notice to the other Party.

(c)	Survival. The respective rights and obligations of Business Associate under Sections 5(c) and 6 of this Exhibit shall survive the termination of this Exhibit.

(d)

Interpretation. Any ambiguity in this Exhibit shall be resolved in favor of a meaning that permits Covered Entity to comply with the Privacy and Security Rules. In the event of any inconsistency or conflict between this Exhibit and the Agreement, the terms, provisions and conditions of this Exhibit shall govern and control.

(e)

No third party beneficiary. Nothing express or implied in this Exhibit or in the Agreement is intended to confer, nor shall anything herein confer, upon any person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations, or liabilities whatsoever.

(f)	Governing Law. This Exhibit shall be governed by and construed in accordance with the same internal laws as that of the Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Exhibit to the Agreement.

AETNA LIFE INSURANCE COMPANY	BENEFITFOCUS.COM, INC.

By:	By:
(Authorized Signature)	(Authorized Signature)
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT B

Gramm-Leach-Bliley Act

THIS EXHIBIT is to the Master Business Agreement dated November 28, 2006 (the “Agreement”) between Aetna Life Insurance Company (the “GLBA Licensee”) and Benefitfocus.com, Inc. (the “Service Provider”). In conformity with the Safeguard Regulations (the “Safeguard Rules”), Service Provider will under the following conditions and provisions have access to, create, maintain, transmit and/or receive certain Protected Financial Information (as defined below). Service Provider will have access to, create, maintain, transmit, and/or receive certain Protected Financial Information in conjunction with the Services being provided under the Agreement, thus necessitating a written exhibit that meets the applicable requirements of the Safeguard Rules;

WHEREAS, various state departments of insurance have promulgated regulations regarding the safeguarding of certain customer information (“the Safeguard Rules”), as required by the federal Gramm-Leach-Bliley Act (“GLBA”);

WHEREAS, GLBA Licensee, as a licensee of state departments of insurance (“DOI”), is required to comply with the Safeguard Rules;

WHEREAS, Service Provider may maintain, process, or otherwise be permitted access to customer information pursuant to an agreement to provide services to GLBA Licensee (the “Business Agreement”) and GLBA Licensee desires that Service Provider maintain, process and access such customer information consistent with the Safeguard Rules.

NOW THEREFORE, GLBA Licensee and Service Provider agree as follows:

1.	Definitions. The following terms shall have the meanings set forth below:

(a)

Customer Information. “Customer Information” means nonpublic personal financial and health information about a customer, whether in paper, electronic or other form. Customer Information includes any such information provided by the customer as part of a request for information about, or an application for, a GLBA Licensee insurance product or service, even if no such insurance product or service is subsequently provided to the customer.

(b)

Service Provider. “Service Provider” means any person or entity that provides services to GLBA Licensee and maintains, processes or otherwise is permitted access to GLBA Licensee’s Customer Information.

2.	Obligations of Service Provider.

(a)

Service Provider represents and warrants that it has implemented a comprehensive written information security program that includes administrative, technical and physical safeguards for the protection of Customer Information that are appropriate to Service Provider’s size, complexity, nature and scope of activities, and that is designed to:

(i)	ensure the integrity and confidentiality of Customer Information;

(ii)	protect against any anticipated threats or hazards to the security or integrity of Customer Information; and

(iii)	protect against unauthorized access to, or use of, Customer Information that could result in substantial harm or inconvenience to any customer.

(b)

Service Provider agrees to ensure that any agent, including a subcontractor, to whom it provides Customer Information received from, or created or received by Service Provider on behalf of GLBA Licensee, agrees to the same restrictions and conditions that apply through this Agreement to Service Provider with respect to such Customer Information.

(c)

In no event shall Service Provider, without GLBA Licensee’s prior written approval, provide Customer Information (received from, or created or received by Service Provider on behalf of GLBA Licensee) to any employee or agent, including a subcontractor, if such employee, agent or subcontractor receives, processes, or otherwise has access to the Customer Information outside of the United States.

(d)

Service Provider agrees to make policies, procedures, and documentation relating to the safeguarding of Customer Information available to the GLBA Licensee, or at the request of the GLBA Licensee to a DOI, in a time and manner designated by the GLBA Licensee or DOI, for purposes of the DOI determining GLBA Licensee’s compliance with GLBA.

(e)

Service Provider agrees to affirm in writing, upon request from GLBA Licensee from time to time, Service Provider’s continued compliance with its representations, warranties and obligations under this Agreement.

3.	Term and Termination

(a)

Term. The provisions of this Exhibit shall take effect on the Agreement’s Effective Date and shall terminate when all of the Customer Information provided by GLBA Licensee to Service Provider, or maintained, processed or otherwise accessed by Service Provider, is destroyed or returned to GLBA Licensee, or, if it is infeasible to return or destroy Customer Information, protections are extended to such information, in accordance with the provisions of this Agreement.

(b)

Termination for Cause. Without limiting the termination rights of the Parties pursuant to the Business Agreement and upon GLBA Licensee’s knowledge of a material breach of this Agreement by Service Provider, GLBA Licensee shall either:

(i)

Provide an opportunity for Service Provider to cure the breach or end the violation, or terminate the Business Agreement if Service Provider does not cure the breach or end the violation within a reasonable time specified by GLBA License; or

(ii)	Immediately terminate the Business Agreement, if cure of such breach is not possible.

(c)	Effect of Termination.

(i)

Except as provided in Section 3(c), upon termination of the Business Agreement, for any reason, Service Provider shall return or destroy all Customer Information received from GLBA Licensee, or maintained, processed or otherwise accessed on behalf of GLBA Licensee. This provision shall apply to Customer Information that is in the possession of subcontractors or agents of Service Provider. Service Provider shall retain no copies of the Customer Information.

(ii)

In the event the Service Provider determines that returning or destroying the Customer Information is infeasible, Service Provider shall provide to GLBA Licensee notification of the conditions that make return or destruction infeasible and the purposes of Service Provider’s continued use. Upon mutual agreement of the Parties that return or destruction of Customer Information is infeasible and Service Provider has a legitimate purpose in continued use of the Customer Information, Service Provider shall extend the protection of this Agreement to such Customer Information and limit further uses and disclosures of such Customer Information to those purposes that make the return or destruction infeasible for so long as Service Provider maintains such Customer Information.

4.

Indemnification. Service Provider shall indemnify and hold harmless GLBA Licensee and any of GLBA Licensee’s Affiliates, directors, officers, employees and agents from and against any claim, cause of action, liability, damage, cost or expense (including reasonable attorneys’ fees) arising out of or relating to any failure to safeguard Customer Information, or other breach of this Agreement by Service Provider or any Affiliate, director, officer, employee, agent or subcontractor of Service Provider.

5. Notices. Any notices or communications to be given under this Amendment shall be made to the address and/or fax to the fax numbers given below:

If to Service Provider, to:	Attention: Benefitfocus GLBA Services
Fax: 843-849-9485

If to GLBA Licensee, to:	Aetna Legal Support Services
151 Farmington Avenue
Hartford, CT 06156
	Attn:	W121 Aetna Legal Support Services
	Fax:	(860) 907-3017

Each Party named above may change its address upon thirty (30) days written notice to the other Party.

6.	Miscellaneous.

(a)	Regulatory References. A reference in this Exhibit to a section in the Safeguard Rules means the section as in effect or as amended, and for which compliance is required.

(b)

Amendment. Upon the enactment of any law or regulation affecting the safeguarding of Customer Information, or the publication of any decision of a court of the United States or any state relating to any such law or the publication of any interpretive policy or opinion of any governmental agency charged with the enforcement of any such law or regulation, either Party may, by written notice to the other Party, amend the Agreement in such manner as such Party determines necessary to comply with such law or regulation. If the other Party disagrees with such amendment, it shall so notify the first Party in writing within thirty (30) days of the notice. If the Parties are unable to agree on an amendment within thirty (30) days thereafter, then either of the Parties may terminate the Agreement on thirty (30) days written notice to the other Party.

(c)	Survival. The respective rights and obligations of Service Provider under Sections 3(c) and 4 of this Exhibit shall survive the termination of this Exhibit.

(d)

Interpretation. Any ambiguity in this Exhibit shall be resolved to permit GLBA Licensee to comply with GLBA state regulations. In the event of any inconsistency or conflict between this Exhibit and the Agreement between the Parties, the terms, provisions and conditions of this Exhibit shall govern and control.

(e)

No third party beneficiary. Nothing express or implied in this Exhibit is intended to confer, nor shall anything herein confer, upon any person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations, or liabilities whatsoever.

(f)	Governing Law. This Exhibit shall be governed by and construed in accordance with the same internal laws as that of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Exhibit to the Agreement.

AETNA LIFE INSURANCE COMPANY	BENEFITFOCUS.COM, INC.

By:	By:
(Authorized Signature)	(Authorized Signature)
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT C

SUPPLIER DIVERSITY

1. Supplier Diversity Commitment. It is Aetna’s policy to promote and increase participation of M/WBE’s in its purchasing and contractual business. Aetna’s corporate goal is that a minimum of 10% of all goods and services will be acquired from M/WBE firms. Maximum practicable opportunity shall be given to M/WBEs to participate as Aetna suppliers, but in order to achieve this goal, Aetna is committed to provide additional opportunities for M/WBEs by requiring M/WBE Participation Plans from our suppliers who are not M/WBE firms. Please complete the M/WBE Participation Plan below outlining your M/WBE goals and specific and detailed plans to achieve those goals. Prior to the execution of a Schedule, you must submit a new, or update an existing, Participation Plan for the current fiscal year. For assistance, please call Kristen Hickey of Aetna Supplier Diversity at 860-273-6541.

Possible subcontracting opportunities in state business type area in direct support of Aetna’s Business include:

•	To be determined while working with Aetna

The subcontracting plan should include, but not be limited to:

a.	The estimated percentage of total subcontracting dollars your company intends to spend with MBE/WBE/SBE firms annually across your entire business.

b.	Your corporate plan for progressively increasing utilization of MBE/WBE/SBEs in direct support of Aetna’s business.

c.	The principal goods and services to be subcontracted to MBE/WBE/SBEs.

d.	A statement agreeing to maintain, if awarded business, all necessary documents and records to support your efforts to achieve the estimated MBE/WBE/SBE subcontracting goals.

e.

The individual responsible for administering the subcontracting plan and submitting quarterly reports. Quarterly reports are due by the end of the first week following the close of each quarter using the form attached in the M/WBE Report.

Supplier agrees to cooperate in any investigation, studies or audits conducted by Aetna or Aetna’s agent to determine Supplier’s compliance with this section. Supplier further agrees to provide any documentation required by Aetna to determine compliance. Supplier agrees that the falsification or misrepresentation of, or failure to report a disqualifying change in the M/WBE status of Supplier or any subcontractor utilized by Supplier shall constitute a breach of the Agreement. Supplier agrees that Aetna’s right to terminate for failure to comply with the provisions of this Section is absolute and unconditional and that Aetna shall not be subject to liability nor shall Supplier have any right to sue for damages as a result of such termination.

2. Definition. For acquisitions under this Agreement, Aetna defines a Minority Business Enterprise/Women Business Enterprise (M/WBE) as a company which is at least 51 percent owned, controlled, operated and managed by members of a minority group or non-minority women. Minority groups include African-Americans, Hispanic Americans, Native Americans, Asian-Indian Americans and Asian-Pacific Americans. “Control” in this context means exercising the power to make policy decisions. “Operate” in this context means actively involved in the day-to-day management of the business.

3. Certification. Aetna requires that minority and women business enterprises be certified as M/WBEs to participate in Aetna’s Supplier Diversity Program. We prefer certification from the National Minority Supplier Development Council (NMSDC), the Women’s Business Enterprise National Council (WBENC), or their affiliates. We will evaluate certification from other third-party organizations.

4. Documentation & Supplier Diversity Subcontracting Plan. Supplier agrees that it will maintain and make available to Aetna all necessary documents and records to support its efforts to achieve its M/WBE participation goal(s). Supplier also acknowledges responsibility for identifying and soliciting certified subcontractors.

Supplier Name	Benefitfocus.com, Inc.
Compliance Contact Information	843-849-7476
Goods/Services Provided	Software Development

Corporate Supplier Diversity Goals	As of the date of this Agreement, Supplier does not have a formal Diversity Program.

Supplier Diversity Goals in support of Aetna’s business	Supplier acknowledges that this program is important to Aetna and Supplier agrees to work with the Aetna Supplier Diversity contact to ensure the goals are met to satisfy the program requirements.

Name: (printed)
Title: Benefitfocus/Aetna Supplier Diversity Administrator	Telephone number: 843-849-7476
Authorized signature:
Date:	E-mail address:

EXHIBIT D

M/WBE QUARTERLY RESULTS REPORT

Second Tier Request Year 200

Note: Subcontracting results should reflect ONLY M/WBE dollars directly traceable to Aetna purchases during the report quarter.

Date:
Company Name:	Estimated Annual Value of Contract:

M/WBE Program Contact Name:	Services Provided:

Telephone No./ Fax No.:	Aetna Procurement Services Rep.

Email Address:	Aetna Project/Job Order Number:
Address:

Name of MBE	Product/Service	Certification Agency	Dollars Procured ($)

Name of WBE	Product/Service	Certification Agency	Dollars Procured ($)

Total M/WBE purchases for the quarter:			0

Your Company’s YTD Total First-Tier purchases supporting Aetna’s business needs with:

M/WBE	Ttl YTD	Plan	% of Plan	% of Total Procurement
Minority owned businesses:
Women-owned businesses:

Total M/WBE YTD	0

Your Company’s YTD Overall Total First-Tier purchases with:

M/WBE	Ttl YTD	Plan	% of Plan	% of Total Procurement
Minority owned businesses:
Women-owned businesses:

Total M/WBE YTD	0

REVIEW/APPROVAL PROCESS
Prepared By:	Date:
Approved By Responsible Customer Management:	Date:
Aetna Cost Center Number:	Date:

Please forward to your respective Aetna representative each quarter or after project completion with an e-mail copy to: Kristen Hickey, Procurement—Supplier Diversity, hickeyk@aetna.com. Please address any questions to Kristen Hickey at (860) 273-6541.

HOSTING SERVICES ATTACHMENT

This HOSTING SERVICES ATTACHMENT (this “Attachment”) to the Master Business Agreement dated November 28, 2006 (the “MBA”), is entered into as of the November 28, 2006 (the “Effective Date”), by and between Aetna Life Insurance Company, a Connecticut corporation with its principal place of business located at 151 Farmington Avenue, Hartford, Connecticut 06156 (“Aetna”) and Benefitfocus.com, Inc. a South Carolina corporation with its principle place of business located at 100 Benefitfocus Way, Charleston, South Carolina, 29492, (“Supplier”); (individually referred to as “Party”; collectively the “Parties”). The terms and conditions of this Attachment, in conjunction with each applicable Schedule, are hereby incorporated into and made a part of the Agreement. In case of a conflict, the terms and conditions of this Attachment will control and prevail over those contained in the MBA.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein recited and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. The terms set forth in this Attachment shall have the following meaning:

A.

“Aetna Data” means all information and data, provided by Aetna or an Authorized User in relation to the Hosting Services, any data generated by the Program or Hosting Services in response to such information or data, and any data relating to Aetna or an Authorized User otherwise captured by the Hosting Services.

B.	“Guaranteed Response Time” means the time elapsed for Supplier to contact Aetna after a Hosting Support request has been received by Supplier.

C.	“Holiday” means a legal holiday as defined by Aetna on an annual basis in advance.

D.

“Hosting Services” means the services required to host, operate and support a Program licensed under the Software License Attachment (“SLA”), as more fully described in an applicable Schedule, that are made available to Aetna by means of the Internet or through other electronic means.

E.	“Planned Downtime” means any period outside of the Primary Services Hours for which Supplier gives [*] ([*]) [*] or more notice that the Program will be unavailable.

F.	“Primary Service Hours” mean the hours for member services, which are Monday through Friday 8:30 AM – 5:30 PM local time in the continental United States., excluding Holidays.

G.

“Program” means those certain applications, operating systems, programs, and software that Supplier shall make accessible to Authorized Users through the Hosting Services pursuant to the license granted under the SLA.

H.	“Resolution Time” means the time elapsed between the Guaranteed Response Time to a support issue and the time the Program is returned to operational status.
I.

“Servers” means the Application Servers and Infrastructure Servers on which the Program is installed and the Hosting Services support. “Application Server” means any Server whose primary purpose is to serve the Program, other application software or databases. “Infrastructure Server” means any Server whose primary purpose is to serve infrastructure services, including data communication (including via SMTP), gateways, directory services, and system management.

J.

“Severity Level 1 Problems (Critical)” means (i) the production system, or environment, or a major portion of the system or environment, is down resulting in an inability to login to the Program or a major portion of the Program or (ii) a Severity 2 problem has remained unresolved for [*]; or (iii) a Severity 3 problem has remained unresolved for [*].

K.

“Severity Level 2 Problems” means (i) production system, or environment, or a major portion of the system or environment, is degraded, impeding critical business processing and/or causing disruption to normal production work flow; (ii) development is down, disrupting critical development; or (iii) a Severity 3 problem has remained unresolved for [*].

L.	“Severity Level 3 Problems” means non-critical production system, or environment, or a major portion of the system or environment, is down, is degraded, or is experiencing problems.

M.	“Severity Level 4 Problems” means non-critical production system, or environment, or a major portion of the system or environment is degraded, or minor production problems and/or questions exist.

N.

“System Software” means those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform tasks basic to the functioning of the Servers and which are required to operate the Program or Hosting Services. System Software includes operating systems, systems utilities and database software.

O.

“User Documentation” means all materials supplied under this Attachment, including, without limitation, any and all installer’s, operator’s and user’s manuals, training materials, sales and marketing literature, “technical white papers”, guides, functional and/or technical specifications, listings and other materials, (including, without limitation, all materials describing the interoperability of the Hosting Services with other hardware or software), in any or all media, for use in conjunction with the Hosting Services.

2. MAINTENANCE. All technical support provided in connection with the Programs hosted hereunder shall be provided as part of Maintenance as defined in the SLA and applicable Schedule(s).

3. HOSTING SERVICES AVAILABILITY

A.

System Availability and Service Interruption. Supplier shall make [*] to provide 24 hours, 7 days a week availability and access to the Hosting Services, excluding the hours of [*], or during Planned Downtime, and will continuously and proactively monitor the Hosting Services and its related environment. Aetna will notify Supplier of service interruptions or delays that may be known to Aetna. Supplier will provide Aetna’s technical contact with notice of any Service Outage (as defined in Section 5.C. below) of the Hosting Services after Supplier becomes aware of such Service Outage. Aetna will provide access to its designated contacts to assist Supplier with correcting any Service Outage problems in a timely manner. Supplier will also provide updates to Aetna until the Service Outage has been corrected. Upon learning of any Service Outage, Supplier will correct the Service

Outage and restore Hosting Services availability. Supplier guarantees [*] percent Program availability excluding the hours of [*], Planned Downtime, and any Force Majeure as measured monthly.

B.

Average Server Response Time. Supplier shall make [*] to provide an average Server response time of [*]. Server response time is defined as the elapsed time the Program Application Server spends processing an application request. Average response times are measured each calendar month. Notwithstanding the stated average Server response time, Supplier will endeavor to reasonably assist Aetna with diagnosis and remedy of performance issues.

C.

Hosting Support and Guaranteed Response Times. Supplier warrants that Aetna’s calls for service will be responded to and resolved in accordance with the terms and conditions set forth below. Aetna and Supplier shall reasonably determine the Severity Level of the problem when Aetna places a service call to Supplier. Supplier warrants that it will use qualified technical personnel with the appropriate technical experience in the operation of the particular Program or resolution of the problem.

i.

Support: Supplier will provide telephone or pager support 24 hours per day, 7 days per week for Severity 1 problems, [*] a.m. to [*] p.m. Eastern Time, [*] through [*] for Severity 2 problems and, for Severity 3 and Severity 4 problems, [*] a.m. to [*] p.m. Eastern Time, [*] through [*].

ii.	Timeframe for Resolution: Supplier’s service technician will respond to service calls as follows:

Severity	Response Timeframe from receipt of service call	Resolution Timeframe from receipt of service call
Severity 1	[*]	[*]
Severity 2	[*]	[*]
Severity 3	[*]	[*]
Severity 4	[*]	[*]

If Aetna reaches a recorded message when it makes the service call, Supplier must respond back to Aetna by personal telephone call within the Response Timeframe to notify Aetna that Supplier received the service call and Supplier is working on a resolution. If Supplier reaches a recorded message when it responds to Aetna with a resolution within the required Resolution Timeframe, the obligation of Supplier shall be deemed satisfied and Supplier shall not be held further liable so long as Supplier leaves a message with the resolution or otherwise sends the resolution to Aetna within the time frame.

D.

Credits. As a Performance Credit, as defined in Section 5.H. below, Supplier will credit to Aetna [*] ([*]) [*] of pro-rated [*] fees for each incident that Supplier fails to meet (a) the Guaranteed Response Time, (b) the average Server response time set forth in Section 3.B., or (c) the guaranteed availability percentage as defined in Section 3.A. with a maximum credit equal to [*]% of the [*] fees for such [*].

E.

Reports. Supplier will provide Aetna a service level report at the end of each calendar month, which will include, among other things, an outline of the Aetna’s usage of the Hosting Services, as well as the average Server response time for that calendar month.

4. COMPLIANCE WITH AETNA BRAND STANDARDS. If Supplier is performing any Services which would require the use of Aetna’s corporate design and/or brand, Supplier shall adhere to Aetna’s standards in the completion of the Services. Supplier shall be required to access and to comply with the requirements posted on Aetna’s style guide website: http://www.aetna.com/info

Additionally, Supplier may be required to complete brand standards training sessions coordinated through the Aetna Head of Design Communications, prior to beginning the Services, and shall participate in periodic, on going web based training at the request of Aetna Head of Design Communications. In addition, all Supplier-generated artwork must be submitted to the Aetna Head of Design Communications for approval prior to releasing such artwork to any Aetna Project Coordinator.

5. HOSTING SERVICES

A.

Provision of Hosting Services. When Aetna desires to obtain Hosting Services from Supplier, Aetna and Supplier will prepare a Schedule that shall include a detailed description of the Hosting Services, the fee for the Hosting Services, the dates for performance of the Hosting Services, and such other information the Parties deem necessary and appropriate. Supplier shall commence providing the Hosting Services to Aetna no later than the dates set forth in an applicable Schedule and in accordance with the terms of the Agreement.

B.

Supplier Employees. If Aetna reasonably determines that a Supplier employee who has significant contact with Aetna is not performing in a reasonably satisfactory manner, then Aetna shall give Supplier written notice to that effect, requesting that the Supplier employee be replaced and stating the reason therefor. Promptly after its receipt of such a request by Aetna, Supplier shall replace that Supplier employee as soon as reasonably practicable with a person of suitable ability and qualifications. Nothing in this provision shall be deemed to give Aetna the right to require Supplier to terminate any Supplier employee’s employment; rather it is intended to give Aetna only the right to request that Supplier discontinue using a Supplier employee in the performance of the Services for Aetna. Supplier agrees that it will not offer to Aetna the services of any person whose background report indicates that such person has been convicted of any criminal felony involving dishonestly or a breach of trust, or convicted of any offense involving dishonesty or a breach of trust while engaged in the business of insurance or convicted of any offense under 18 U.S.C. 1033 of the Violent Criminal Control and Law Enforcement Act of 1994. Supplier also agrees that it will not offer to Aetna the services of any person whose background report indicates that within the past seven (7) years such person has been convicted of or released from incarceration or probation for a crime involving injury or threat of injury to a person, a crime of violence or threat of violence, including, but not limited to, crimes in which a weapon was used in the commission of the crime, or a computer-related crime under state or federal law or a crime in which a computer was used in the commission of the crime.

C.

Availability Standard. Supplier shall make the Hosting Services available as stated in Section 3.A. Under exceptional circumstances, Supplier may experience the need for emergency Maintenance during which time the Hosting Services will be unavailable to Aetna (“Service Outage”). Supplier will use reasonable efforts to notify Aetna a minimum of [*] ([*]) [*] prior to a Service Outage.

D.

Hosting Support. During the Term of this Attachment, as part of the Hosting Services, [*] Aetna or its Affiliates, Supplier shall provide Aetna with technical support in connection with the Hosting Services (“Hosting Support”), Supplier shall not engage in any Hosting Support, upgrades, replacement of Services or System Software, or any other activity that may result in Aetna’s inability to use or unavailability to access the Hosting Services, according to the System availability definitions set forth in this Attachment or in any applicable Schedule.

E.	Rights of Use. Aetna shall have the following rights of use to the Programs, User Documentation and Hosting Services:

i.	to use the Programs and related User Documentation and have multi-user access to the Hosting Services on an unlimited number of computers or equipment, and at an unlimited number of sites;

ii.	when a Program is installed at Aetna, to have multiple authorized Aetna employees use the licensed Program(s) hereunder, including use by authorized Aetna employees on a local area network (“LAN”);

iii.

when a Program is installed at Aetna, to reproduce, from master media provided directly to Aetna by Supplier, Programs and/or User Documentation for distribution at Aetna and/or the right to have third parties provide reproduction and distribution services; and,

iv.	to reproduce the User Documentation and other related materials for its own use provided that all titles, logos and copyrights are also reproduced.

F.

Ownership. Not including the Program, System Software or User Documentation, all intellectual property rights in and related to the Aetna Data, any research, or results generated by Aetna shall be the property of Aetna. Supplier acknowledges that any copyrightable works prepared or delivered by Supplier defined as a “work for hire” or any software customized for Aetna’s use in any applicable Schedule shall be the property of Aetna. Full and exclusive ownership rights in and to all such materials, including without limitation, whether in whole or in part, any and all intellectual property developed, produced, or generated regardless of the status of any then current copyright related to the Hosting Services being provided to Aetna under this Attachment and any applicable Schedule, shall be vested solely in Aetna. Aetna hereby reserves the exclusive right to copy and prepare derivative works, as that term is defined pursuant to 17 U.S.C. Supplier agrees to execute any documents reasonably requested by Aetna to fully vest such rights in Aetna. Nothing contained in this Attachment and any applicable Schedule shall restrict either a Party from the use of methods, ideas, concepts, know-how, techniques, program organization or database structuring techniques that have been previously developed by such that Party or are from in the public domain. The developing party may continue to use such methods, concepts, or techniques for its own purposes subject to the confidentiality obligations set forth in the MBA.

G.

Change Procedure. Either Party may request changes to the scope of the Hosting Services at any time. When a change could affect the cost, delivery schedule or other terms of the Schedule, both Aetna and Supplier must approve the change before the change is implemented. If either Party wishes to make a change, it shall notify the other Party of the requested change in writing, including sufficient details to enable the other Party to evaluate the change. Within a reasonable period of time, Supplier shall deliver a Change Request to Aetna. Upon acceptance and execution of the Change Request by Aetna and Supplier, the Change Request shall be incorporated into the Services. Both Parties shall continue to proceed in accordance with the agreed upon terms and conditions then in effect while Change Requests are being reviewed and approved.

H.

Failure to Meet Performance Criteria. Supplier and Aetna agree that the damage resulting from Supplier’s failure to meet performance criteria with regards to the Materials and /or Services being rendered provided under this Attachment or an applicable Schedule may be difficult to calculate. In the event that Supplier fails to meet certain performance criteria in conjunction with this Attachment, Supplier and Aetna agree that, as liquidated damages for such failure and not as a penalty, Aetna shall be entitled to receive, with respect to each such failure, a credit as set forth in an applicable Schedule (“Performance Credits”). The Performance Credits shall not be Aetna’s sole and exclusive remedy for such failure. Aetna may, in its sole discretion, waive acceptance of and not receive any Performance Credits relating to such failure and may terminate and pursue any other remedies that may be available to it in law or equity pursuant to the Agreement.

I.	Alpha/Beta Site. Aetna is not, and will not be, an alpha or beta site for the Hosting Services without the prior written consent of Aetna.

J.

Security. The parties expressly recognize that it is impossible to maintain flawless security, but Supplier agrees to adhere to Aetna security standards, to prevent security breaches in Supplier’s Server interaction with resources or users outside of any firewall that may be built into Supplier’s Server(s). The Aetna security standards will be provided to Supplier no later than 30 days after execution of this Attachment, and annually thereafter, unless changes are made prior to that annual distribution. If changes are made to the Aetna security standards, then, Supplier agrees to be compliant with any such change within [*] of receiving the change. Aetna agrees that it will only access and use the Hosting Services via authorized access provided by Supplier (e.g. password protected access).

K.

Accuracy Disclaimer. Aetna is solely responsible for the accuracy and integrity of the Aetna Data. Supplier or third parties may provide links to other World Wide Web sites or resources as part of the Hosting Services. Supplier does not endorse and is not responsible for any data, software, or other content available from such sites or resources. Aetna acknowledges and agrees that Supplier shall not be liable for any damage or loss relating to Aetna’s use of or reliance on such data, software or other content unless such damage or loss was directly as a result of a function of or error in the Program or Hosting Services.

6. DOCUMENTATION

A.

Delivery. Unless otherwise provided in writing and mutually agreed to, Supplier shall deliver to Aetna two (2) copies of all User Documentation in printed form and one (1) copy in a reproducible electronic form reasonably acceptable to Aetna on or before the date the Hosting Services are first made available to Aetna. If at any time such original User Documentation is revised or supplemented by additional User Documentation, Supplier shall promptly deliver to Aetna copies of such revised or additional User Documentation at no charge, in the quantities and forms set forth above.

B.

Copies. Aetna may make such additional copies of the User Documentation as it may deem necessary for its use, and for backup and disaster recovery purposes, provided that Aetna shall not obscure or delete any copyright, trademark and other proprietary notices included therein by Supplier.

7. CUSTOMIZATION & TRAINING

A.	Upon Aetna’s request, Supplier shall perform customization services, with respect to the Hosting Services pursuant to a mutually agreed-upon Schedule.

B.	Supplier shall provide training to Aetna sufficient to adequately train the Authorized Users in the use of the Hosting Services as further described in a Schedule.

8. TESTING & ACCEPTANCE

A.

Testing. Supplier shall notify Aetna when the Hosting Services are available for testing and Aetna shall have [*] ([*]) [*], or such other time set forth in a Schedule, to conduct testing of the Program(s) and/or Hosting Services. Supplier shall assist in such testing at no additional cost. If such Program(s) and/or Hosting Services pass all such tests to Aetna’s reasonable satisfaction, Aetna shall give Supplier written notice of acceptance of such Program(s) and/or Hosting Services. The Program(s) and/or Hosting Services shall not be deemed accepted unless and until Aetna provides Supplier with written notice of such acceptance, Aetna begins to use Program(s) and/or Hosted Services in a production environment, or the period of time granted to Aetna for rejection has elapsed.

B.

Failure and Correction. If the Program(s) and/or Hosting Services fail to pass [*] ([*]) [*] of Aetna’s tests or otherwise fails to function properly or in conformity with the User Documentation, Aetna shall notify Supplier and Supplier shall correct such defect within [*] ([*]) [*] of receipt of such notice. If the Program(s) and/or Hosting Services do not perform to the service levels contained herein, Aetna may, in its sole discretion and in addition to any other rights and remedies available to it under the Agreement, (i) immediately terminate this Attachment or the applicable Schedule without any further obligation or liability of any kind under this Attachment and Supplier shall immediately refund to Aetna [*] paid by Aetna for managed Services under the applicable Schedule; or (ii) require Supplier to continue to attempt to correct the deficiencies until the Program(s) and/or Hosting Services successfully pass all tests and functions to Aetna’s reasonable satisfaction in accordance with the applicable Schedule, reserving the right to terminate this Attachment at any time in accordance with clause (i) above.

9. TERM & TERMINATION. In addition to the terms and conditions in Section 4, Term & Termination, of the MBA, the following terms and conditions shall govern any Schedules for Hosting Services.

A.	Term. The term for each Hosting Service provided by Supplier to Aetna shall be set forth in the applicable Schedule.

B.

Termination Transition. In connection with the expiration or termination of this Attachment and any applicable Schedule prior to completion of Services, Supplier will comply with Aetna’s reasonable directions to effect the orderly transition and migration of Aetna Data or the Program to Aetna or Aetna’s designee from Supplier of all Services then being performed by Supplier or which Supplier is then responsible for performing under this Attachment or any Schedule (the “Termination Transition”). Supplier will assist in the Termination Transition for a period mutually agreed upon in writing by Aetna and Supplier. Aetna, Aetna’s designee and its employees and agents will cooperate in good faith with Supplier in connection with Supplier’s obligations under this section and Aetna’s designee will perform its obligations under any approved transition plan developed by Aetna. Supplier will develop and submit to Aetna for approval a transition plan setting forth the respective tasks to be accomplished by each Party in connection with the orderly transition and a schedule pursuant to which the tasks are to be completed.

C.

Effect of Termination. Within [*] ([*]) [*] after termination of this Attachment or any Schedule for Hosting Services for any reason, Supplier shall promptly refund to Aetna any prepaid, monthly fees associated with this Attachment and/or any managed services under the applicable Schedule. There shall be [*] of any kind [*] Attachment and/or any applicable Schedule. Promptly upon termination of this Attachment, or at any time upon Aetna’s request, Supplier shall promptly return [*] to Aetna, or, at Aetna’s option, destroy, all (or, if Aetna so requests, any part) of Aetna’s Confidential Information and/or Aetna Data, and all copies thereof and other materials containing such Confidential Information and/or Aetna Data, and Supplier shall certify in writing its compliance with the foregoing. Additionally, upon such termination of this Attachment and/or applicable Schedule, and if Aetna has a perpetual license with the Supplier or the term of the license has not yet expired, Supplier shall promptly return the Program to Aetna in a manner, method and format immediately accessible and fully usable by Aetna.

10. FEES. All Hosting Services fees due hereunder, as set forth in an applicable Schedule, shall be invoiced by Supplier upon the Schedule Effective Date, and are due and payable in accordance with the terms and conditions of Section 3 of the MBA. Payment of the Hosting Services fees shall entitle Aetna to have the right to utilize and have access to the Hosting Services and all relevant User Documentation for the duration of the Term. Such right of utilization shall not be contingent upon additional fees of any kind whatsoever unless mutually agreed to in a Schedule or Change Request.

11. EXPENSES. If approved by Aetna in an applicable Schedule, Aetna will reimburse Supplier for reasonable and verifiable Out-Of-Pocket expenses in accordance with Exhibit A. Aetna shall reimburse such Out-Of-Pocket expenses at cost, no mark-up shall be accepted.

12. REPRESENTATIONS, WARRANTIES, COVENANTS & INDEMNIFICATION. In addition to the warranties in the Agreement, Supplier hereby represents, warrants and covenants to Aetna as follows:

A.

User Documentation. Supplier warrants that the User Documentation shall be of sufficient detail so as to allow Aetna’s employees to comprehend the operation of the Hosting Services, and Supplier shall, at no additional cost to Aetna, correct any User Documentation that does not conform to this warranty.

B.

Disabling Devices. Supplier warrants that it has successfully tested the Programs and warrants that the Hosting Services and the Programs and System Software utilized in the performance of such do not contain threats known as software viruses, time or logic bombs, Trojan horses, worms, timers or clocks, trap doors, keys, node locks, time-outs or other functions, instructions, devices or techniques whether implemented by electronic, mechanical or other means that can or were designed to erase data or programming, infect, disrupt, damage, disable, shut down a computer system or any component of such computer system, including, but not limited to, its security or user data, or otherwise cause any Programs to become inoperable or incapable of being used in accordance with the User Documentation (hereinafter “Disabling Devices”).

C.

Hosting Services Performance Warranty. During the Term of an applicable Schedule, the Hosting Services and System Software shall function properly and be performed without any malfunction or defect and in conformity with the User Documentation, in accordance with this Attachment, and any specifications set forth in the applicable Schedule.

D.

Program Warranties. All warranties, representations, and covenants set forth in Section 8 of the Software License Attachment pursuant to this Agreement are applicable to this Attachment and shall be in full force and effect.

13. BUSINESS CONTINUITY

A.

Business Continuity and Disaster Recovery Plans. Supplier is required to have adequate business continuity protection in place that minimizes the impact of disruptions to Aetna’s critical business processes, provides coordinated responses to potential or actual disruptions, and coordinates restoration activities once a disruption has ended. Plans must include disaster backup and recovery plans for critical information technology infrastructure (data centers, hardware, software, power systems, etc.) and critical voice, data and e-commerce communications links and plans to restore production capability within [*] of the point of failure. Additionally, Supplier agrees to have in place business continuity plans for critical personnel, equipment, facilities and third party providers. Supplier shall also have credible plans in place to limit the amount of critical data lost to a maximum of [*]. It is Supplier’s responsibility to ensure that plans are in place for any outsourced or subcontracted activity that could impact critical processes and that such third party plans also meet the same standards as required of Supplier. Upon execution of this Attachment may visit the Supplier site and view their Business Continuity Plan that identifies alternate work sites/ hot site contracts and a summary of the testing program, test schedule, and test results.

B.

Implementation of Plans. In the event the Supplier is unable to, or is likely to become unable to, perform the Services for any reason, including physical damage to equipment and/or facilities, equipment malfunction, telecommunications links and devices or software failure, Supplier is required to make a best faith effort to notify the appropriate personnel at Aetna within [*] ([*]) [*] of the actual or potential incident or outage. Supplier shall test their Disaster Backup and Business Continuity Plans at least annually and provide written notification to Aetna of test plan and results. In the event that Supplier is unable to comply with the stipulations of their Disaster Backup and Recovery or Business Continuity plans or the stipulations of this Attachment, then they are to notify Aetna in writing promptly, but not to exceed, [*] ([*]) [*], as to the reason and provide a timetable as to when the plans will again be functional.

14. CONTINUITY OF SERVICES. Supplier acknowledges that the performance of its obligations, including without limitation any Hosting Services or Maintenance, pursuant to this Attachment is critical to the business and operations of Aetna and its Affiliates. Accordingly, in the event of a dispute between Aetna or an Affiliate (as the case may be) and Supplier, Supplier shall continue to perform its obligations, including without limitation the Hosting Services, Maintenance under this Attachment in good faith during the resolution of such dispute, as stated in Section 3.C. of the MBA, unless and until this Attachment is terminated in accordance with the provisions hereof.

15. ADDITIONAL ESCROW REQUIREMENTS. In addition to the Escrow Requirements detailed elsewhere in the Agreement, Supplier shall, at Aetna’s sole cost and expense, place one (1) complete copy of all object codes and executables with Aetna’s escrow agent. Such placement will be governed by the same requirements as the placement of the source code.

16. AUDIT. Supplier shall maintain complete, accurate and detailed records regarding the fees charged to Aetna, and any additional documentation detailed in an applicable Schedule under this Attachment. Supplier shall retain such records and make them available for inspection and audit by Aetna during normal working hours with reasonable advance written notice (or in the case of external regulatory audits, such lesser amount of prior notice given by the applicable regulators or inspectors), to verify compliance with the terms of the Attachment, the integrity and security of Aetna’s proprietary Confidential Information and the Aetna Data and to examine the systems that process, store, support and transmit that data during the Term and for a period of [*] ([*]) [*] thereafter. If discrepancies or questions arise with respect to such records, Supplier shall preserve such records until an agreement is reached with Aetna regarding their disposition.

17. SUBCONTRACTORS. Aetna recognizes that Supplier may have the need to utilize subcontractor(s) or supplementary provider(s) in performance of Services pursuant to the applicable Schedule. Subcontractor(s) or supplementary provider(s) may be utilized only upon prior written approval of Aetna, which shall not be unreasonably withheld. The cost of any subcontractor(s) and/or supplementary provider(s) employed or retained by Supplier shall be the sole responsibility of Supplier and shall, in no instance, be in addition to the fees hereunder. Upon Aetna’s request, Supplier shall provide a detailed report to Aetna of the Services rendered by such subcontractor(s) or supplementary provider(s) pursuant to this Schedule. Subcontractors shall be bound by all the provisions of this Attachment and applicable Schedule as if they were Supplier’s employees and shall execute all required documents requested by Aetna.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company	Benefitfocus.com, Inc.

By:	By:
(Authorized Signature)	(Authorized Signature)

Name:	Name:
(Print Name)	(Print Name)

Title:	Title:

Date:	Date:

Taxpayer ID #: 57-1099948

EXHIBIT A

SUPPLIER TRAVEL EXPENSE REIMBURSEMENT GUIDELINES

Supplier Employees traveling on behalf of Aetna are required to comply with the following guidelines for the Supplier to receive reimbursement. Whenever possible, travelers must use Aetna’s preferred air, hotel and rental car Suppliers. All expenses are subject to audit.

Air Travel. Supplier will be reimbursed for air travel at coach rates only. Wherever possible, trips by Supplier should be planned and booked at least 2 weeks in advance in order to receive the maximum discount rate from the airlines. To reduce costs, all tickets must be the lowest airfare available within 2 hours of stated requested departure time, non-refundable and issued in electronic form whenever possible. No traveler may refuse this option. Supplier Employees must retain electronic or faxed confirmations and submit with reimbursement request in order to be compensated. Airport departure taxes paid in connection with business travel are reimbursable. Excess baggage fees are not reimbursable unless the excess is required specifically for business equipment or supplies. Unused tickets (unless cancellation is directed by Aetna) and/or lost tickets are the Supplier’s responsibility. Airline headphones for movies/radio are not reimbursable. Delay en route charges are reimbursable for business purposes only, not for passenger convenience or personal reasons.

Hotel. Supplier will be reimbursed for expenses incurred for hotel costs while traveling in connection with the Services. A standard room (single room rate) is required and is reimbursable. Suites, concierge floor rooms, upgraded rooms or similar luxury accommodations are not reimbursable. Room service is reimbursable as part of the meal allowance described below. Mini-bars, health clubs, safe rentals, valet, concierge services, club memberships, dry cleaning, and movies are not reimbursable and are considered personal expenses. Taxes associated with the daily room rate (i.e. local, county and state) are reimbursable. If engagement is expected to exceed 6 weeks, consultants must use corporate housing as arranged by Aetna.

Car Rental. Supplier will be reimbursed for auto rental at intermediate car rates only, unless 5 or more Supplier Employees are sharing the same auto. The guidelines for the maximum-size car that can be rented depends on the number of people who will be using such vehicle:

Number of people	Car Size	Example
1-2 people	Compact	Ford Focus
3-4 people	Midsize (Intermediate)	Ford Contour
5	Full-size	Ford Taurus

If 6 or more Supplier Employees are traveling on behalf of Aetna, then a second car may be rented using the guidelines above. Supplier Employees must waive all additional insurance when using the preferred vendor. Additional insurance is not reimbursable when using a non-preferred vendor. Insurance is built into the Aetna corporate rate. Supplier Employees should waive the refueling option and return cars fully fueled. Refueling charges incurred with the car vendor are not reimbursable. All rental cars must be returned to the original pick-up location. Many Aetna preferred hotels have shuttle services to and from the airport. The shuttle option should be used instead of renting a car whenever possible.

Meals and Incidentals. Aetna will reimburse the actual cost of meal and incidental expenses up to the dollar limits listed below.

Meals. The actual cost of meals is reimbursed only in conjunction with an overnight stay up to a maximum of $40 per day (including tips). Alcoholic beverages are not reimbursable.

Parking. Reasonable business-related expenses are reimbursable (e.g., airport parking, hotel parking, etc.).

Tips. Reasonable tips are reimbursable up to a maximum of $5.00 per day (excluding meal tips).

Tolls. Highway tolls, whether incurred with a rental or personal car, are reimbursable.

Taxi. Business-related expenses are reimbursable (e.g., airport shuttles, vans) when the lowest option available is used. Aetna will not reimburse for limousine or car service.

Receipts. Supplier must include full explanation and original receipts for all expenses over $10 in order to receive reimbursement from Aetna.

PROFESSIONAL SERVICES ATTACHMENT

This Attachment to the Master Business Agreement dated November 28, 2006 (the “MBA”), for the performance of Professional Services (this “Attachment”) is entered into as of the November 28, 2006 (the “Services Effective Date”) by and between Aetna Life Insurance Company (“Aetna”), a Connecticut corporation with its principal place of business located at 151 Farmington Avenue, Hartford, Connecticut 06156 and Benefitfocus.com, Inc., a South Carolina corporation with its principal place of business located at 100 Benefitfocus Way, Charleston, South Carolina, 29492 (“Supplier”). The terms and conditions of this Attachment, in conjunction with each applicable Schedule, are hereby incorporated into and made a part of the Agreement. In the event of a conflict between the MBA, this Attachment or a Schedule, or any other document made a part of this Attachment, the documents shall control in the following priority: the applicable Schedule, this Attachment, the MBA, then any other documents.

NOW, THEREFORE, in consideration of the mutual covenants an d promises herein recited and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, warrant, covenant, understand and agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. The terms set forth in this Section shall have the following meaning:

A.

“Change Request” means a written instrument by which either Party may request a change or modification to the Services which shall detail the cost of the change and impact of the change on the total cost of the Services, the impact of the change on the Schedule and the technical description or specification of the requested change.

B.

“Out-Of-Pocket Expenses” shall mean, but is not limited to, reasonable and verifiable coach class travel, hotel accommodations, meal expenses and other related expenses as defined in the Supplier Travel Expense Reimbursement Guidelines, attached hereto and incorporated herein as Exhibit A, which Supplier incurs that are directly related to this Attachment. If approved by Aetna in writing, including email, and that the expenses are within the guidelines of Exhibit A, Aetna will reimburse Supplier for such expenses at cost, no mark-up shall be accepted.

C.	“Services” means professional services provided by the Supplier that shall be as set forth in this Attachment and/or an applicable Schedule.

2. SERVICES

A.

Schedules. On each occasion when Aetna desires to obtain Services from Supplier, Aetna will prepare a Schedule which shall include a detailed description of the Services, the fee for the Services, the name of the key Supplier employee(s), the dates for performance of the Services, assignment location, the name of the Aetna Coordinator, and such other information the Parties deem necessary and appropriate.

B.

Change Procedure. Either Party may request changes to the scope of the Services at any time. When a change could affect the cost, delivery schedule or other terms of the Agreement, both Aetna and Supplier must approve the change before the change is implemented. If either Party wishes to make a change, it shall notify the other Party of the requested change in writing, including sufficient details to enable the other Party to evaluate the change. Within a reasonable period of time, Supplier shall deliver a Change Request to Aetna. Upon acceptance and execution of the Change Request by Aetna and Supplier, the Change Request shall be incorporated into the applicable Schedule. Both Parties shall continue to proceed in accordance with the agreed upon terms and conditions then in effect while Change Requests are being reviewed and approved.

C.	Time of Essence. Supplier understands and agrees that time is of the essence in meeting the Deliverable date(s) set forth in the applicable Schedule and will provide Aetna with periodic updates.

3. COMPLIANCE WITH AETNA BRAND STANDARDS. If Supplier is performing any Services which would require the use of Aetna’s corporate design and/or brand, Supplier shall adhere to Aetna’s standards in the completion of the Services. Supplier shall be required to access and to comply with the requirements posted on Aetna’s style guide website: http://www.aetna.com/info.

Additionally, Supplier may be required to complete brand standards training sessions coordinated through the Aetna Head of Design Communications, prior to beginning the Services, and shall participate in periodic, on going training at the request of Aetna Head of Design Communications. In addition, all Supplier-generated artwork must be submitted to the Aetna Head of Design Communications for approval prior to releasing such artwork to any Aetna Project Coordinator.

4. ACCEPTANCE. Unless as otherwise defined in the applicable Schedule, if Aetna does not accept the Services, or a portion thereof, then Aetna shall send written notice to Supplier of such non-acceptance no later than [*] after completion of performance of the Services and/or delivery of the Materials and shall provide reasonable detail of the basis for such non-acceptance. Supplier shall promptly correct the Materials or promptly engage in the re-performance of the Services so that the Services are in conformance with any Acceptance Criteria stated in the applicable Schedule. The Parties shall cooperate and exercise all reasonable efforts for the purpose of resolving and correcting all errors or problems. In the event of such non-acceptance, Supplier shall assign additional technical resources to Aetna, at no additional charge, as necessary, in order to complete the project no more than [*] ([*]) [*] later than the performance date listed in the applicable Schedule. If Aetna does not accept the Services, or a portion thereof, the [*] due to Supplier [*] such deficiencies. For Services as it relates to customized code or Programs for Aetna, if Supplier cannot cure deficiencies within [*] ([*]) [*] of notice of such, then Aetna will be entitled to a refund of all fees and expenses paid to Supplier under the applicable Schedule and/or pursue other remedies that may be available to it in law or equity pursuant to the Agreement.

5. FAILURE TO MEET PERFORMANCE CRITERIA. Supplier and Aetna agree that the damage resulting from Supplier’s failure to meet performance criteria with respect to Services being provided under this Attachment or an applicable Schedule may be difficult to calculate. In the event that Supplier fails to meet certain performance criteria in conjunction with a Schedule, Supplier and Aetna agree that, as liquidated damages for such failure and not as a penalty, Aetna shall be entitled to receive, with respect to each such failure, a credit as set forth in an applicable Schedule (“Performance Credits”). The Performance Credits shall not be Aetna’s sole and exclusive remedy for such failure. Aetna may, in its sole discretion, waive and not receive any Performance Credits relating to such failure and may terminate and pursue other remedies that may be available to it in law or equity pursuant to the Agreement.

6. FEES & PAYMENT OF SERVICES. In the event that the Parties agree that the fees for performance of Services hereunder shall be calculated on time and materials basis, the billable Services to be provided by Supplier are anticipated to consist of 5 person-days each calendar week, Aetna holidays excluded, and shall be performed only within the Assignment Location specified in the Schedule and during the time periods within Aetna’s normal office hours. Services in excess of 40 hours per week (“Overtime”) shall be billable only if previously approved by the Aetna Coordinator. If under federal or state laws or regulations the Supplier employee is eligible for Overtime pay rates higher than the hourly fee then, prior to the commencement of Services, Supplier must provide Aetna with written documentation of such eligibility.

7. SUPPLIER PERSONNEL

A.

Supplier Employees. Without diminishing Supplier’s obligation to be primarily responsible for the acts and omissions of its employees, if Aetna reasonably determines that a Supplier employee who has significant contact with Aetna is not performing in a reasonably satisfactory manner, then Aetna shall give Supplier written notice to that effect, requesting that the Supplier employee be replaced, and stating the reason therefore. Promptly after its receipt of such a request by Aetna, Supplier may replace that Supplier employee as soon as reasonably practicable with a person of suitable ability and qualifications. Nothing in this provision shall be deemed to give Aetna the right to require Supplier to terminate any Supplier employee’s employment; rather it is intended to give Aetna only the right to request that Supplier discontinue using a Supplier employee in the performance of the Services for Aetna.

B.

Safety Requirements. Supplier agrees that its Supplier employees shall at all times comply with the security and safety regulations in effect upon Aetna’s premises and maintain security of materials belonging to Aetna. Each Supplier employee shall sign Aetna’s I/T Security Statement of Policy, attached hereto as Exhibit C, and Aetna’s Code of Conduct, attached hereto as Exhibit D, in advance of the performance of any work.

C.

Background Investigations. Supplier agrees that before deploying any Supplier employee, subcontractor or agent (“Deployed Person”) to provide Services to Aetna, Supplier will conduct an investigation of such Deployed Person’s background”). Supplier agrees that this investigation will include the following:

i.	Verification of employment, salary and prior job performance as claimed by the Deployed Person for the previous five (5) years;

ii.

Verification of the Deployed Person’s educational attainments (highest degree earned beginning with licenses and/or professional certifications and associates degrees as claimed by the Deployed Person);

iii.

To the extent permitted by applicable law, review of appropriate federal, state and local records to determine if the Deployed Person has a criminal record. The investigation shall include all addresses where the Deployed Person resided in the previous ten (10) years and all employer locations where the Deployed Person was employed. When conducting a criminal records check for misdemeanor convictions, Supplier shall review records for the preceding seven (7) years, except in California which is limited to five (5) years. A criminal conviction report shall include the type of offense and whether the listed offense is a felony or misdemeanor. All felony convictions that are disclosed during the investigation must be reported regardless of when the conviction occurred. Where a comprehensive statewide search initially indicates a criminal record the details of which are not available in five (5) business days, county searches will be conducted. County searches shall be provided in all other situations where comprehensive and timely statewide searches are not available.

Supplier further agrees that, without prior consultation with and approval from Aetna, it will not deploy to Aetna any Deployed Person for whom the background report indicates either a discrepancy between the criminal record, employment history, educational attainments, licenses and/or professional certifications claimed by the Deployed Person and what has been verified by Supplier. Supplier also agrees that before deploying any person whom the background report indicates has a criminal record, it will inform Aetna of the nature of the criminal record. Aetna shall have sole discretion as to whether such person is suitable for deployment.

In conducting the background investigations, Supplier agrees to comply with all provisions of applicable law, including, but not limited to, the Fair Credit Reporting Act, as amended, and, to obtain the Deployed Person’s explicit written authorization to release information from the background investigation to Aetna. Supplier agrees to indemnify, defend, settle and hold Aetna harmless from and against any and all claims, damages, losses, liabilities, costs and expenses arising from background investigations required herein.

In addition, Supplier represents that at all times it will comply with all state and federal laws and regulations with respect to maintaining a drug-free workforce and that it will disclose its drug testing procedures to Aetna upon request.

Notwithstanding the above provisions, Supplier agrees that it will not deploy any person to provide Services to Aetna whose background investigation reveals that such person has been convicted of any criminal felony involving dishonesty or a breach of trust or that such person has been convicted of any offense under 18 U.S.C. Section 1033 of the Violent Crime Control and Law Enforcement Act of 1994, which section is captioned “Crimes by or Affecting Persons Engaged in the Business of Insurance Whose Activities Affect Interstate Commerce”. However, Supplier will not be deemed or considered to be in violation of this Section if applicable law limits access to criminal records to the preceding seven (7) years. Such offenses include, by way of illustration and not of limitation, activities by persons in the insurance industry who willfully and materially overvalue any land, property or securities; embezzlement or misappropriation of insurance premiums and other funds; the making of false entries or statements in reports with the intent to deceive another person engaged in the insurance industry; or the use of threat or force in an attempt to corrupt or obstruct administrative proceedings related to the insurance industry.

Upon Aetna’s written request, Supplier shall provide to Aetna written certification that Supplier has performed the background investigations required herein. Said certification shall include, but not be limited to, Deployed Person’s name, the types of investigations performed, the time period(s) investigated, the geographic area(s) investigated (where appropriate), and the names and addresses of the agency, if any, utilized in performing the required investigations. Supplier and Aetna agree that Supplier’s failure to comply with any of the provisions of this Section 7 shall constitute a material breach of the Agreement.

8. SUBCONTRACTORS. Aetna recognizes that Supplier may have the need to utilize subcontractor(s) or supplementary provider(s) in performance of Services. Subcontractor(s) or supplementary provider(s) may be utilized only upon prior written approval of Aetna, which shall not be unreasonably withheld. The cost of any subcontractor(s) and/or supplementary provider(s) employed or retained by Supplier shall be the sole responsibility of Supplier and shall, in no instance, be in addition to the fees hereunder. Upon Aetna’s request, Supplier shall provide a detailed report to Aetna of the Services rendered by such subcontractor(s) or supplementary provider(s) pursuant to this Schedule. Subcontractors shall be bound by all the provisions of this Schedule and applicable Schedule as if they were Supplier’s employees and shall execute all required documents requested by Aetna.

9. NON-DISCLOSURE STATEMENT. Each Supplier employee shall execute, prior to performing any work, a non-disclosure statement in the form of the Non-Disclosure Statement attached hereto and made a part hereof as Exhibit B.

10. BUSINESS CONTINUITY

A.

Business Continuity and Disaster Recovery Plans. Supplier is required to have adequate business continuity protection in place that minimizes the impact of disruptions to Aetna’s critical business processes, provides coordinated responses to potential or actual disruptions, and coordinates restoration activities once a disruption has ended. Plans must include disaster backup and recovery plans for critical information technology infrastructure (data centers, hardware, software, power systems, etc.) and critical voice, data and e-commerce communications links and plans to restore production capability within [*] of the point of failure. Additionally, Supplier agrees to have in place business continuity plans for critical personnel, equipment, facilities and third party providers. Supplier shall also have credible plans in place to limit the amount of critical data lost to a maximum of [*]. It is Supplier’s responsibility to ensure that plans are in place for any outsourced or subcontracted activity that could impact critical processes and that such third party plans also meet the same standards as required of Supplier. Upon execution of this Attachment, Aetna may visit the Supplier site and view their Business Continuity Plan that identifies alternate work sites/ hot site contracts and a summary of the testing program, test schedule and test results.

B.

Implementation of Plans. In the event the Supplier is unable to, or is likely to become unable to, perform the Services for any reason, including physical damage to equipment and/or facilities, equipment malfunction, telecommunications links and devices or software failure, Supplier is required to make a best faith effort to notify the appropriate personnel at Aetna within [*] ([*]) [*] of the actual or potential incident or outage. Supplier shall test their Disaster Backup and Business Continuity Plans at least annually and provide written notification to Aetna of test plan and results. In the event that Supplier is unable to comply with the stipulations of their Disaster Backup and Recovery or Business Continuity plans or the stipulations of this Attachment, then they are to notify Aetna in writing promptly, but not to exceed, [*] ([*]) [*], as to the reason and provide a timetable as to when the plans will again be functional.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company	Benefitfocus.com, Inc.

By:	By:
(Authorized Signature)	(Authorized Signature)

Name:	Name:
(Print Name)	(Print Name)

Title:	Title:

Date:	Date:

Taxpayer ID #: 57-1099948

EXHIBIT A

SUPPLIER TRAVEL EXPENSE REIMBURSEMENT GUIDELINES

Supplier employees traveling on behalf of Aetna are required to comply with the following guidelines for the Supplier to receive reimbursement. Whenever possible, travelers must use Aetna’s preferred air, hotel and rental car Suppliers. All expenses are subject to audit.

Air Travel. Supplier will be reimbursed for air travel at coach rates only. Wherever possible, trips by Supplier should be planned and booked at least 2 weeks in advance in order to receive the maximum discount rate from the airlines. To reduce costs, all tickets must be the lowest airfare available within 2 hours of stated requested departure time, non-refundable and issued in electronic form whenever possible. No traveler may refuse this option. Supplier Employees must retain electronic or faxed confirmations and submit with reimbursement request in order to be compensated. Airport departure taxes paid in connection with business travel are reimbursable. Excess baggage fees are not reimbursable unless the excess is required specifically for business equipment or supplies. Unused tickets (unless cancellation is directed by Aetna) and/or lost tickets are the Supplier’s responsibility. Airline headphones for movies/radio are not reimbursable. Delay en route charges are reimbursable for business purposes only, not for passenger convenience or personal reasons.

Hotel. Supplier will be reimbursed for expenses incurred for hotel costs while traveling in connection with the Services. A standard room (single room rate) is required and is reimbursable. Suites, concierge floor rooms, upgraded rooms or similar luxury accommodations are not reimbursable. Room service is reimbursable as part of the meal allowance described below. Mini-bars, health clubs, safe rentals, valet, concierge services, club memberships, dry cleaning, and movies are not reimbursable and are considered personal expenses. Taxes associated with the daily room rate (i.e. local, county and state) are reimbursable. If engagement is expected to exceed 6 weeks, consultants must use corporate housing as arranged by Aetna.

Car Rental. Supplier will be reimbursed for auto rental at intermediate car rates only, unless 5 or more Supplier Employees are sharing the same auto. The guidelines for the maximum-size car that can be rented depends on the number of people who will be using such vehicle:

Number of people	Car Size	Example
1-2 people	Compact	Ford Focus
3-4 people	Midsize (Intermediate)	Ford Contour
5	Full-size	Ford Taurus

If 6 or more Supplier Employees are traveling on behalf of Aetna, then a second car may be rented using the guidelines above. Supplier Employees must waive all additional insurance when using the preferred vendor. Additional insurance is not reimbursable when using a non-preferred vendor. Insurance is built into the Aetna corporate rate. Supplier Employees should waive the refueling option and return cars fully fueled. Refueling charges incurred with the car vendor are not reimbursable. All rental cars must be returned to the original pick-up location. Many Aetna preferred hotels have shuttle services to and from the airport. The shuttle option should be used instead of renting a car whenever possible.

Meals and Incidentals. Aetna will reimburse the actual cost of meal and incidental expenses up to the dollar limits listed below.

Meals. The actual cost of meals is reimbursed only in conjunction with an overnight stay up to a maximum $40 per day (including tips). Alcoholic beverages are not reimbursable.

Parking. Reasonable business-related expenses are reimbursable (e.g., airport parking, hotel parking, etc.).

Tips. Reasonable tips are reimbursable up to a maximum of $5.00 per day (excluding meal tips).

Tolls. Highway tolls, whether incurred with a rental or personal car, are reimbursable.

Taxi. Business-related expenses are reimbursable (e.g., airport shuttles, vans) when the lowest option available is used. Aetna will not reimburse for limousine or car service.

Receipts. Supplier must include full explanation and original receipts for all expenses over $10 in order to receive reimbursement from Aetna.

EXHIBIT B

NON-DISCLOSURE STATEMENT

CONFIDENTIAL INFORMATION

For the purpose of this Attachment, “Aetna Confidential Information” includes information concerning Aetna’s providers and/or suppliers performing services or providing products for or on behalf of Aetna’s enrollees or members; shall include all financial, technical and other information in any form (including all copies thereof) which is reasonably considered proprietary to Aetna or any of its Affiliates, including, but not limited to, information or materials related to the business affairs or conditions of Aetna and its Affiliates; policies and/or procedures; Aetna’s strategies or initiatives; or to the design, programs, flow charts, and documentation of Aetna’s data processing applications and software, whether or not such applications and software are owned by Aetna. “Aetna Confidential Information” also includes any reports, notes, summaries, excerpts, work product, or other documents utilizing or incorporating Aetna Confidential Information whether in whole or in part, and oral presentations or discussions describing, elaborating upon, or otherwise relating to Aetna Confidential Information. Supplier shall not use the Aetna Confidential Information for Supplier’s own advantage other than in direct performance of this or any subsequent similar agreement with Aetna. Supplier shall limit disclosure of the Aetna Confidential Information solely to those employees who are necessary for and directly involved in the Supplier’s exercise of its rights or performance of its obligations under this Attachment. Copying and reproduction shall be done to the minimum extent necessary. Supplier agrees that neither Supplier nor the Supplier employee shall, at any time during or after the term of this Attachment sell, assign, license or disclose any Aetna Confidential Information it receives from Aetna to any other person, Affiliate, firm, corporation or other entity or agency. Supplier warrants that it will apply commercially reasonable safeguards to protect Aetna Confidential Information against unlawful or otherwise unauthorized access, use and disclosure and to take any other steps reasonably necessary to safeguard Confidential Information. Within thirty (30) days of receipt of written request from Aetna, Supplier agrees to return to Aetna, or to destroy, and to delete from any of its electronic storage devices, all Aetna Confidential Information received from Aetna, in the form it was originally given to Supplier.

Exceptions. Information shall not be deemed to be Confidential Information, and Supplier shall have no obligation with respect to any such information, which:

i.	is or falls into the public domain through no wrongful act or negligence of Supplier;

ii.	is rightfully received from a third party without restriction and without breach of this Attachment;

iii.	is approved for release by written authorization of an officer of Aetna; or

iv.	is already in Supplier’s possession as evidenced by its records kept in the ordinary course of business and is not the subject of a separate non-disclosure agreement.

Supplier retains the right to disclose Confidential Information pursuant to the requirements of a governmental agency or operation of law. If legally permissible and to the extent possible, Supplier will give prior notice to Aetna of such disclosure so that Aetna, at its discretion, may seek confidential or protected status for such Confidential Information. If notice to Aetna is not legally permissible, Supplier will use reasonable efforts to receive confidential or protected status for such Confidential Information.

It is expressly agreed by you and Supplier that the provisions of this Non-Disclosure Statement shall survive the termination, for any reason, of this Attachment and shall be binding on you and Supplier, its successors and assigns for the benefit of Aetna and its affiliated companies and their successors and assigns.

I hereby acknowledge that I have read, understood and agreed to be bound by this Non-Disclosure Statement.

Consultant name (type/print)	Date	Supplier name (type/print)

Consultant signature

EXHIBIT C

I/T SECURITY STATEMENT OF POLICY

As a consultant working at Aetna, you need to be aware of and follow Aetna’s policies and procedures pertaining to the security of our information and information technology resources. Read and follow the policies and procedures set forth below.

POLICY

Aetna will safeguard its information and information technology resources from the risks of accidental or unauthorized loss, theft, modification, disclosure, or destruction.

Aetna information systems are a critical part of our ability to serve our customers efficiently and effectively. Safeguarding our systems and the information they contain is crucial.

Our goal is to ensure that all workers (employees, consultants, temporaries, etc.) protect Aetna’s information systems and electronic information. Protecting them means preventing unauthorized access and disclosure, modification, destruction and/or theft of our systems and information.

ALL consultants must:

•	Adhere to all Aetna security policies and standards.

•	Never use non-Aetna-owned hardware or software on Aetna’s network without prior approval of Integrated User Services management.

•	Use Aetna provided information technology equipment and materials, including hardware, software and data, only in the performance of your contractual assignment.

•

Restrict access to Aetna equipment and materials, whether on card, disk, tape, printout, or computer terminal display, only to those individuals who are authorized and/or have a business need to know. If you are uncertain as to whether a particular individual has proper authorization, assume that that individual is unauthorized and seek clarification from your Aetna project coordinator.

•	Protect all authorization codes and mechanism(s) such as passwords from disclosure and/or unauthorized use. You are accountable for all actions performed under your assigned computer accounts.

•	Use Aetna’s computer systems only to perform your assigned task.

•	Follow backup and recovery procedures. If you are uncertain as to what procedures apply to the systems on which you are working, seek clarification from your Aetna project coordinator.

•	Immediately report all known, or suspected, security weaknesses or violations to your Aetna project coordinator.

•	Never circumvent the security features of any system, even to expedite task completion.

•	Return all company assets, including electronically stored programs and data, upon contract termination.

I,
	First	Middle Initial	Last
(Type/print consultant’s name)

acknowledge that I have read and understand Aetna’s I/T Security Statement of Policy. I understand that I should discuss any parts that are unclear to me with my Aetna project coordinator. I understand that I am responsible for adhering to I/T security policies, standards and procedures issued for the use and safeguarding of Aetna’s information and information technology resources.

(Consultant’s signature)	(Date)

Return this signed form to the business area coordinator for inclusion in consultant’s permanent file.

EXHIBIT D

AETNA CODE OF CONDUCT

Statement 1: Conflict of Interest

Employees must conduct themselves in a manner that avoids actual or apparent conflicts of interest and that protects Aetna’s business reputation.

Statement 2: Improper use of Aetna property or resources

Illegal or improper use of Aetna property or resource is prohibited.

Statement 3: Fraud, dishonesty or criminal conduct

Fraud, dishonesty or criminal conduct involving company operations is prohibited.

Statement 4: Safeguarding member health information and other proprietary, confidential or nonpublic information

Member health information and other proprietary, confidential or nonpublic information must be handled properly in order to protect such information from inappropriate access, use and disclosure.

Statement 5: Business and trade practices

All employees are expected to comply fully with all federal and state laws and regulations applicable to Aetna’s businesses and with all company policies.

Statement 6: Government contracting

Employees must help Aetna meet its objective to be a responsible and reputable government contractor.

Statement 7: Employment practices

Employment decisions must be based only on an employee’s or applicant’s qualifications, demonstrated skills and achievements without regard to race, color, sex, national origin, religion, age, disability, veteran status, citizenship, sexual orientation, gender identify or marital status.

Statement 8: Securities transactions

Employees are prohibited from trading securities while in possession of material nonpublic information.

Statement 9: Interacting with the media and other outside parties and organizations

Communications made on behalf of Aetna must be approved by senior management, and personal views must be kept separate from company views.

Statement 10: Intellectual property

Intellectual property used by Aetna, whether owned or licensed from others, is a valuable asset and must be protected from unauthorized use or disclosure.

AMENDMENT NO. 1

TO THE

PROFESSIONAL SERVICES ATTACHMENT

TO THE

MASTER BUSINESS AGREEMENT

BETWEEN

AETNA LIFE INSURANCE COMPANY

AND

BENEFITFOCUS.COM, INC.

This amendment (“Amendment”) to the Professional Services Attachment (“Attachment” to the Master Business Agreement dated November 28, 2006 (“Agreement”) between Benefitfocus.com, Inc. (“Supplier”) and Aetna Life Insurance Company (‘‘Aetna”) is made this 1st day of November, 2009 (the “Effective Date”). The following amendments are incorporated into and made part of the Attachment as of the Effective Date. All sections and paragraphs of the Agreement not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In the case of a conflict, the terms of this Amendment will control and prevail over those contained in the Agreement.

The Attachment is amended as follows:

l.	Add new Section 11 as follows:

“11. GOVERNANCE OF SIGNIFICANT PROJECTS.

A.

For Schedules executed under this Attachment that require significant expenditure of time and resources, Aetna and Supplier shall form a joint steering committee (‘‘Committee”) for purposes of establishing and monitoring timelines and Deliverables and for managing and resolving issues that may arise from time to time.

B.

The Committee shall be comprised of Aetna and Supplier employees, at least one of which shall be an Aetna information technology professional and at least one of which shall be a Supplier information technology professional.

C.	The Committee shall meet on a regular basis through completion or termination of the applicable Schedule at mutually agreed upon times and locations.

D.

Aetna shall assign a Project Coordinator, who shall be a member of the Committee, the primary Aetna business representative, and the single point of contact for project-related status reports, and communication of project-related decisions. Supplier shall assign a counterpart to the Aetna Project Coordinator who shall have the same role and responsibilities.

E.

The Supplier Board of Directors will invite an Aetna representative to attend each meeting of the Board that occurs during the term of the project, provided, however, that such representative shall be accorded no voting rights whatsoever.

F.

Benefitfocus acknowledges that the value of the Integrated Product and Custom Model to Aetna over time, including Aetna’s interest in shared royalties, can be maximized to the extent that Benefitfocus takes into account Aetna’s perspective when considering such matters as product enhancement priorities, architectural design strategies, and research and development directions. Benefitfocus will consult with Aetna quarterly concerning these subjects and will attempt in good faith to incorporate Aetna recommendations where commercially reasonable. Aetna will assign technical personnel with the appropriate level of skill and knowledge to participate in such discussions.”

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Michael W. Grise	By:	/s/ Andrew L. Howell
	(Authorized Signature)		(Authorized Signature)

Name:	Michael W. Grise	Name:	Andrew L. Howell
	(Print Name)		(Print Name)

Title:	Sr. Procurement Agent	Title:	SVP

Date:	11-24-09	Date:	11/11/09

SOFTWARE LICENSE ATTACHMENT

This Attachment to the Master Business Agreement dated November 28, 2006 (the “MBA”), for the licensing of software (this “Attachment”) is entered into as of the November 28, 2006 (the “License Effective Date”) by and between Aetna Life Insurance Company (“Aetna”), a Connecticut corporation with its principal place of business located at 151 Farmington Avenue, Hartford, Connecticut 06156 and Benefitfocus.com, Inc., a South Carolina corporation with its principal place of business located at 100 Benefitfocus Way, Charleston, South Carolina, 29492, (“Supplier”). The terms and conditions of this Attachment, in conjunction with each applicable Schedule, are hereby incorporated into and made a part of the Agreement. In case of a conflict, the terms and conditions of this Attachment will control and prevail over those contained in the MBA.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein recited and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the MBA. The terms set forth in this Section 1 shall have the following meaning:

A.	“Authorized User(s)” means any Aetna employee, consultant, agent or carrier client.

B.	“Improvements” means all versions, releases, revisions, corrections, modifications, upgrades, updates and enhancements to licensed Program, no matter how numbered or named.

C.	“License Term” means the term of the license as set forth in the applicable Schedule.

D.

“Maintenance” means all actions to keep the Programs in, or return Programs to, good operating condition in accordance with Supplier’s published specifications and any additional specifications contained or referenced in any Schedule, the provision of all Improvements as may be incorporated into the Programs, correction of malfunctions, telephone consultation via a toll free number, and all updates to the User Documentation.

E.

“Programs” means the proprietary software programs and User Documentation, as defined below, including, without limitation, each individual component or part thereof, supplied hereunder that are identified on the Schedules, including all Improvements.

F.

“Severity 1” means (i) production is down and Aetna is unable to use the Program, resulting in critical impact on operations; (ii) a Severity 2 problem has remained unresolved for [*]; or (iii) a Severity 3 problem has remained unresolved for [*].

G.

“Severity 2” means (i) production is degraded, impeding critical business processing and/or causing disruption to normal production work flow; (ii) development is down, disrupting critical development; or (iii) a Severity 3 problem has remained unresolved for [*].

H.	“Severity 3” means non-critical development is down, critical development is degraded, or non-critical production is experiencing problems.

I.	“Severity 4” means non-critical development is degraded, or minor production problems and/or questions exist.

J.

“User Documentation” shall mean user guides, operation manuals, specifications and other related information and documentation, whether in print or machine readable media, supplied to Aetna hereunder, including all additions, updates and modifications thereto.

2. LICENSE GRANT. Upon mutual execution of a Schedule or the Schedule Effective Date, whichever is earlier, Supplier grants to Aetna a license to: (i) access and allow users to access the Programs specified on a Schedule or (ii) install and use on an irrevocable, nonexclusive, worldwide, non-CPU specific, non-location specific basis the Programs specified on a Schedule, as applicable, on any Supplier supported operating system pursuant to the terms and conditions specified in the Agreement and this Attachment. Supplier represents that the Programs are trade secrets and proprietary to Supplier. Except as otherwise allowed herein or as authorized by law, Aetna agrees not to sell, lease, rent, assign, or disclose any part of the Programs to any other person or firm during or after the License Term. However, Aetna may disclose the Program to outside consultants or other third parties as long as Aetna agrees to be responsible for any improper disclosures by these Parties. The Parties acknowledge and agree that this Attachment includes a “license of intellectual property” and is and shall be subject to Section 365(n) of the United States Bankruptcy Code, and that Aetna shall be entitled to all rights and benefits of such Section 365(n) in accordance with its terms and conditions.

3. RIGHTS OF USE

A.	Specific Rights of Use. Aetna shall have the following rights to use the Programs:

i.	to distribute User Documentation to Authorized Users and/or the right to have third parties provide distribution services;

ii.

to use a multi-user access Program by Authorized Users on a local area network (“LAN”) in which such copy is installed on one or more servers for workload balancing and is accessed by workstations or Web servers comprising the LAN;

iii.	to reproduce the User Documentation and other related materials for its own use provided that all titles, logos and copyrights are also reproduced.

B.

Reproduction and Compatibility Testing Right. Aetna shall have the right, at its own discretion and at no additional charge, to reproduce and install the Programs on additional CPUs at an Aetna location or that of any third party, which is of the same operating system or its equivalent replacement, and/or CPUs not owned, controlled or leased by Aetna for purposes of performing back-up, disaster recovery, disaster recovery testing, maintenance and/or compatibility testing activities. In the course of such reproduction, Aetna shall ensure that all proprietary, confidential and copyright notices, markings or legends which appear on the Programs to be placed upon each such copy or reproduction. Such software maintenance and compatibility testing activities include, but are not limited to, the following purpose:

i.	Program Defect Resolution: verification, diagnosis and resolution of potential defects in the Program. Upon resolution, the corrected copy would replace the production copy.

ii.	Application of Service: installation of program temporary fixes or bypasses on a copy of the Program before it replaces the production copy.

iii.

New Release Testing: for Programs installed by Aetna, testing of a new release of the Program provided by Supplier to verify that it operates according to specifications before it replaces the production copy.

iv.

New Operating System or Environment: for Programs installed by Aetna, installation of a new operating system (such as Sysplex, etc.), a new release of an operating system or a third party utility with which the Program must interface to verify that both the new system, release or utility and the Program operate according to specifications before the new operating system or utility is placed into production.

C.

Restrictions on Use. Aetna agrees that neither Aetna or it’s subcontractors shall (a) reverse engineer, decompile, disassemble or otherwise attempt to determine source code from the Program or disclose the results of Program performance, statistics, or tests to any third party without Supplier’s prior written consent or unless otherwise allowed by law; (b) create or attempt to create derivative works from the Program; or (c) remove or modify any Program markings or notices of Supplier’s proprietary rights.

D.

Responsibilities of Aetna. Aetna shall: (a) use commercially reasonable efforts to prevent unauthorized access to or use of the Program, and notify Supplier immediately of any such unauthorized use; (b) comply with all applicable local, state, federal, and foreign laws in using the Program.

E.

Usage Guidelines. Aetna agrees to use the Program solely for their business purposes as contemplated by this Agreement, and agree not to use the Program to (i) send spam or any other form of duplicative and unsolicited messages other than marketing and promotional messages to Carrier Clients and prospective clients as contemplated by the Program; (ii) knowingly transmit through or post on the Program unlawful, immoral, libelous, tortuous, infringing, defamatory, threatening or harassing material or material harmful to minors; (iii)

knowingly transmit material containing software viruses or other harmful or deleterious computer code, files, scripts, agents, or programs; (iv) knowingly interfere with or disrupt the integrity or performance of the Program or the data contained therein, excluding the intended use of the Program; (v) attempt to gain unauthorized access to the Program, computer systems or networks related to the Program; or (vi) harass or interfere with another person’s use of the Program, excluding the intended use of the Program.

F.

Audit. Upon written request by the Supplier, but no more than [*] per year, Aetna will perform a self-audit based on the reasonable requirements provided by the Supplier in accordance with the terms stated in Section 3. Upon completion of this self-audit, the results will be certified by an officer of Aetna and delivered to Supplier. Aetna agrees to promptly remedy any discrepancies or breaches revealed during the audit.

G.

Hosting. Should Aetna desire to install the Program at Aetna’s location Aetna will be responsible for the purchase and maintenance of third party software and hardware to support the Program and Services. Supplier will not be held liable for any damages resulting from Aetna’s mismanagement of the hosting infrastructure.

4. FEES. Payment of the license fee shall entitle Aetna to the right to use the Program for the duration of the License Term. Such right to use the Program shall not be contingent upon additional license fees of any kind whatsoever, including the following, without limitation:

i.	Program license transfer or relocation fees;

ii.	CPU upgrade fees;

iii.	software operating system upgrade fees; or

iv.

re-licensing fees brought about by the renumbering or renaming of Program enhancements, updates, releases or versions or by the combining of Programs separately licensed hereunder (all “Replaced Programs”) with existing or new programs not licensed hereunder (“Replacing Programs”). If Aetna subscribes to Maintenance, then Aetna shall be entitled to the Replacing Programs at no additional charge.

There shall be one annual Maintenance Service fee per Program for which Supplier shall invoice Aetna thirty (30) days prior to the Maintenance Anniversary Date, as defined below in the Section 10, Maintenance, regardless of the number of computers on which the Programs are operating or the number of licensed copies of each Program.

5. DELIVERY & INSTALLATION. Supplier agrees that all Programs including the User Documentation and Improvements shall be delivered to Aetna electronically. Installation of the Programs shall be as set forth in an applicable Schedule. During the period the Program(s) are in transit or in possession of Supplier, up to the time of receipt by Aetna, Supplier and its insurers, if any, relieve Aetna of and assume responsibility for all risk of loss or damage to the Programs which shall be shipped F.O.B. destination to the locations specified on an applicable Schedule.

6. ACCEPTANCE. Commencing with successful installation of each Program, Aetna shall have a period of [*] ([*]) [*], or such other time designated in a Schedule, to perform an acceptance test of the newly installed Program (the “Acceptance Period”) as may be set forth in the applicable Schedule. Unless otherwise agreed to in the applicable Schedule, in the event that Supplier is unable, within [*] ([*) [*] of written notice from Aetna, to correct any and all deficiencies, Aetna shall thereupon have the right to terminate this Attachment and/or an applicable Schedule and return the Programs to Supplier at Supplier’s expense (provided that Aetna has installed, configured and loaded the Program and data according to Supplier’s guidelines on supported third party software and hardware). Upon such termination, Aetna shall have no obligation to Supplier to pay for the Program and, within [*] ([*]) [*], Supplier shall refund to Aetna all monies previously paid for such Program, pursuant to the applicable Schedule. In the event of acceptance of the Program by Aetna, such acceptance is expressly made official by either forwarding a notice of acceptance to Supplier, or by allowing a two (2) business day period following the Acceptance Period to lapse without sending notice of non-acceptance. If there is no notice of acceptance, the Acceptance Date will be the first business date following such two (2) business day acceptance period. Upon such acceptance as set forth, in this Attachment, Aetna shall be obligated to pay as provided in Section 4, Fees, of this Attachment, and Section 3.B., Invoicing and Payment, of the MBA. Supplier agrees to provide Maintenance as set forth in the Schedule during all Acceptance Testing. Such Services shall be provided at no expense to Aetna.

7. TERM & TERMINATION. Program licenses granted under this Attachment shall continue in effect for the duration of the License Term as specified in a Schedule. The License Term shall commence on the Effective Date specified on the applicable Schedule. For those licenses that are not perpetual, Supplier shall provide a minimum of [*] ([*]) [*] written notice prior to the expiration of the License Term. Aetna shall have [*] ([*]) [*] thereafter to notify Supplier if it does not agree to a renewal of the license under the same terms and conditions (“Renewal Term”). Upon termination, Aetna will promptly destroy all copies of the Program and User Documentation and, upon request by Supplier, will provide Supplier with written confirmation of such destruction.

8. WARRANTIES AND INDEMNIFICATION. In addition to the warranties in the MBA, Supplier provides the following warranties:

A.

User Documentation. Supplier warrants that the User Documentation shall be of reasonably sufficient detail so as to allow Aetna’s employees or users to comprehend the operation of the Program, and Supplier shall, at no additional cost to Aetna, correct any User Documentation that does not conform to this warranty.

B.

Disabling Devices. Supplier warrants that it has successfully tested the Programs to determine if such Programs contain threats known as software viruses, time or logic bombs, trojan horses, worms, timers or clocks, trap doors, keys, node locks, time-outs or other functions, instructions, devices or techniques, whether implemented by electronic, mechanical or other means, that can or were designed to erase data or programming, infect, disrupt, damage, disable, shut down a computer system or any component of such computer system, including, but not limited to, its security or user data, or otherwise cause any Programs to become inoperable or incapable of being used in accordance with the User Documentation (hereinafter “Disabling Devices”). Supplier further warrants that such Programs are free and clear of and contain no Disabling Devices and that Supplier will maintain clean copies that are free and clear of and contain no Disabling Devices. Upon Aetna’s request, Supplier shall provide a clean copy to Aetna for comparison with and correction of copies in Aetna’s custody or possession and, upon Aetna’s request, Supplier shall correct such copies.

C.

Program Warranties. Supplier warrants that, at the time of delivery, the Programs will be true copies of Supplier’s most recently released, standard version of the Programs. For a period of [*] from the Acceptance Date (the “Warranty Period”), and during Maintenance, Supplier warrants that:

i.

the Programs will function as set forth in the User Documentation, including, but not limited to, operating performance, memory requirements, response and run times and timing characteristics, documentation, compatibility and modularity; and

ii.

an Improvement will not eliminate, reduce, or degrade the performance capabilities of the Programs from the corresponding level of performance or diminish the features or functions of or the specifications of the Programs as they existed on the Acceptance Date; and

iii.	the Programs will be compatible with the computers and operating systems and their equivalent replacements, as set forth in an applicable Schedule; and

iv.	Supplier will have completed all prudent testing on Improvements required to maintain such compatibility to ensure that such Improvements are in compliance with the foregoing warranties; and

v.	during the Warranty Period and Maintenance, in accordance with (ii) immediately above, each new Improvement will be compatible with the immediate prior version of that particular Program(s).

For a period of [*] ([*]) [*] after the date a new Improvement has been released, Supplier shall provide maintenance for the Program(s) in the form in effect immediately prior to the release of the new Improvement. Aetna agrees to insure that it will not fall more than two major releases behind Supplier’s release upgrade schedule. Supplier warrants that it shall continue to maintain the Programs in a form compatible with the most current equivalent form of the third party software or operating system supported by, interfaced with or supporting the Program(s) and that Improvements incorporating changes to maintain such compatibility shall be made available to Aetna within a period of [*] ([*]) [*] following the general availability of such changes in the third party licensor software or operating system.

D.

Date Related Warranties. Supplier represents and warrants that all deliverables will accurately recognize and process (including, but not limited to, calculating, comparing and sequencing) calendar related (date/time) data.

9. REMEDIES. In the event that the Program fails to satisfy any warranties in the Agreement or Supplier ceases to provide Maintenance for the Programs in accordance with this Attachment or applicable Schedule(s), Supplier shall, at Aetna’s sole discretion: (a) promptly replace the Program with software that satisfies all such warranties and that conforms to the specifications set forth in the Schedule and User Documentation; (b) repair the Program, at Supplier cost, so that it satisfies all such warranties and conforms to the specifications set forth in the Schedule and User Documentation in accordance with the resolution time frames shown in Section 10, Maintenance, below for the relevant severity level or (c) refund the license fee and other monies received by Supplier for the Program. In the event Supplier fails to comply with these remedies, or in the event of a material breach of the Agreement, Aetna may exercise all available rights and remedies under the MBA.

10. MAINTENANCE

A.

Maintenance Term and Fee. Supplier covenants that it will provide Maintenance for the Programs without charge to Aetna during the Warranty Period and thereafter so long as Aetna has contracted with Supplier for Maintenance. Upon expiration of the Warranty Period, and if the Program resides in either a Supplier hosted environment dedicated to Aetna, or an Aetna environment, Aetna shall have the option to receive Maintenance by payment of the annual Maintenance fee set forth in the applicable Schedule. If Aetna exercises such option, Supplier will continue to provide Maintenance for the designated Programs. Warranty Periods shall expire individually on the [*] anniversary of the Acceptance Date of each Program. Notwithstanding the foregoing, all Programs shall have a common, coterminous Maintenance anniversary date (the “Anniversary Date”) that shall be the date that Aetna’s payment for Maintenance is due and payable. The Anniversary Date shall be the anniversary of the initial Acceptance Date under this Attachment. On the Anniversary Date, the Maintenance fee for all Programs, which, at Aetna’s election, are to receive Maintenance during the subsequent 12 months, shall be determined as follows:

a)	for Programs no longer within the Warranty Period, an amount equal to the annual Maintenance fee, plus;

b)

for Programs still within the Warranty Period, a portion of the annual Maintenance fee, prorated on the basis of the number of full months during the Maintenance Period that the Warranty Period for such Programs will have expired.

Supplier may increase the annual Maintenance fee for the Programs on each Anniversary Date with at least [*] prior written notice to Aetna. In no event shall the annual Maintenance fee (i) increase more frequently than [*], and (ii) increase more than [*]% over the previous year’s charge.

B.

Termination & Reinstatement of Maintenance. At the expiration of annual Maintenance period, Aetna shall have the option to terminate Maintenance for individual Program licenses or for entire Schedules with [*] ([*]) [*] prior written notice to Supplier. Aetna may subsequently recommence Maintenance and shall be responsible for full payment of Maintenance including the lapsed period.

C.

Program Maintenance Service Levels. Supplier warrants that Aetna’s calls for service will be responded to and resolved in accordance with the terms and conditions set forth below. Aetna and the Supplier shall reasonably determine the severity level of the problem when Aetna places a service call to Supplier. Supplier warrants that it will use qualified technical personnel with the appropriate technical experience in the operation of the particular Program or resolution of the problem.

i.

Support: Supplier will provide telephone or pager support 24 hours per day, 7 days per week for Severity 1 problems, 8:00 a.m. to 8:00 p.m. Eastern Time, Monday through Friday for Severity 2 problems and, for Severity 3 and Severity 4 problems, 8:00 a.m. to 5:00 p.m. Eastern Time, Monday through Friday.

ii.	Resolution: Problem resolution is defined as a reasonable workaround to restore production services or a permanent fix.

iii.	Timeframe for Resolution: Supplier’s service technician will respond to service calls as follows:

Severity	Response Timeframe from receipt of service call	Resolution Timeframe from receipt of service call
Severity 1	[*]	[*]
Severity 2	[*]	[*]
Severity 3	[*]	[*]
Severity 4	[*]	[*]

If Aetna reaches a recorded message when it makes the service call, or pages the Supplier, Supplier must respond back to Aetna by personal telephone call within the Response Timeframe to notify Aetna that Supplier received the service call and Supplier is working on a resolution. If Supplier reaches a recorded message when it responds to Aetna with a resolution within the required Resolution Timeframe, the obligation of Supplier shall be deemed satisfied and Supplier shall not be held further liable so long as Supplier leaves a message with the resolution or otherwise sends the resolution to Aetna within the time frame.

Supplier will provide Aetna with a patch or adequate work-around to the problem while working on resolution during the initial response to the service call. Such patch or work-around shall render the Program usable until a permanent resolution is provided by Supplier.

D.

Performance Credits. Supplier and Aetna agree that the damage resulting from Supplier’s failure to meet the Service Levels set forth herein may be difficult to calculate. If Supplier fails to meet such Service Levels, Supplier and Aetna agree that, as liquidated damages for such failure, and not as a penalty, Aetna shall be entitled to receive, with respect to each such failure, an amount specified on the applicable Schedule (each a “Performance Credit”) for each [*] Supplier is not in compliance with the Maintenance Resolution Time Frames. Performance Credits will begin to accrue at [*] from Supplier’s receipt of the service call for Severity 1 problems, [*] from a Severity 2 service call, and [*] for Severity 3 problems. Such Performance Credits may, at Aetna’s sole discretion, be paid by Supplier to Aetna as a credit to be applied against the Maintenance fee next due. Aetna may, in its sole discretion, waive acceptance of, and not receive, any Performance Credits relating to such failure and may pursue any other remedies that may be available to it in law or equity or otherwise.

11. TRAINING & OWNERSHIP OF TRAINING MANUAL. Training and ownership of any training manuals, including, but not limited to, Aetna’s right to copy such manuals, shall be as specified in the Schedules.

12. OPEN SOURCE. Supplier understands that Aetna carefully manages and controls the use of open source program code (“Open Source”) in the Aetna systems environment. Supplier shall notify Aetna, in writing, of any Open Source in any Programs.

13. ESCROW REQUIREMENTS. Supplier shall place one (1) complete copy of the source code, including all compilation and execution procedures, identity of required third party software, necessary compilers, passwords or encryption keys and User Documentation necessary for the use thereof (the “Source Code”) and at no additional cost from Supplier to Aetna and under the terms and conditions of Aetna’s source code escrow agreement, (i) for the current version of each Program within [*] of the Effective Date of each Schedule licensing Aetna’s first order of such Program and (ii) for all Improvements to the Programs within [*] of release of the Improvements, with Aetna’s escrow agent who will, in writing, notify Aetna upon receipt of such Source Code. Aetna shall assume all costs associated with such escrow. Aetna shall have the right at any time to verify that the copy of the Source Code placed in escrow is the correct version and functions in accordance with the User Documentation applicable Schedule and Supplier shall cooperate fully with such verification.

Within 15 days of the occurrence of any of the following, Aetna shall, without charge, receive its copy of the Source Code from Aetna’s escrow agent: (a) dissolution or other cessation of business of Supplier; (b) Supplier is in material breach of this Attachment and such breach is not cured as provided herein; (c) Maintenance is no longer made available by Supplier prior to the agreed term in the applicable Statement of Work for a reason other than Aetna’s refusal of Maintenance or non-payment; or (d) Aetna prevails on its quiet enjoyment rights under Section 14, Quiet Enjoyment, of this Attachment. After receiving its copy of the Source Code, as provided in this Section,

Aetna, its agents, third party maintenance providers, and/or employees shall have the right to alter and use the Source Code as Aetna deems appropriate in accordance with the terms and conditions of the Agreement. If Aetna obtains the Source Code, then any license of the Program from Supplier hereunder shall automatically be converted to a perpetual license at the costs that are identified in the fees section of the applicable Schedule.

14. QUIET ENJOYMENT. Aetna shall be entitled during the License Term to use the Program and any part thereof without disturbance subject only to its obligation to abide by the terms and conditions of this Agreement. In the event of dissolution or other cessation of business of Supplier, or in the event Supplier terminates Maintenance prior to the agreed term in the applicable Statement of Work for a reason other than Aetna’s refusal of Maintenance or non-payment and there is no successor in interest by merger, assignment or otherwise, Supplier warrants Aetna’s right to continued, uninterrupted use of the Program as set forth in the applicable Schedule. If there is a successor in interest by merger, operation of law, assignment, purchase or otherwise, Supplier warrants that such merger, or such other event, shall not affect the terms and conditions of this Agreement, which shall remain in full force and effect unless Aetna and Supplier’s successor mutually agree to modify or amend them. Termination of this Agreement for any reason, except as provided herein for Aetna’s default, shall not affect Aetna’s right to quiet enjoyment and use of the Programs.

15. TRANSFER OF LICENSES. In addition to the terms of Section 13, Assignment, of the MBA, Aetna may transfer individual Program licenses and any and all terms and conditions of the Agreement and this Attachment to an assignee so long as (i) the assignee agrees in writing to be bound by the terms and conditions that govern the Program, (ii) the terms of the Agreement remain in effect, and (iii) any required customizations for assignee’s use of the Program may require additional fees by assignee to Supplier. This Attachment will continue to govern Aetna’s remaining Program licenses and future Program acquisitions.

16. GOVERNING LAW, UCITA OPT-OUT. The terms and conditions of this Attachment shall be governed by and construed in accordance with the laws of the State of Connecticut without regard or reference to principles of conflicts of laws. For the purpose of enforcing the rights and remedies of the Parties under Article 2 of the Uniform Commercial Code, it is mutually agreed and the Parties hereby stipulate that all Programs shall be deemed and construed to constitute goods and that all licenses shall be deemed to constitute sales transactions in goods. THE PARTIES HERETO VOLUNTARILY, EXPRESSLY, IRREVOCABLY AND PERPETUALLY OPT-OUT OF ANY AND ALL APPLICABLE PROVISIONS OF THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT AND ALL SUCCESSOR OR AMENDED ACTS WHICH ARE OR MAY BE ADOPTED IN ANY JURISDICTION.

17. OTHER SUPPLIER LICENSE AGREEMENTS. The Parties agree that the MBA together with this Attachment and the relevant Schedules shall constitute the entire Agreement between Supplier and Aetna with respect to the subject matter hereof and supersedes all other license agreements, now or in the future, including any shrink-wrap agreement, click-wrap, or “click to approve” agreement or other terms and conditions which may appear when electronically downloading the Programs, irrespective of whether such license agreement has been proposed prior to or after this Agreement is signed or that it is delivered with or affixed to the Program(s).

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company	Benefitfocus.com, Inc.

By:	By:
(Authorized Signature)	(Authorized Signature)

Name:	Name:
(Print Name)	(Print Name)

Title:	Title:

Date:	Date:

Taxpayer ID #: 57-1099948

AMENDMENT NO. 1

TO THE

SOFTWARE LICENSE ATTACHMENT

TO THE

MASTER BUSINESS AGREEMENT

BETWEEN

AETNA LIFE INSURANCE COMPANY

AND

BENEFITFOCUS.COM, INC.

This amendment (“Amendment”) to the Software License Attachment (“License Attachment”) to the Master Business Agreement dated November 28, 2006 between Benefitfocus.com, Inc. (“Supplier”) and Aetna Life Insurance Company (“Aetna”) is made this 1st day of November, 2009. The following amendments are incorporated into and made part of the Agreement. All sections and paragraphs of the Agreement not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In the case of a conflict, the terms of this Amendment will control and prevail over those contained in the Agreement.

The License Attachment is amended as follows:

1. In section 1, insert the following new definitions alphabetically and re-letter the existing definitions accordingly:

“Aetna Competitor” means [*] and [*], including any current or future respective Competitor Affiliates.

“Competitor Affiliate” means any company that (i) Controls, (ii) is Controlled by or (iii) is under common Control with an Aetna Competitor or its parent corporation.

“Control” means the power to direct or cause the direction of the management or policies of a company, whether through ownership of voting securities, by contract, or otherwise.”

2. In section 13, second paragraph, fifth line, before “(d)”, delete “or”.

3. In section 13, second paragraph, delete the period at the end of the first sentence and append the following:

“; or (e) Supplier is acquired by, merges with, or otherwise comes under the Control of an Aetna Competitor.”

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Michael W. Grise	By:	/s/ Andrew L. Howell
	(Authorized Signature)		(Authorized Signature)

Name:	Michael W. Grise	Name:	Andrew L. Howell
	(Print Name)		(Print Name)

Title:	Sr. Procurement Agent	Title:	SVP

Date:	11-24-09	Date:	11/11/09

AMENDMENT NO. 1

TO

MASTER BUSINESS AGREEMENT

BETWEEN

AETNA LIFE INSURANCE COMPANY

AND

BENEFITFOCUS.COM, INC.

This amendment (“Amendment”) to the Master Business Agreement dated November 28, 2006 between Benefitfocus.com, Inc. (“Supplier”) and Aetna Life Insurance Company (“Aetna”) (“Agreement”) is made on this 29th day of December, 2008. The following amendments are incorporated into and made a part of the Agreement. All sections and paragraphs of the Agreement not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In the case of a conflict, the terms of this Amendment will control and prevail over those contained in the Agreement.

WHEREAS, the parties agree to add the following language to the above referenced Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend the Agreement as follows:

1.	The language in Section, 18, Access is hereby deleted in its entirety and replaced with the following:

“ACCESS. Supplier shall maintain and make all Aetna related contracts, copy, files, records, accounts and other documents and materials, including any applicable records regarding the fees charged to Aetna and any other applicable financial records, in Supplier’s possession or under Supplier’s control, available for Aetna’s examination upon five (5) business days advance written notice (or in the case of external regulatory audits, such lesser amounts of prior notice given by the applicable regulators or inspectors) during Supplier’s regular business hours during the term of an applicable Schedule and for a period of one (1) year thereafter. Upon Aetna’s request, Supplier shall provide Aetna with three years (e.g. 2005, 2006 & 2007) of Supplier’s audited financial statements. If discrepancies or questions arise with respect to such records, Supplier shall preserve such records until an agreement is reached with Aetna regarding the disposition.

In addition, when Supplier maintains or has access to Aetna Confidential Information, Supplier agrees that Aetna shall have access to all data and information obtained, created, or collected by Supplier related to such Confidential Information. Supplier further agrees that Aetna shall have the right to audit Supplier to assure that Aetna’s Confidential Information is adequately protected. During an audit, Supplier shall; (i) permit Aetna and/or any applicable party, including but not limited to federal, state and local governmental authorities having jurisdiction to conduct operational, performance, and/or security inspections: (ii) provide Aetna reasonable assistance and access to all books, records, and other papers (including, but not limited to, medical and financial records and contracts) and information relating to the Agreement and to the services rendered or deliverables provided by Supplier, and (iii) permit Aetna to interview Supplier or Supplier’s employees as reasonably necessary to complete an audit. Following an audit, Supplier and Aetna may conduct an exit conference to inform Supplier of any deficiencies identified during audit. Supplier shall promptly make available to Aetna the results of any additional reviews or audits conducted by or on behalf of Supplier (including internal and external auditors) relating to Supplier’s operating practices and procedures to the extent relevant to Aetna.

Further, Supplier agrees that, upon Aetna’s request and at Aetna’s expense, Supplier shall have an independent third party audit Supplier’s statements in a security survey and/or attestation documents completed as part of Aetna’s HIPAA and GLBA requirements and shall provide Aetna the results of said audit within 45 days of completion of said audit.”

The effective date of this Amendment No. 1 is December 29, 2008.

The Agreement shall remain in full force and effect, and except as hereby amended, is ratified and confirmed.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company	Benefitfocus.com, Inc.

By:	By:	/s/ Andrew L. Howell
(Authorized Signature)	(Authorized Signature)

Name:	Name:	Andrew L. Howell
(Print Name)	(Print Name)

Title:	Title:	SVP

Date:	Date:	12/29/08

Taxpayer ID#: 57-1099948

AMENDMENT NO. 2

TO THE

MASTER BUSINESS AGREEMENT

BETWEEN

AETNA LIFE INSURANCE COMPANY

AND

BENEFITFOCUS.COM, INC.

This amendment (“Amendment”) to the Master Business Agreement dated November 28, 2006 (“MBA”) between Benefitfocus.com, Inc. (“Supplier”) and Aetna Life Insurance Company (“Aetna”) is made this 1st day of November, 2009 (the “Effective Date”). The following amendments are incorporated into and made part of the Agreement as of the Effective Date. All sections and paragraphs of the Agreement not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In the case of a conflict, the terms of this Amendment will control and prevail over those contained in the Agreement.

The MBA is amended as follows:

1. In Section l.D, replace “may mean” with “means”.

2. In Section 3 B, third line, change the payment terms to read, “Payment terms are sixty (60) days calculated from the date the invoice was received at Aetna’s Accounts Payable Department.”

3. In Section 4.C, third line, replace “under” with “hereunder’’.

4. Amend section 8 as follows: Replace the first paragraph of Section 8 in its entirety with the following:

“8 INDEMNIFICATION. Supplier hereby represents and warrants that its delivery of Services, Materials and/or Deliverables under this Agreement will not violate any publicity or privacy right, patent, copyright, trade secret or other proprietary or intellectual property right or confidential relationship of any third party.”

In the fourth line of paragraph 2, replace “goods, Services and/or Deliverables” with “Services, Materials and/or Deliverables”.

Replace the last sentence of paragraph 2 in its entirety with the following:

“Following such notice of a claim or suit, Supplier shall, upon written notice to Aetna, at Supplier’s expense, (i) procure for Aetna the right to continue using the affected Services, Materials and/or Deliverable, (ii) replace or modify the affected Services, Materials and/or Deliverable with a functional equivalent so that it does not infringe, or, if neither (i) nor (ii) is commercially feasible, (iii) terminate the licenses and refund the fees received for the affected Services, Materials and/or Deliverable on a pro rata basis beginning from the date the claim is made.”

5. In Section 11.E., replace the last sentence in its entirety with following language:

“Supplier further represents and warrants that Supplier’s employees are authorized to work in the United States at the job and location to which they are assigned, and that Supplier is in compliance with the Immigration Reform and Control Act of 1986 (IRCA), as amended, including the E-Verify rules at 48 C.F.R. 22.1800 et seq.; 48 C.F.R. 52.222-54, with respect to such Supplier’s employees.”

6. Add the following sentence at the end of Section 22, Use of Name:

‘‘Each party shall have the right to revoke any permission granted hereunder, whereupon the other party shall promptly cease and desist from the revoked use.”

7. Replace Exhibit A in its entirety with the following:

EXHIBIT A

BUSINESS ASSOCIATE AGREEMENT

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA)

This Business Associate Agreement (the “Agreement”) is made and entered into this 1st day of November, 2009 (the “Effective Date”), by and between Aetna Life Insurance Company (“Aetna”), a corporation organized under the laws of Connecticut and having its principal address at 151 Farmington Avenue, Hartford, CT 06156 (hereinafter, the “Covered Entity”) and Benefitfocus.com, Inc., a corporation organized under the laws of South Carolina and having its principal address at 100 Benefitfocus Way, Charleston, South Carolina 29492 (hereinafter, the “Business Associate”). In conformity with the regulations at 45 C.F.R. Parts 160-164 (the “Privacy and Security Rules”), Covered Entity will provide Business Associate with access to, or have Business Associate create, maintain, transmit and/or receive certain Protected Health Information (as defined below), thus necessitating a written agreement that meets the applicable requirements of the Privacy and Security Rules. Covered Entity and Business Associate agree as follows:

1. Definitions. The following terms shall have the meaning set forth below:

(a)	ARRA. “ARRA” means the American Recovery and Reinvestment Act of 2009.

(b)	C.F.R. “C.F. R.” means the Code of Federal Regulations.

(c)	Designated Record Set. “Designated Record Set” has the meaning assigned to such term in 45 C.F.R. 160.501.

(d)

Discovery. “Discovery” shall mean the first day on which a Security Breach is known to Business Associate (including any person, other than the individual committing the breach, that is an employee, officer, or other agent of Business Associate), or should reasonably have been known to Business Associate, to have occurred.

(e)

Electronic Health Record. “Electronic Health Record” means an electronic record of health-related information on an individual that is created, gathered, managed and consulted by authorized health care clinicians and staff.

(f)

Electronic Protected Health Information. “Electronic Protected Health Information” means information that comes within paragraphs 1 (i) or 1 (ii) of the definition of “Protected Health Information”, as defined in 45 C.F.R. 160.103.

(g)

Individual. “Individual” shall have the same meaning as the term “individual” in 45 C.F.R. 164.501 and shall include a person who qualifies as personal representative in accordance with 45 C.F.R. 164.502 (g).

(h)

Protected Health Information. “Protected Health Information” shall have the same meaning as the term “Protected Health Information”, as defined by 45 C.F.R. 160.103, limited to the information created or received by Business Associate from or on behalf of Covered Entity.

(i)	Required by Law. “Required by Law” shall have the same meaning as the term “required by law” in 45 C.F.R. 164.501.

(j)	Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his designee.

(k)

Security Breach. “Security Breach” means the unauthorized acquisition, access, use or disclosure of Protected Health Information which compromises the security or privacy of such information, except where an unauthorized person to whom such information is disclosed would not reasonably have been able to retain such information. Security Breach does not include:

(i)	any unintentional acquisition, access, or use of Protected Health Information by an employee or individual acting under the authority of Business Associate if:

(I)

such acquisition, access or use was made in good faith and within the course and scope of the employment or other professional relationship of such employee or individual, respectively, with Business Associate; and

(II)	such information is not further acquired, accessed, used or disclosed by any person; or

(ii)

any inadvertent disclosure from an individual who is otherwise authorized to access Protected Health Information at a facility operated by Business Associate to another similarly situated individual at the same facility; and

(iii)	any such information received as a result of such disclosure is not further acquired, accessed, used or disclosed without authorization by any person.

(l)

Security Breach Compliance Date. “Security Breach Compliance Date” means the date that is thirty (30) days after the Secretary publishes interim final regulations to carry out the provisions of Section 13402 of Subtitle D (Privacy) of ARRA.

(m)	Security Incident. “Security Incident” shall have the same meaning as the term “security incident” in 45 C.F.R. 164.304.

(n)	Standard Transactions. “Standard Transactions” means the electronic health care transactions for which HIPAA standards have been established, as set forth in 45 C.F.R., Parts 160-162.

(o)

Unsecured Protected Health Information. “Unsecured Protected Health Information” means Protected Health Information that is not secured through the use of a technology or methodology specified by guidance issued by the Secretary from time to time.

2. Obligations and Activities of Business Associate

(a)

Business Associate agrees to not use or disclose Protected Health Information other than as permitted or required by this Agreement or as Required By Law. Business Associate shall also comply with any further limitations on uses and disclosures agreed to by Covered Entity in accordance with 45 C.F.R. 164.522 provided that such agreed upon limitations have been communicated to Business Associate according with Section 4.l(c) of this Agreement.

(b)	Business Associate agrees to use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement.

(c)

Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Agreement.

(d)	Business Associate agrees to report to Covered Entity any use or disclosure of the Protected Health Information not allowed by this Agreement of which it becomes aware.

(e)

Beginning on the later of the Effective Date of this Agreement or the Security Breach Compliance Date, Business Associate agrees to report to Covered Entity any Security Breach of Unsecured Protected Health Information without unreasonable delay and in no case later than sixty (60) calendar days after Discovery of a Security Breach. Such notice shall include the identification of each individual whose Unsecured Protected Health Information has been, or is reasonably believed by Business Associate, to have been, accessed, acquired, or disclosed In connection with such Security Breach. In addition, Business Associate shall provide any additional information reasonably requested by Covered Entity for purposes of investigating the Security Breach. Business Associate’s notification of a Security Breach under this section shall comply in all respects with each applicable provision of Section 13400 of Subtitle D (Privacy) of ARRA and related guidance issued by the Secretary from time to time.

(f)

Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity, agrees to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such information. In no event shall Business Associate, without Covered Entity’s prior written approval, provide Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity, to any employee or agent, including a subcontractor, if such employee, agent or subcontractor receives, processes or otherwise has access to the Protected Health Information outside of the United States.

(g)

Business Associate agrees to provide access, at the request of Covered Entity, and in the time and manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 C.F.R. 164.524. Covered Entity’s determination of what constitutes “Protected Health Information” or a “Designated Record Set” shall be final and conclusive. If Business Associate provides copies or summaries of Protected Health Information to an Individual it may impose a reasonable, cost-based fee in accordance with 45 C.F.R. 164.524 (c)(4).

(h)

Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 C.F.R. 164.526 at the request of Covered Entity or an Individual, and in the time and manner designated by Covered Entity. Business Associate shall not charge any fee for fulfilling requests for amendments. Covered Entity’s determination of what Protected Health Information is subject to amendment pursuant to 45 C.F.R. 164.526 shall be final and conclusive.

(i)

Business Associate agrees to make (i) internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity, and (ii) policies, procedures, and documentation relating to the safeguarding of Electronic Protected Health Information available to the Covered Entity, or at the request of the Covered Entity to the Secretary, in a time and manner designated by the Covered Entity or the Secretary, for purposes of the Secretary determining Covered Entity’s compliance with the Privacy and Security Rules.

(j)

Business Associate agrees to document such disclosures of Protected Health Information as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528.

(k)

Business Associate agrees to provide to Covered Entity, in the time and manner designated by Covered Entity, the information collected in accordance with Section 2(i) of this Agreement, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528. In addition, with respect to information contained in an Electronic Health Record, Business Associate shall document, and maintain such documentation for three (3) years from date of disclosure, such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of information contained in an Electronic Health Record, as required by Section 13405(c) of Subtitle D (Privacy) of ARRA and related regulations issued by the Secretary from time to time.

(l)

Business Associate acknowledges that it shall request from the Covered Entity and so disclose to its affiliates, agents and subcontractors or other third parties, only (i) the information contained in a “limited data set,” as such term is defined at 45 C.F.R. 164.514(e)(2), or, (ii) if needed by Business Associate, to the minimum necessary to accomplish the intended purpose of such requests or disclosures. In all cases, Business Associate shall request and disclose Protected Health Information only in a manner that is consistent with guidance issued by the Secretary from time to time.

(m)

With respect to Electronic Protected Health Information, Business Associate shall implement and comply with (and ensure that its subcontractors implement and comply with) the administrative safeguards set forth at 45 C.F.R. 164.308, the physical safeguards set forth at 45 C.F.R. 310, the technical safeguards set forth at 45 C.F.R. 164.312, and the policies and procedures set forth at 45 C.F.R. 164.316 to reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Covered Entity. Business Associate acknowledges that, effective the later of the Effective Date of this Agreement or February 17, 2010, (i) the foregoing safeguards, policies and procedures requirements shall apply to Business Associate in the same manner that such requirements apply to Covered Entity, and (ii) Business Associate shall be liable under the civil and criminal enforcement provisions set forth at 42 U.S.C. 1320d-5 and 1320d-6, as amended from time to time, for failure to comply with the safeguards, policies and procedures requirements and any guidance issued by the Secretary from time to time with respect to such requirements.

(n)

With respect to Electronic Protected Health Information, Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Electronic Protected Health Information, agrees to implement reasonable and appropriate safeguards to protect it.

(o)	Business Associate shall report to Covered Entity any Security Incident of which it becomes aware.

(p)	If Business Associate conducts any Standard Transactions on behalf of Covered Entity, Business Associate shall comply with the applicable requirements of 45 C.F.R. Parts 160-162.

(q)

During the term of this Agreement, Business Associate may be asked to complete a security survey and/or attestation document designed to assist Covered Entity in understanding and documenting Business Associate’s security procedures and compliance with the requirements contained herein. Business Associate’s failure to complete either of these documents within the reasonable timeframe specified by Covered Entity shall constitute a material breach of this Agreement.

(r)

Business Associate acknowledges that, effective the later of the Effective Date of this Agreement or February 17, 2010, it shall be liable under the civil and criminal enforcement provisions set forth at 42 U.S.C. 1320d-5 and 1320d-6, as amended from time to time, for failure to comply with any of the use and disclosure requirements of this Agreement and any guidance issued by the Secretary from time to time with respect to such use and disclosure requirements.

3. Permitted Uses and Disclosures by Business Associate

3.1

General Use and Disclosure Except as otherwise limited in this Agreement, Business Associate may use or disclose Protected Health Information to perform its obligations and services to Covered Entity, provided that such use or disclosure would not violate the Privacy and Security Rules if done by Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

3.2	Specific Use and Provisions

(a)

Except as otherwise prohibited by this Agreement, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate.

(b)

Except as otherwise prohibited by this Agreement, Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached in accordance with the Security Breach and Security Incident notifications requirements of this Agreement.

(c)

Business Associate shall not directly or indirectly receive remuneration in exchange for any Protected Health Information of an individual without Covered Entity’s prior written approval and notice from Covered Entity that it has obtained from the individual, in accordance with 45 C.F.R. 164.508, a valid authorization that includes a specification of whether the Protected Health Information can be further exchanged for remuneration by Business Associate. The foregoing shall not apply to Covered Entity’s payments to Business Associate for services delivered by Business Associate to Covered Entity.

(d)

Except as otherwise prohibited by this Agreement, Business Associate may use Protected Health Information to provide data aggregation services to Covered Entity as permitted by 42 C.F.R. 164.504(e)(2)(i)(B).

(e)	Business Associate may use Protected Health Information to report violation of law to appropriate Federal and State authorities, consistent with 164.502(j)(l).

4. Obligations of Covered Entity.

4.1	Provisions for Covered Entity to Inform Business Associate of Privacy Practices and Restrictions

(a)

Covered Entity shall notify Business Associate of any limitation(s) in Covered Entity’s notice of privacy practices that Covered Entity produces in accordance with 45 C.F.R. 164.520 (as well as any changes to that notice), to the extent that such limitation(s) may affect Business Associate’s use or disclosure of Protected Health Information.

(b)

Covered Entity shall provide Business Associate with any changes in, or revocation of, permission by Individual to use or disclose Protected Health Information, to the extent that such changes affect Business Associate’s use or disclosure of Protected Health Information.

(c)

Covered Entity shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 C.F.R. 164.522, to the extent that such restriction may affect Business Associate’s use or disclosure of Protected Health Information.

4.2

Permissible Request by Covered Entity. Except as may be set further in Section 3.2, Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy and Security Rules if done by Covered Entity.

5. Term and Termination

(a)

Term. The provisions of this Agreement shall take effect on the Agreement’s Effective Date and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created, maintained, transmitted or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, in accordance with Section 5(c)(2).

(b)

Termination for Cause. Without limiting the termination rights of the parties pursuant to the Agreement and upon either party’s knowledge of a material breach of this Agreement by the other party, , the non-breaching party shall provide an opportunity for the breaching party to cure the breach or end the violation, or terminate the Agreement, if the breaching party does not cure the breach or end the violation within the time specified by the non-breaching party, or immediately terminate this Agreement, if, in the non-breaching party’s reasonable judgment, cure is not possible.

(c)	Effect of Termination.

(1)

Except as provided in Section 5(c), upon termination of this Agreement, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created, maintained, transmitted or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the Protected Health Information.

(2)

In the event the Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the parties that return or destruction of Protected Health Information is infeasible, per Section 5(a) above, Business Associate shall continue to extend the protection of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information for so long as Business Associate maintains such Protected Health Information.

6. Indemnification. Business Associate shall indemnify and hold harmless Covered Entity and any of Covered Entity’s affiliates, directors, officers. employees and agents from and against any claim, cause of action, liability, damage, cost or expense (including reasonable attorneys’ fees) arising out of or relating to any non-permitted use or disclosure of Protected Health Information, failure to safeguard Electronic Protected Health Information, or other breach of this Agreement by Business Associate or any affiliate, director, officer, employee, agent or subcontractor of Business Associate.

7. Notices. Any notices or communications to be given under this Agreement shall be made to the address and/or fax numbers given below:

To Covered Entity: Aetna Legal Support Services 151 Farmington Avenue- Attn: W121 Hartford, CT 06156 Fax: (860) 907-3017	To Business Associate: Benefitfocus.com, Inc. 100 Benefitfocus Way Charleston, SC 29492 Phone: (843) 849-7476 Fax: (843) 849-9298

Each party named above may change its address upon thirty (30) days written notice to the other party.

8. Miscellaneous.

(a)	Regulatory References. A reference in this Agreement to a section in the Privacy and Security Rules means the section as in effect or as amended.

(b)

Amendment. Upon the enactment of any law or regulation affecting the use or disclosure of Protected Health Information, the safeguarding of Electronic Protected Health Information, or the publication of any decision of a court of the United States or any state relating to any such law or the publication of any interpretive policy or opinion of any governmental agency charged with the enforcement of any such law or regulation, either party may, by written notice to the other party, amend the Agreement in such manner as such party determines necessary to comply with such law or regulation. If the other party disagrees with such amendment, it shall so notify the first party in writing within thirty (30) days of the notice. If the parties are unable to agree on an amendment within thirty (30) days thereafter, then either of the parties may terminate the Agreement on thirty (30) days written notice to the other party.

(c)	Survival. The respective rights and obligations of Business Associate under Sections 5(c) and 6 of this Agreement shall survive termination of this Agreement.

(d)

Interpretation. Any ambiguity in this Agreement shall be resolved to permit Covered Entity to comply with the Privacy and Security Rules. In the event of any inconsistency or conflict between this Agreement and any other agreement between the parties, the terms, provisions and conditions of this Agreement shall govern and control.

(e)

No third party beneficiary. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations, or liabilities whatsoever.

(f)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Connecticut.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Michael W. Grise	By:	/s/ Andrew L. Howell
	(Authorized Signature)		(Authorized Signature)

Name:	Michael W. Grise	Name:	Andrew L. Howell
	(Print Name)		(Print Name)

Title:	Sr. Procurement Agent	Title:	SVP

Date:	11-24-09	Date:	11/11/09

Taxpayer ID#:	57-1099948

SCHEDULE NO. 8

to the

MASTER BUSINESS AGREEMENT (“MBA”)

between

AETNA LIFE INSURANCE COMPANY (“AETNA”)

and

BENEFITFOCUS.COM, INC. (“Supplier” or “Benefitfocus”)

The Parties agree that the terms and conditions of the MBA dated November 28, 2006, the Professional Services Attachment dated November 28, 2006 and the Software License Attachment dated November 28, 2006 shall govern this Schedule, except that, in the event of a conflict between the relevant documents, the terms and conditions of this Schedule shall control and prevail over the applicable Attachment and the MBA. Furthermore, in the event of a conflict between the applicable Attachment and the MBA, the terms and conditions of this Attachment shall control and prevail over the MBA.

1. Effective Date: November 1, 2009

2. Aetna Coordinators:	[*]
[*]

3. Assignment Description: The parties are concurrently executing and delivering three schedules (Schedules 8, 9 and 10). Together, these Schedules express an overall relationship under which the parties will collaborate on enhancing and extending Benefitfocus’ current offerings as more fully described in these Schedules and the accompanying Statements of Work. Aetna will pay Benefitfocus a fixed price of $[*] for the collection of services and software licenses described in detail in the three Schedules. Schedules 9 and 10 respectively address the subjects of software licensing and hosting to be supplied by Benefitfocus.

The subject of this Schedule 8 is Services and software development work. In the initial phase, Benefitfocus shall provide subject matter experts in information technology design, development, and deployment in sufficient numbers and with sufficient knowledge and expertise to work with Aetna in the development of the specification of the information technology components of the Business Needs Analysis (“BNA”) documents for Chunk 1 of the projects identified in the Integrated Product Statement of Work, dated October 5, 2009, and as the parties subsequently may expand or modify (“Integrated Product Statement of Work”), attached hereto and incorporated herein by reference as Exhibit B. In later phases, using the BNA results, Benefitfocus shall contribute subject matter experts in information technology design, development, and deployment in sufficient numbers and with sufficient knowledge and expertise to define and develop application solutions that meet the needs defined in the BNAs.

The Business Needs Analysis shall conform to the Aetna project development framework, a template for which is attached hereto as Exhibit A.

“Integrated Product” shall mean (1) the collection of products, functionality, services and features which support an integrated “Aetna experience” from the perspective of current or prospective Aetna brokers, plan sponsors and members, (collectively, the “Constituents”), combined with (2) the technical capability to host those services and features within the Aetna environment. The Integrated Product Statement of Work expresses the parties’ shared vision for the Integrated Product as the parties are able to express it at this time. The parties jointly are committed to modifying the Integrated Product Statement of Work as needed during the course of development as needed to realize that shared vision.

“Chunk 1” means the following Projects (Ref. Chunk 1 details in Statement of Work):

[*]

“Chunk 2” means the following Projects (Ref. Chunk 2 details in Statement of Work):

[*]

“Chunk 3” means the following Projects (Ref. Chunk 3 details in Statement of Work):

[*]

4. Materials:

Material 1: Provide all Benefitfocus product knowledge necessary to enable Aetna to define High Level Business Needs (HLBNs) and Expanded Business Needs (“EBNs) for each Project component of Chunk 1 of the Integrated Product to complete the BNAs. Participate in working sessions via teleconference and on-site at Aetna. Draft components of the HLBNs and EBNs as requested by Aetna.

Material 2: Using the completed BNAs, define application solutions for each Project component of Chunk 1 and develop a delivery schedule for completion of the application solutions. The delivery schedule will establish Supplier’s Deliverables and Materials obligations under the subsequent Schedule for Phase IV through VII of Chunk 1.

5. Delivery Schedule: In accordance with the agreed upon Program Plan.

6. Acceptance: Material 1 and Material 2 will be accepted in accordance with the Aetna Project Life Cycle (“APLC”) process.

7. Fees: Aetna will pay Benefitfocus $6.6 million for the development Services contemplated by this Schedule 8 and the accompanying Integrated Product Statement of Work. For this Schedule 8, $[*] is due upon contract execution and receipt of a correct invoice, in accordance with the payment terms in Section 3.B. of the MBA. The Parties will agree to a payment stream for the remaining $[*] as more specifically set forth in subsequent development Schedules. Such payment stream will be tied to completion and acceptance of Services, Deliverables, Materials, and/or significant milestones. The current anticipated allocation of payments is:

2009:	$	[*	]
2010:	$	[*	]
2011:	$	[*	]
2012:	$	[*	]
Total:		$6,600,000

8. Supplier Employee(s):

A.	Names and Title of Supplier Employee(s) assigned under this Schedule:

B.	Supplier Employee Type:

i.	Supplier intends on utilizing one or more H-1b employee(s) in the performance of this Schedule.

Yes X No

ii.	If “Yes”, this/these employee(s) will be on Aetna’s site(s) for thirty (30) days or more.

Yes No

Supplier must comply with all applicable laws and regulations regarding the utilization of H-1 b employee(s).

9. Sales & Use Taxes. Supplier is not currently registered to collect sales tax in the state of Connecticut, where the Services will be delivered. Aetna will self-assess and remit the appropriate use tax to the taxing jurisdiction. Within a reasonable time after execution of this Schedule, Supplier will register with the state of Connecticut. Supplier will provide notice to Aetna when it is registered in Connecticut. Upon registration in Connecticut, Supplier will include in all invoices and collect the tax at the current rate of 1%.

10. Access to Health Care Benefits. N/A - Benefitfocus completed Aetna Supplier Health Care Survey in November 2008.

11. Aetna Notification Addresses:	Electronic Invoices	Business Notices
	AWBII	151 Farmington Avenue
Procurement, RT32
Hartford, CT 06156

12. Other Provisions

A.	Termination.

1.

Aetna’s Right to Terminate Without Cause. Notwithstanding any other provision in the MBA, its Attachments or Schedules, Aetna may terminate Schedule 8 and/or Schedule 10 at any time for convenience after Aetna has paid in full all of the License Fees identified in Schedule 9. Any termination shall be effective [*] ([*]) [*] from the date of notice. If Aetna terminates Schedule 8 for convenience, Aetna shall pay for any work performed through the notice date and ordered after the notice date but shall not be obligated to order any further work performed under this schedule for the subsequent [*] ([*]) [*]. If Aetna terminates Schedule 10 for convenience, Aetna shall pay the hosting fees due under Schedule 10 for the [*] ([*]) [*] notice period.

2.

Cross Default. Any material breach by Benefitfocus of its obligations under either Schedule 8 or Schedule 10 shall, at Aetna’s election, constitute a default under the Agreement. In the event of such default, Aetna may terminate [*] in accordance with the rights and obligations in [*].

B.	Exclusivity And Royalty

1.	Definitions.

1.1	“Aetna Competitor” means [*], and [*], including any Competitor Affiliates.

1.2

“Aetna Processes” means Aetna software, business processes and requirements that support the administration of health (including dental and behavioral health), life, and disability benefit plans, pet insurance plans or other insurance products or related services. Aetna Processes may or may not be unique to Aetna, but are exclusive of any software or services provided to Aetna by Benefitfocus prior to the date of this Agreement.

1.3

“Custom Model” means (i) the combination of a substantial amount of the Software, Services, Materials and Deliverables described in the Integrated Product Statement of Work which supports or enables a unified user experience from the perspective of any of a carrier’s brokers, plan sponsors and members, and is seamlessly and tightly integrated with a customer’s infrastructure, or (ii) a set of services, product features or functions, including, without limitation, the integration of Benefitfocus products with a customer’s infrastructure, which provides substantially equivalent capabilities.

1.4

“Standard Model” means (i) any Benefitfocus customer business solution currently sold or marketed together with any updates, modifications, routine enhancements or patches provided as part of the regular maintenance schedule to Benefitfocus’ clients, and (ii) any subsequent Benefitfocus customer business solution that is not a Custom Model.

2.	Exclusivity.

2.1	This is a limited exclusivity restriction intended to be consistent with two goals: (1) Enable Aetna to obtain “first mover” competitive advantage as to Aetna Competitors from the Integrated Product resulting from the Aetna-Benefitfocus collaboration; and (2) Permit Benefitfocus to market its Standard Model without limitation and permit Benefitfocus to market the Integrated Product except to Aetna Competitors. Accordingly, the parties agree that (i) until November 1, 2011 (the “Exclusivity Period”), Benefitfocus will not enter into any agreement with, an Aetna Competitor to develop a Custom Model, or conduct work for any Aetna Competitor, or take any other steps toward, the creation of a Custom Model for any Aetna Competitor; but (ii) Benefitfocus shall have complete freedom to take any steps toward marketing, selling or delivering a Standard Model to any customer, including any Aetna Competitor.

2.2

During the Exclusivity Period, Benefitfocus shall notify Aetna not less than [*] ([*]) [*] before Benefitfocus enters into any agreement with any Aetna Competitor (“Competitor Agreement). A press release or similar communication concerning any relationship between Benefitfocus and an Aetna Competitor shall be treated as a Competitor Agreement.

2.3

If Aetna determines in good faith that a Competitor Agreement would conflict with Benefitfocus’ exclusivity undertaking in Section 2.1, above, Aetna may so advise Benefitfocus. Upon receipt of such advice, and whether or not it agrees with Aetna’s determination, Benefitfocus shall immediately cease and desist from taking any action in furtherance of such Competitor Agreement until such time (if any) that (i) Aetna comes to believe that the Competitor Agreement would not conflict with Benefitfocus’ exclusivity undertaking in Section 2.1, above after following dispute resolution procedures in Section 12.A. of the MBA, or (ii) an arbitration panel convened pursuant to the procedures specified in Section 12.B. of the MBA determines that the Competitor Agreement would not conflict with Benefitfocus’ exclusivity undertaking in Section 2.1, above.

3.

Royalty. The parties anticipate that the collaboration between Benefitfocus and Aetna will enable Benefitfocus to generate substantial sales from the Integrated Product and/or the Custom Model and agree that Aetna should share in that resulting revenue.

Accordingly, Benefitfocus shall pay Aetna a royalty of [*]% of all license fees and [*]% of all other fees (including development fees and ongoing servicing and maintenance fees) of revenues Benefitfocus earns from sales of a Custom Model (i) to customers other than Aetna Competitors, on any sale made in the first [*] ([*]) [*] following the deployment of the Integrated Product; and (ii) to Aetna Competitors, on any sale made in the first [*] ([*]) [*] following end of the Exclusivity Period.

C.

Resolution of Existing Disputes. Schedules 8, 9, and 10 shall replace all schedules currently in effect between Benefitfocus and Aetna (the “Existing Schedules”). Any and all disputed claims for fees between the parties relating to services provided by Benefitfocus to Aetna under the Existing Schedules will be settled by and upon the execution of Schedules 8, 9, and 10. Neither party will be obligated to pay any amounts to the other party for such fees in the Existing Schedules under the terms of this settlement.

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Joseph C. Black	By:	/s/ Shawn A. Jenkins
	(Authorized Signature)		(Authorized Signature)

Name:	Joseph C. Black	Name:	Shawn A. Jenkins
	(Print Name)		(Print Name)

Title:	Chief Procurement Officer	Title:	President and CEO

Date:	11-24-09	Date:	11/11/09

AMENDMENT NO 1

TO

SCHEDULE NO. 8

To The

MASTER BUSINESS AGREEMENT (“MBA”)

BETWEEN

AETNA LIFE INSURANCE COMPANY (“Aetna”)

AND

BENEFITFOCUS.COM, INC. (“Supplier”)

This amendment (the “Amendment’’) to Schedule No. 8 to the Master Business Agreement (the “Agreement) dated November 28, 2006, the Professional Services Attachment dated November 28, 2006 and the Software License Attachment dated November 28, 2006 between Benefitfocus.com Inc. (the “Supplier”) and Aetna Life Insurance Company (“Aetna”) is made as of this 17th day of May, 2010. The following revisions supplement and are incorporated into and made a part of Schedule No. 8. All sections and paragraphs of Schedule No. 8 not hereby appended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In case of a conflict, the terms of this Amendment will control and prevail over those contained in Schedule No. 8.

WHEREAS, pursuant to Paragraph 7 of Schedule No. 8, the Parties shall agree to a payment stream for the remaining $[*] as more specifically set forth in subsequent development Schedules; and

WHEREAS, such payment stream will be tied to completion and acceptance of Services, Deliverables, Materials, and/or significant milestones; and

WHEREAS, the parties desire to establish the payment stream for calendar year 2010 tied to the completion and acceptance of certain Services, Deliverables, Materials, and significant milestones.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend Schedule 8 of the MBA as follows:

l.	The parties previously anticipated within Section 7 of Schedule 8 that $[*] would be allocated to 2010, which, upon payment, shall be deducted from the amounts due for services under Schedule 8.

2.	Milestones, related deliverables, and associated amounts due are shown in Exhibits A-N to this Amendment 1, attached hereto and incorporated by reference.

3.

The parties acknowledge and agree that the following is the anticipated monthly payment schedule based upon the underlying milestones and deliverables defined by Benefitfocus and associated with each Aetna project Chunk as those amounts are itemized within the attached Exhibits A through N:

a. January 31, 2010:	$	[*]
b. February 28, 2010:	$	[*]
c. March 31, 2010	$	[*]
d. April 30, 2010:	$	[*]
e. May 31, 2010:	$	[*]
f. June 30, 2010:	$	[*]
g. July 31, 2010:	$	[*]
h. August 31, 2010:	$	[*]
i. September 30, 2010:	$	[*]
j. October 31, 2010:	$	[*]
k. November 30, 2010:	$	[*]
l. December 31, 2010:	$	[*]

Total	$	[*]

4.

The above payment schedule reflect the approximate dates on which Supplier will achieve certain milestones and provide the associated deliverables as detailed in Exhibits A through N, and shall be entitled to invoice Aetna for the above 2010 fees. As with any project, these dates may change from time to time depending on the progress of the project, therefore, actual deliverables and payments will be tied to the latest Project Plan that is in effect and mutually agreed to by the parties in writing as well as any mutual written agreements in accordance with change control procedures. For each invoice noted above, Aetna shall reasonably cooperate with Supplier to review deliverables and milestones related thereto and to accept or reject each deliverable or milestone as appropriate according the respective acceptance criteria.

5.	Each milestone and related deliverable shall be accompanied by an Acceptance Form, substantially in the form attached hereto as Exhibit O.

6.

Acceptance of the individual deliverables will be determined by review and sign off provided by the Aetna Coordinator. By accepting the respective milestones and deliverables, Aetna agrees to pay Benefitfocus in accordance with Section 3 above. If, after acceptance, Aetna determines that these deliverable and milestones do not meet the requirements set forth in this Agreement, Aetna shall be entitled to the rights and remedies set forth in the Agreement, including Section 7, Warranties and Limitation of Liability, subsection B. Standard of Work of the MBA and Section 9, Remedies of the Software License Attachment.

7.

Upon acceptance of each milestone or deliverable, Supplier shall invoice Aetna the respective amount, and Aetna shall pay such amount in accordance with the payment terms outlined in Amendment 2, Section 2 to the MBA.

8.

The effective date of this Amendment No. 001 is May 17, 2010.

All Sections, terms and conditions not appended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Amendment.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Michael W. Grise	By:	/s/ Andrew L. Howell
(Authorized Signature)		(Authorized Signature)

Name:	Michael W. Grise	Name:	Andrew L. Howell
(Print Name)		(Print Name)

Title:	Sr. Procurement Agent	Title:	SVP

Date:	5-27-10	Date:	5/25/10
Taxpayer ID # 57-1099948

Attachments
Exhibit A:	eBilling ‘Third billing cycle’ (8019a)
Exhibit B:	AGI/iCAP iMax integration (7542e)
Exhibit C:	AGI/iCAP gMax integration (7842a)
Exhibit D:	eBilling for Individual (BEAR 7934b)
Exhibit E:	eDirect for Individual (BEAR 7934c)
Exhibit F:	AGI\iCAP Service Fee Billing (7597a)
Exhibit G:	Enterprise Portal Framework (8166a) November 2010 Release
Exhibit H:	Plan Sponsor Portal (8167a) November 2010 Release
Exhibit I:	Broker Portal (8168a) November 2010 Release
Exhibit J:	eSales for Small Group segment (8176a) February 2011 Release
Exhibit K:	Enhanced eEnrollment (8180a) February 2011 Release
Exhibit L:	Enterprise Portal Framework (8166b) February 2011 Release
Exhibit M:	Plan Sponsor Portal (8167b) February 2011 Release
Exhibit N:	Broker Portal (8168b) February 2011 Release
Exhibit O:	Sample of Acceptance Form

AMENDMENT NO 2

TO

SCHEDULE NO 8

To The

MASTER BUSINESS AGREEMENT (“MBA”)

BETWEEN

AETNA LIFE INSURANCE COMPANY (“Aetna”)

AND

BENEFITFOCUS.COM, INC. (“Supplier”)

This Amendment (the “Amendment’’) to Schedule No. 8 to the Master Business Agreement (the “Agreement) dated November 28, 2006 between Benefitfocus.com Inc. (the “Supplier”) and Aetna Life Insurance Company (“Aetna”) is made as of this March 8, 2011. The following revisions supplement and are incorporated into and made a part of Schedule No. 8. All sections and paragraphs of Schedule No. 8 not hereby appended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In case of a conflict, the terms of this Amendment will control and prevail over those contained in Schedule No. 8.

WHEREAS, pursuant to Paragraph 7 of Schedule No. 8, the Parties shall agree to a payment stream for the remaining $[*] as more specifically set forth in subsequent development Schedules; and

WHEREAS, such payment stream will be tied to completion and acceptance of Services, Deliverables, Materials, and/or significant milestones; and

WHEREAS, the parties desire to establish the payment stream for calendar year 2011 tied to the completion and acceptance of certain Services, Deliverables, Materials, and significant milestones.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend Schedule 8 of the MBA as follows:

l.	The parties previously anticipated within Section 7 of Schedule 8 that $[*] would be allocated to 2011, which upon payment shall be deducted from the amounts due for services under Schedule 8.

2.

The parties have agreed to defer to 2011, certain payments due in 2010 pursuant to Amendment No. 1 to Schedule No. 8 in the amount of $[*], for the project milestones known as BEAR 2010 Deferred (Feb & May 2011) and Aetna has agreed to pay those amounts according to the terms contained herein.

3.	Milestones, related deliverables, and associated amounts due are shown in Exhibit A to this Amendment 2 (Payment Schedule and Anticipate Milestones), attached hereto and incorporated by reference.

4.

The parties acknowledge and agree that the following is the anticipated monthly payment schedule based upon the underlying milestones and deliverables defined by Benefitfocus and associated with each Aetna project Chunk as those amounts are itemized within the attached Exhibits A:

a. February 28, 2011:	$	[*]
b. March 31, 2011:	$	[*]
c. April 30, 2011:	$	[*]
d. May 31, 2011:	$	[*]
e. June, 2011		[*]
f. July 31, 2011:	$	[*]
g. August 31, 2011:	$	[*]
h. September, 2011		[*]
i. October 31, 2011:	$	[*]	To be paid on the sooner of Code Drop or October 31, 2011
j. November 30, 2011:	$	[*]
k. December 31, 2011:	$	[*]	To be paid on the sooner of Code Release or December 31, 2011

TOTAL	$	[*]

5.

The above payment schedule reflect the approximate dates on which Supplier will achieve certain milestones and provide the associated deliverables as detailed in Exhibits A, and shall be entitled to invoice Aetna for the above 2011 fees. As with any project, these dates may change from time to time depending on the progress of the project, therefore, actual deliverables and payments will be tied to the latest Project Plan that is in effect and mutually agreed to by the parties in writing as well as any mutual written agreements in accordance with change control procedures. For each invoice noted above, Aetna shall reasonably cooperate with Supplier to review deliverables and milestones related thereto and to accept or reject each deliverable or milestone as appropriate according the respective acceptance criteria.

6.	Each milestone and related deliverable shall be accompanied by an Acceptance Form, substantially in the form attached hereto as Exhibit B.

7.

Acceptance of the individual deliverables will be determined by review and sign off provided by the Aetna Coordinator. By accepting the respective milestones and deliverables, Aetna agrees to pay Benefitfocus in accordance with Section 3 above. If, after acceptance, Aetna determines that these deliverable and milestones do not meet the requirements set forth in this Agreement, Aetna shall be entitled to the rights and remedies set forth in the Agreement, including Section 7, Warranties and Limitation of Liability, subsection B. Standard of Work of the MBA and Section 9, Remedies of the Software License Attachment.

8.

Upon acceptance of each milestone or deliverable, Supplier shall invoice Aetna the respective amount, and Aetna shall pay such amount in accordance with the payment terms outlined in Section 3 to the MBA.

9.	The effective date of this Amendment No. 2 to Schedule No. 8 shall be January 1, 2011.

All Sections, terms and conditions not appended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Amendment.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Wanda Borotto	By:	/s/ Andrew L. Howell
(Authorized Signature)		(Authorized Signature)

Name:	Wanda Borotto	Name:	Andrew L. Howell
(Print Name)		(Print Name)

Title:	Procurement Manager	Title:	COO

Date:	Apr 12, 2011	Date:	Apr 12, 2011

Taxpayer ID # 57-1099948

Exhibit A: Payment Schedule and Anticipate Milestone

Project/Activity	Weight	2010 Deferred	Feb-11	Mar-11	Apr-11	May-11	Jul-11	Aug-11	TBD* Code Drop	Nov-11	TBD* Release
									*Paid before or in Oct 2011
											*Paid before or in Dec 2011
BEAR 2010 Deferred (Feb & May 2011)		$680,000
7934f May Release Code Drop 1 to JCT – 2/15/11	10%		$68,000
7934f May Release Code Drop 2 to JCT – 3/18/11	10%			$68,000
7934j November Release Design Signoff – 4/7/11	10%				$68,000
7934k February Release Design Signoff – 5/6/11	10%					$68,000
7934j November Release Code Drop to JCT – 7/15/11	20%						$136,000
7934i August Release UAT Signoff – 8/15/11	20%							$136,000
7934j November Release UAT Signoff – 11/4/11	20%									$136,000

Totals			$68,000	$68,000	$68,000	$68,000	$136,000	$136,000	$0	$136,000	$0	$0

Plan Sponsor Portal	20%		$380,000

7842b eEnrollment	10%			$190,000

Core Small Group Release	35%					$665,000

7842c eEnrollment		$16,625.00

eSales		$16,625.00

Broker Portal		$16,625.00

eBilling		$16,625.00

May Release Follow-up/	10%		$190,000

Learning

eSales Follow-on	10%			$95,000	$95,000

2nd Edition				$47,500.00	$47,500.00

3rd Edition				$47,500.00	$47,500.00

eEnrollment Enhancements	5%			$47,500.0	$47,500.0

SG Follow-up							$11,875.00		$11,875.00

Middle Market							$35,625.00		$35,625.00

Enhancements

Portal Follow-on							$95,000		$95,000

Middle Market Capabilities							$9,500.00		$9,500.00

Totals	$380,000	$190,000	—	$665,000	—	$190,000	$237,500.0	—	$237,500.0	$1,900,000

Percent of 2011 total	20%	10%		35%		10%	12.5%		12.5%	—

Cumulative Percent of 2011	20%	30%		65%		75%	88%		100%	—
Total

Grand Total	$448,000	$258,000	$68,000	$733,000	$136,000	$326,000	$237,500	$136,000	$237,500	$2,580,000

EXHIBIT B – ACCEPTANCE FORM

For Use Only With Schedule No. 8 To The Master Business Agreement Between Aetna Life Insurance Company (“Aetna”) And Benefitfocus.Com, Inc. (“Benefitfocus”) Dated November 1, 2009

PLEASE PROCESS THIS FORM WITHIN FIVE (5) DAYS OF THE DATE SUBMITTED

DATE	PROJECT NAME	BENEFITFOCUS MILESTONE	DELIVERABLE NAME AND DESCRIPTION	ACCEPTANCE CRITERIA	AMOUNT COMPLETED & EARNED	APPROVAL*

<Enter the date of delivery.>	<Enter the Aetna project name and number .>	<List the Benefitfocus milestone that has been met qualifying the deliverable for submission.>	<List the deliverable and any references that point to the deliverable that is being submitted. State the receiving individual or organization.>	<List the acceptance (success) criteria for the deliverable.>	<List the amount completed and earned under the Benefitfocus Project Schedule for this discrete milestone.>	¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

*

Any rejection must be accompanied by an explanation for the reasons for the rejection including specific references to those portions of the Schedule, Milestone, Deliverable and Acceptance Criteria which are the basis for the rejection, including identifying those deficiencies that must be corrected in order for the Deliverable to be accepted. AETNA shall not offer as the basis for any rejection, and Benefitfocus shall not be required to correct, any minor imperfections or defects that do not materially impair the operation or utility of any Deliverable

By accepting the respective Milestones and Deliverables, Aetna agrees that Benefitfocus has performed the work identified herein and has fully earned the amounts specified. For these deliverable and milestones accepted, rights to further reject, refund, offset, rebate or discount of the amounts earned related to these milestones are hereby waived.

Accepted on behalf of Aetna by:

Date Submitted:	Print Name

Benefitfocus Project Manager:	Print Title

Due Date:	Signature:

AMENDMENT NO. 03

TO

SCHEDULE NO 8

To The

MASTER BUSINESS AGREEMENT (“MBA”)

BETWEEN

AETNA LIFE INSURANCE COMPANY (“Aetna”)

AND

BENEFITFOCUS.COM, INC. (“Supplier”)

This Amendment (the “Amendment’’) to Schedule 8 to the Master Business Agreement (the “Agreement) dated November 28, 2006 between Benefitfocus.com Inc. (the “Supplier”) and Aetna Life Insurance Company (“Aetna”) is made as of April 14, 2012. The following revisions supplement and are incorporated into and made a part of Schedule No. 8. All sections and paragraphs of Schedule No. 8 not hereby appended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In case of a conflict, the terms of this Amendment will control and prevail over those contained in Schedule No. 8.

WHEREAS, pursuant to Paragraph 7 of Schedule No. 8, the Parties shall agree to a payment stream for the remaining $[*] as more specifically set forth in subsequent development Schedules; and

WHEREAS, such payment stream will be tied to completion and acceptance of Services, Deliverables, Materials, and/or significant milestones; and

WHEREAS, the parties desire to establish the payment stream for calendar year 2010 tied to the completion and acceptance of certain Services, Deliverables, Materials, and significant milestones

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend Schedule 8 of the MBA as follows:

l.	The parties previously anticipated within Section 7 of Schedule 8 that $[*] would be allocated to 2012, which upon payment shall be deducted from the amounts due for services under Schedule 8.

2.	Milestones, related deliverables, and associated amounts due are shown in Exhibit A to this Amendment (Payment Schedule and Anticipate Milestones), attached hereto and incorporated by reference.

3.

The parties acknowledge and agree that the following is the anticipated monthly payment schedule based upon the underlying milestones and deliverables defined by Benefitfocus and Aetna and associated with each Aetna project Chunk as those amounts are itemized within the attached Exhibit A:

a. January 31, 2012	$ [*]
b. February 29, 2011:	$ [*]
c. March 31, 2011:	$ [*]
d. April 30, 2011:	$ [*]
e. May 31, 2011:	$ [*]
f. August 31, 2011:	$ [*]
g. November 30, 2011:	$ [*]

TOTAL	$ [*]

4.

The above payment schedule reflect the approximate dates on which Supplier will achieve certain milestones and provide the associated deliverables as detailed in Exhibits A, and shall be entitled to invoice Aetna for the above 2011 fees. As with any project, these dates may change from time to time depending on the progress of the project, therefore, actual deliverables and payments will be tied to the latest Project Plan that is in effect and mutually agreed to by the parties in writing as well as any mutual written agreements in accordance with change control procedures. For each invoice noted above, Aetna shall reasonably cooperate with Supplier to review deliverables and milestones related thereto and to accept or reject each deliverable or milestone as appropriate according the respective acceptance criteria.

5.	Each milestone and related deliverable shall be accompanied by an Acceptance Form, substantially in the form attached hereto as Exhibit B.

6.

Acceptance of the individual deliverables will be determined by review and sign off provided by the Aetna Coordinator. By accepting the respective milestones and deliverables, Aetna agrees to pay Benefitfocus in accordance with Section 3 above. If, after acceptance, Aetna determines that these deliverable and milestones do not meet the requirements set forth in this Agreement, Aetna shall be entitled to the rights and remedies set forth in the Agreement, including Section 7, Warranties and Limitation of Liability, subsection B. Standard of Work of the MBA and Section 9, Remedies of the Software License Attachment.

7.

Upon acceptance of each milestone or deliverable, Supplier shall invoice Aetna the respective amount, and Aetna shall pay such amount in accordance with the payment terms outlined in Section 3 to the MBA.

8.	The Effective Date of this Amendment No. 3 is January 1, 2012.

All Sections, terms and conditions not appended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Amendment.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Benjamin Diamond	By:	/s/ Andrew L. Howell
(Authorized Signature)		(Authorized Signature)

Name:	Benjamin Diamond	Name:	Andrew L. Howell
(Print Name)		(Print Name)

Title:	Senior Contract Agent	Title:	COO

Date:	Apr 19, 2012	Date:	Apr 19, 2012

Taxpayer ID # 57-1099948

Attachments

Exhibit A:	Payment Schedule and Anticipate Milestones
Exhibit B:	Acceptance Form

EXHIBIT A

2012 Payment Schedule

Schedule 8 Deliverables

eBusiness
Project	Weight	Jan 2012	Feb 2012	Mar 2012	Apr 2012	May 2012	Jun 2012	Jul 2012	Aug 2012	Sep 2012	Oct 2012	Nov 2012	Dec 2012
eSales 2011 State Rollout Completion	10%	$132,000
7842g (Service Areas) + 8388 Go-Live	15%		$198,000
2012.1 Release Items (PSP, Broker Portal HCR item)	5%			$66,000
7842g (Categories Go- Live	5%				$66,000
2012.2 Release Items	5%					$66,000
Support Allstate Integration (this is dependent on Allstate participation. This could be rebalanced if Allstate doesn’t fully engage)	20%								$264,000
2012.3 Release Items –eSales	5%								$66,000
2012.3 Release Items – enrollment	5%								$66,000
2012.3 Release Items – Broker Portal	5%								$66,000
2012.3 Release Items – PSP	5%								$66,000
2012.4 Release Items – eSales	5%											$66,000
2012.4 Release Items – enrollment	5%											$66,000

2012.4 Release Items – Broker Portal	5%											$66,000
2012.4 Release Items – PSP	5%											$66,000
Group Market Totals	100%	$132,000	$198,000	$66,000	$66,000	$66,000	$0	$0	$528,000	$0	$0	$264,000	$0
Schedule 8 total $	$1,320,000

Assumptions:

1 – This payment schedule does not include integration to support SRC (or other partner carriers) as a managed voluntary benefit integration with Aetna’s instance of Enrollment. Since each will require integration with the partner carrier and modifications to the Aetna instance, these will be handled separately through CRs as identified.

2 – This payment schedule does not include the addition of configuring new eSales states outside of the ones already live in eSales today. Configuring new states will require a separate CR to Schedule 8.

EXHIBIT B – ACCEPTANCE FORM

For Use Only With Schedule No. 8 To The Master Business Agreement Between Aetna Life Insurance Company (“Aetna”) And Benefitfocus.Com, Inc. (“Benefitfocus”) dated November 1, 2009

PLEASE PROCESS THIS FORM WITHIN FIVE (5) DAYS OF THE DATE SUBMITTED

DATE	PROJECT NAME	BENEFITFOCUS MILESTONE	DELIVERABLE NAME AND DESCRIPTION	ACCEPTANCE CRITERIA	AMOUNT COMPLETED & EARNED	APPROVAL*

<Enter the date of delivery.>	<Enter the Aetna project name and number. >	<List the Benefitfocus milestone that has been met qualifying the deliverable for submission.>	<List the deliverable and any references that point to the deliverable that is being submitted. State the receiving individual or organization.>	<List the acceptance (success) criteria for the deliverable.>	<List the amount completed and earned under the Benefitfocus Project Schedule for this discrete milestone.>	¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

¨ Accepted ¨ Rejected

*

Any rejection must be accompanied by an explanation for the reasons for the rejection including specific references to those portions of the Schedule, Milestone, Deliverable and Acceptance Criteria which are the basis for the rejection, including identifying those deficiencies that must be corrected in order for the Deliverable to be accepted. AETNA shall not offer as the basis for any rejection, and Benefitfocus shall not be required to correct, any minor imperfections or defects that do not materially impair the operation or utility of any Deliverable.

By accepting the respective Milestones and Deliverables, Aetna agrees that Benefitfocus has performed the work identified herein and has fully earned the amounts specified. For these deliverable and milestones accepted, rights to further reject, refund, offset, rebate or discount of the amounts earned related to these milestones are hereby waived.

Accepted on behalf of AETNA by:

Date Submitted:	Print Name

Benefitfocus Project Manager:	Print Title

Due Date:	Signature:

SCHEDULE NO. 9

TO THE

SOFTWARE LICENSE ATTACHMENT

TO THE

MASTER BUSINESS AGREEMENT

BETWEEN

AETNA LIFE INSURANCE COMPANY

AND

BENEFITFOCUS.COM, INC.

This Schedule No. 9 (“Schedule”) to the Software License Attachment (“Attachment”) to the Master Business Agreement dated November 28, 2006 (“MBA”) between Benefitfocus.com, Inc. (“Supplier”) and Aetna Life Insurance Company (“Aetna”) is made this 1st day of November, 2009. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Attachment and/or Agreement. In the case of a conflict, the terms of this Schedule will control and prevail over those contained in the Attachment and Agreement.

1. Effective Date: November 1, 2009

2. Aetna Coordinators:	[*]
[*]

3. License Term: Term for each license pack shall begin on the respective date set forth in Section 4 below and shall be perpetual.

4. License Fees: License fees for each license pack will be paid in annual installments, payable on the dates set forth below, in accordance with the payment terms in Section 3.B. of the MBA, as amended:

January 1, 2010	$ [*] (Pack 1 for up to an aggregate of [*] Contracts)
January 1, 2011	$ [*] (Pack 2 for an additional [*] Contracts)
January 1, 2012	$ [*] (Pack 3 for an additional [*] Contracts)
Total License Fee:	$ 17,340,000 (For an aggregate of 5M Contracts)

(For Administrative Purposes Only) UNSPSC: 81112106

5. Program Description: Program licenses for [*] Contracts for the following products:

A.	eSales – This platform provides insurance agents and carrier underwriters with tools to simplify the steps of the pre-sales process necessary in managing a group from quote to live.

B.

eEnrollment – An online enrollment system which integrates with insurance carrier, payroll and HRIS systems to form the one-to-many platform. It supports open enrollment, new hire enrollment, ongoing maintenance and COBRA administration.

C.	eBilling – A comprehensive Electronic Invoice Presentment and Payment system that provides secure and direct access to invoice, payment and reporting information.

D.	eCDH – A consumer-directed healthcare platform that guides subscribers through the process of comparing plans.

E.

eDirect – A system integrates enrollment, underwriting, direct marketing and sales components into one application, offering sales automation, rating tools, marketing campaigns and paperless application processing with a convenient plan shopping experience system.

Together, these Programs form the Benefitfocus commercial product framework for the Integrated Product, defined in Schedule 8.

For purposes of these licenses, a “Contract” shall mean any one unique Aetna subscriber, regardless of how many products and/or services that subscriber purchases.

At any time after full payment of the License Fees set forth in Section 4 above, for a one-time payment of $[*], Aetna may elect to convert the above [*] Contract license into an unlimited, enterprise-wide license (“Site License”) to use all then-current components of the Integrated Product for unlimited users for all Aetna products and services.

6. Installation: Prior to migration, as referenced in Schedule 10, installation shall be at Benefitfocus’ Charlotte, North Carolina data center. After migration, installation shall be at Aetna’s facilities in Connecticut. All Programs shall be delivered to Aetna electronically.

7. Supplier Employee(s):

A.	Names and Title of Supplier Employee(s) assigned under this Schedule:

B.	Supplier Employee Type:

i.	Supplier intends on utilizing one or more H-1b employee(s) in the performance of this Schedule.

Yes X No

ii.	If “Yes”, this/these employee(s) will be on Aetna’s site(s) for thirty (30) days or more.

Yes No

Supplier must comply with all applicable laws and regulations regarding the utilization of H-1 b employee(s).

8. Acceptance Period: To be set forth in the BNAs and Program Plan as set forth in Schedule .

9. Open Source:

Do the Programs contain open source?

Yes X No

If “Yes”, please describe:

10. Sales & Use Taxes. Supplier is not currently registered to collect sales tax in the state of Connecticut where the Services will be delivered. Aetna will self-assess and remit the appropriate use tax to the taxing jurisdiction. Within a reasonable time after execution of this Schedule, Supplier will register with the state of Connecticut. Benefitfocus will provide notice to Aetna when it is registered in Connecticut. Upon registration in Connecticut, Benefitfocus will collect the tax at the current rate of 1%.

11. Access to Health Care Benefits. N/A - Benefitfocus completed Aetna Supplier Health Care Survey in November 2008.

12. Aetna Notification Addresses:	Electronic Invoices	Business Notices
	AWBII	151 Farmington Avenue
Procurement, RT32
Hartford, CT 06156

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Joseph C. Black	By:	/s/ Shawn A. Jenkins
	(Authorized Signature)		(Authorized Signature)

Name:	Joseph C. Black	Name:	Shawn A. Jenkins
	(Print Name)		(Print Name)

Title:	Chief Procurement Officer	Title:	President and CEO

Date:	11-24-09	Date:	11/11/09

AMENDMENT NO. 1 TO SCHEDULE NO. 9

TO THE MASTER BUSINESS AGREEMENT BETWEEN

AETNA LIFE INSURANCE COMPANY AND BENEFITFOCUS.COM, INC.

This Amendment (the “Amendment”) to Schedule No. 9, dated November 1, 2009, to the Mater Business Agreement (the “Agreement) dated November 28, 2006 between Benefitfocus.com Inc. (the “Supplier”) and Aetna Life Insurance Company (“Aetna”) (collectively the “Parties”) is made as of March 29, 2013 (“Effective Date”). The following revisions supplement and are incorporated into and made a part of Schedule No. 9. All sections and paragraphs of Schedule No. 9 not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In case of a conflict, the terms of this Amendment will control and prevail over those contained in Schedule No. 9.

WHEREAS, the Parties entered into Schedule No. 9 in order for Supplier to license to Aetna certain Supplier software as defined therein; and

WHEREAS, the Aetna desires to license from Supplier the Benefitfocus Marketplace Sales Automation software (“Sales Automation”), and Benefitfocus® Marketplace Enrollment software (“Enrollment”) (collectively, the “Marketplace”) pursuant to the terms and conditions of Schedule No. 9

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to the following:

1.	Section 5, is amended to add new Section 5(F) to read as follows:

F.	Benefitfocus® Marketplace Sales Automation (“Sales Automation”), for the for small sized group markets, including the following functionality:

a.	Broker small group prospect registration

b.	Broker shopping for groups

c.	Quoting and proposal generation

d.	Broker assisted group application

e.	Application processing and case load functionality

2.	Section 5, is amended to add new Section 5(G) to read as follows:

G.	The Benefitfocus® Marketplace Enrollment (“Enrollment”) enhancements for small sized groups, including:

a.	Guided Shopping

b.	Standard Video Integration

c.	Plan Shopping App (“Plan Shopping”)

d.	Defined contribution

e.	Tax account contribution

f.	PCP Directory Link to Aetna Docfind.

The licenses described in Sections 5(F) and (G) are collectively the “Marketplace Licenses”.

3.	Section 3 is amended to add the following provision:

Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, the term of the Marketplace Licenses shall not be perpetual.

The term of the Marketplace Licenses shall commence as of the successful placement of the Marketplace in Aetna’s production environment, and shall expire on October 31, 2014. The cost of the Marketplace licenses for any renewal term shall not exceed the cost stated in paragraph 5 of this Amendment.

4.	The provision of Section 5 which reads as follows shall not apply to the licenses granted hereunder:

At any time after full payment of the License Fees set forth in Section 4 above, for a one-time payment of $[*], Aetna may elect to convert the above [*] Contract license into an unlimited, enterprise-wide license (“Site License”) to use all then-current components of the Integrated Product for unlimited users for all Aetna products and services.

5.

Commencing upon the date which Supplier successfully places the Marketplace into Aetna’s production environment, and for every [*] thereafter during the term defined in Section 3. Supplier shall invoice Aetna a fee of $[*] for the Marketplace licenses.

All Sections, terms and conditions of Schedule No. 9 not expressly amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Alan Byrne	By:	/s/ Andrew L. Howell
(Authorized Signature)		(Authorized Signature)

Name:	Alan Byrne	Name:	Andrew L. Howell
(Print Name)		(Print Name)

Title:	Procurement Manager	Title:	COO

Date:	Mar 30, 2013	Date:	Mar 29, 2013
Taxpayer ID #: 57-1099948

(Signature Page to Amendment No. 1 to Schedule No. 9)

SCHEDULE NO. 10

to the

MASTER BUSINESS AGREEMENT (“MBA”)

between

AETNA LIFE INSURANCE COMPANY (“Aetna”)

and

BENEFITFOCUS.COM, INC. (“Benefitfocus”)

The parties agree that the terms and conditions of the MBA dated November 28, 2006 and the Hosting Services Attachment (“Hosting Attachment”), the Software License Attachment (“License Attachment”), and the Professional Services Attachment (“Services Attachment”) dated November 28, 2006 shall govern this Schedule. In the event of a conflict between the relevant documents, the terms and conditions of this Schedule shall control and prevail over its associated Attachment and the underlying MBA. Furthermore, in this regard, the Attachments shall take precedence over the underlying MBA.

1. Effective Date: November 1, 2009

2. Aetna Coordinator:	[*], Project Manager
[*], Procurement Senior Agent

3. Definitions:

A.	“Existing Programs” means the Benefitfocus enterprise Programs currently in use by Aetna and licensed under Schedules 1, 5, and 6,

B.	“Hosting Services” is defined in the Hosting Attachment.

C.	“Integrated Product” is defined in Schedule 8.

D.	“Maintenance” is defined in the License Attachment.

E.	“Operational Services” means the Hosting Services more fully set forth in Section 1.5 of the attached Statement of Work.

E.	“Remediation” means the Services more fully set forth in Section 1.3 of the attached Statement of Work.

4. Assignment Description: This Schedule addresses hosting and certain maintenance and support services to be performed by Benefitfocus as part of the overall relationship described collectively in this Schedule and Schedules 8 and 9 for a full suite of online tools to support new and existing Aetna customers. Benefitfocus will continue to provide Hosting Services for the Existing Programs until migration to Aetna’s data center, and thereafter, will maintain and host development and testing within the Benefitfocus environment. Additionally, Benefitfocus will collaborate with Aetna to plan and, as needed, support implementation of that migration effort, including, but not limited to the Remediation of the Integrated Product. Benefitfocus will provide Maintenance to Aetna for the Existing Programs prior to migration and will provide Maintenance for the Integrated Products following their transition to an Aetna-hosted environment. The Statement of Work (“SOW”), attached as Exhibit A, sets forth the requirements for the Hosting Services and Maintenance of the Program.

This assignment can not be altered without the consent of both Aetna and Benefitfocus. Benefitfocus shall provide any supervision of a Benefitfocus employee’s day-to-day services.

(For Administrative Purposes Only) UNSPSC: 81112106

5. Acceptance Criteria: Acceptance Criteria will be developed and mutually agreed upon by the Parties during the planning phases for remediation and migration more fully described in Section 1 of the SOW.

6. Assignment Location (Where Services will be delivered): Benefit of the Services will be in Hartford, CT. All Improvements will be delivered electronically.

7. Supplier Employee(s):

A.	Names and Title of Supplier Employee(s) assigned under this Schedule: To be determined during project planning.

B.	Supplier Employee Type:

i.	Benefitfocus intends on utilizing one or more H-1b employee(s) (as defined above) in the performance of this Schedule. Yes X No

ii.	If “Yes”, this/these employee(s) will be on Aetna’s site(s) for thirty (30) days or more.

Yes No

Benefitfocus must comply with all applicable laws and regulations regarding the utilization of H-1b employee(s).

8. Term/Schedule/Fees: The initial term of this assignment will run for [*] ([*]) [*] from the Effective Date of this Schedule (the “Initial Term”). The fees for the Schedule 10 Services during the Initial Term are fixed and are set for the in the table below:1FNREF

Services	Total Fees
2009	$	[*]
2010	$	[*]
2011	$	[*]
2012	$	[*]
2013	$	[*]
2014	$	[*]

Total Fees		$24,060,000

Notwithstanding the foregoing, Aetna will pay an additional fee if Aetna is unable to host the Existing Programs by [*]. The additional fee will be $[*] per [*] until Aetna is able to host the Existing Programs.

Following expiration of the Initial Term, Aetna, at its election, may renew annually the Maintenance Services and/or the Operational Services for the test and development environment (each annual renewal referred to as a “Renewal Term”). The fees for the Services listed below for the first Renewal Term shall be no more than the following:

Operational Services and Maintenance:	$	[*	]
Maintenance only:	$	[*	]

The fees for subsequent Renewal Terms for such Services shall be no more than the fees set forth above plus an amount equal to the increase in the Revised Consumer Price Index (CPI) as reported on the US Department of Labor BLS website; all urban consumers; not seasonally adjusted; US city average; all items; base period 1982-84=100 for the most recent 12 month period ending on the day immediately preceding the commencement of the Renewal Term.

9. Sales & Use Taxes. Supplier is not currently registered to collect sales tax in the state of Connecticut where the Services will be delivered. Aetna will self-assess and remit the appropriate use tax to the taxing jurisdiction. Within a reasonable time after execution of this Schedule, Supplier will register with the state of Connecticut. Benefitfocus will provide notice to Aetna when it is registered in Connecticut. Upon registration in Connecticut, Benefitfocus will include in all invoices and collect the tax at the current rate of 1%.

10. Performance Credits. If the Benefitfocus has not met the Performance Criteria set forth below, the Aetna Coordinator shall promptly advise Benefitfocus in writing of such non-performance. The Performance Criteria are as follows:

Performance Criteria Prior to Migration

Performance Criteria	Service Level	Performance Credit

Maintenance Resolution Timeframe for Severity 1 as set forth in Sec. 10.C. of the License Attachment	[*] from receipt of service call	$[*] per [*] in accordance with Sec. 10.D. of the License Attachment

Maintenance Resolution Timeframe for Severity 2 as set forth in Sec. 10.C. of the License Attachment	[*] from receipt of service call	$[*] per [*] in accordance with Sec. 10.D. of the License Attachment

Maintenance Resolution Timeframe for Severity 3 as set forth in Sec. 10.C. of the License Attachment	[*] from receipt of service call	$[*] per [*] in accordance with Sec. 10.D. of the License Attachment

Hosting Guaranteed Response Time	In accordance with Sec. 3.C. of the Hosting Attachment	[*] prorated [*] in accordance with Sec. 3.D. of the Hosting Attachment

Average Server response time	[*] per page in accordance with Sec. 3.B. of the Hosting Attachment	[*] prorated [*] in accordance with Sec. 3.D. of the Hosting Attachment

System availability of 24x7	[*]% in accordance with Sec. 3.A. of the Hosting Attachment	[*] prorated [*] in accordance with Sec. 3.D. of the Hosting Attachment

For reports with agreed upon submittal schedule (for example hourly/daily/weekly/monthly). Reports include, but are not limited to, fall-out, error, reconciliation reports.	Benefitfocus shall submit required reports by the specified date/time	$[*] each time Benefitfocus misses a report date.

Customer Service	Failure to respond to a service call for Severity 1 within [*] and for Severity 2 or 3 within [*]	$[*] for each hour Benefitfocus exceeds [*]

Constituent Call Center

• Answer [*]% of Constituent call within [*]

• Maintain average abandonment rate of [*]%

• Resolve Constituent issues on first call on average [*]% of the time

• Member call quality [*]% based on feed back and call monitoring

[*] prorated [*] for each incident

Performance Criteria after Migration to Aetna

Performance Criteria	Service Level	Performance Credit

Maintenance Resolution Timeframe for Severity 1 as set forth in Sec. 10.C. of the License Attachment	[*] from receipt of service call	$[*] per [*] in accordance with Sec. 10.D. of the License Attachment

Maintenance Resolution Timeframe for Severity 2 as set forth in Sec. 10.C. of the License Attachment	[*] from receipt of service call	$[*] per [*] in accordance with Sec. 10.D. of the License Attachment

Maintenance Resolution Timeframe for Severity 3 as set forth in Sec. 10.C. of the License Attachment	[*] from receipt of service call	$[*] per [*] in accordance with Sec. 10.D. of the License Attachment

Test & Development environment availability of XX	[*]% in accordance with Sec. 3.A. of the Hosting Attachment	[*] prorated [*] in accordance with Sec. 3.D. of the Hosting Attachment

For reports with agreed upon submittal schedule (for example hourly/daily/weekly/monthly). Reports include, but are not limited to, fall-out, error, reconciliation reports.	Benefitfocus shall submit required reports by the specified date/time	$[*] each time Benefitfocus misses a report date.

Performance Credits shall be paid in accordance with Section 10.D. of the License Attachment and Section 3.D. of the Hosting Attachment.

11. Aetna Notification Addresses:	Aetna Life Insurance Company	Electronic Invoices	Business Notices
	[Department/Mail Code below]	AWBII	Procurement
	151 Farmington Avenue		RT32
Hartford, CT 06156

12. Access to Health Care Benefits. N/A - Benefitfocus completed Aetna Supplier Health Care Survey in November 2008.

IN WITNESS WHEREOF, the Parties have hereto by their duly authorized representatives executed this Agreement.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Joseph C. Black	By:	/s/ Shawn A. Jenkins
(Authorized Signature)		(Authorized Signature)

Name:	Joseph C. Black	Name:	Shawn A. Jenkins
(Print Name)		(Print Name)

Title:	Chief Procurement Manager	Title:	President & CEO

Date:	11-24-09	Date:	11/11/09
Taxpayer ID #: 57-1099948

AMENDMENT NO. 01 TO SCHEDULE NO. 10

TO THE MASTER BUSINESS AGREEMENT BETWEEN

AETNA LIFE INSURANCE COMPANY AND BENEFITFOCUS.COM, INC.

This Amendment (the “Amendment”) to Schedule No. 10, dated November 1, 2009, to the Mater Business Agreement (the “Agreement) dated November 28, 2006 between Benefitfocus.com Inc. (the “Supplier”) and Aetna Life Insurance Company (“Aetna”) (collectively the “Parties”) is made as of July 30, 2012. The following revisions supplement and are incorporated into and made a part of Schedule No. 10. All sections and paragraphs of Schedule No. 10 not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In case of a conflict, the terms of this Amendment will control and prevail over those contained in Schedule No. 10.

WHEREAS, the Parties entered into Schedule No. 10 in order for Supplier to provide Aetna with maintenance and support for the Existing Programs; and

WHEREAS, the Parties desire to have Supplier provide maintenance and support for certain functionality developed for [*] (“[*]”) under a separate agreement between Supplier and [*] in support of an Aetna/[*] combined product offering to permit data exchange as part of the Existing Programs (“VB Functionality”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to the following:

1.	The Statement of Work is hereby amended to add the following Section:

6.	[*] Functionality

Supplier shall support the following VB Functionality for the remaining term of Schedule No. 10:

a.	Aetna private label [*].

b.

A single interface file feed in iMax format to send seed file Enrollment record and Enrollment updates from the [*] membership system. Supplier will receive Enrollment updates via a file interface (iMax format) from [*] for Aetna private label [*] product records.

c.

Updates of enrollment records from Enrollment to [*]. Supplier will provide an enrollment record interface in iMax format to [*] for Enrollment records of Aetna private label [*] products for [*] only. [*] will be solely responsible for developing an interface to accept Enrollment records for Aetna private label [*] product records via the file interface (iMax format).

d.	Integration of EOI Application to support [*]’s external EOI application and underwriting process as part of the Aetna member enrollment workflow.

2.

For the services described in this Amendment, Supplier shall invoice Aetna a base [*] fee of $[*] for up to [*] Contracts (“Contracts” as defined in Schedule 09 between the Parties) for the Aetna/[*] combined product offering within eEnrollment (“eEnrollment’’ as defined within Schedule 09 between the Parties). Upon the first anniversary of this Amendment, and provided that the number of Contracts for the Aetna/[*] combined product offering within eEnrollment exceeds [*] Contracts, and/or the number of Contracts for the Aetna/[*] combined product offering within eEnrollment at the end of any anniversary of this Amendment exceeds the prior year’s number of Contracts by [*]% or more the Parties agree in to negotiate in good faith an increase in the base [*] fee due to Supplier for the services described in this Amendment.

3.	The value of this Amendment, assuming no increase in base [*] fees, is $[*] ([*] through [*] = [*] at $[*])

4.	Records Retention - No Aetna Business Records will be retained by Supplier pursuant to this Schedule.

5.	The Effective Date of this Amendment No. 01 is August 1. 2012.

All Sections, terms and conditions of Schedule No. 10 not expressly amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Amendment.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Benjamin Diamond	By:	/s/ Andrew L. Howell
(Authorized Signature)		(Authorized Signature)

Name:	Benjamin Diamond	Name:	Andrew L. Howell
(Print Name)		(Print Name)

Title:	Senior Contract Agent	Title:	COO

Date:	Jul 31, 2012	Date:	Jul 30, 2012
Taxpayer ID #: 57-1099948

AMENDMENT NO. 2 TO SCHEDULE NO. 10

TO THE MASTER BUSINESS AGREEMENT BETWEEN

AETNA LIFE INSURANCE COMPANY AND BENEFITFOCUS.COM, INC.

This Amendment (the “Amendment”) to Schedule No. 10, dated November 1, 2009, to the Mater Business Agreement (the “Agreement) dated November 28, 2006 between Benefitfocus.com Inc. (the “Supplier”) and Aetna Life Insurance Company (“Aetna”) (collectively the “Parties”) is made as of March 29, 2013 (“Effective Date”). The following revisions supplement and are incorporated into and made a part of Schedule No. 10. All sections and paragraphs of Schedule No. 10 not hereby amended shall remain in full force and effect. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement. In case of a conflict, the terms of this Amendment will control and prevail over those contained in Schedule No. 10.

WHEREAS, the Parties entered into Schedule No. 10 in order for Supplier to provide Aetna with maintenance and support for the Existing Programs; and

WHEREAS, Aetna has licensed the Benefitfocus Marketplace Sales Automation (“Sales Automation”), and Benefitfocus® Marketplace Enrollment (“Enrollment”) (collectively, the “Marketplace”), pursuant to Amendment No. 1 to Schedule No. 9; and

WHEREAS, the Parties desire to have Supplier provide hosting, maintenance and support for the Marketplace Licenses described in Amendment 01 to Schedule 09.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to the following:

1.	Supplier shall provide the maintenance, operational support and hosting services for the Marketplace for the remaining term of, and pursuant to the terms and conditions of Schedule No. 10.

2.

Manual Group Load Functionality. As part of the maintenance, support, and hosting of the Marketplace, Supplier will provide Manual Group Load (which shall be defined as the manual configuration of the groups sold via Marketplace) services [*] charge for Aetna clients sold through Marketplace through July 31, 2014. Thereafter, any Manual Group Load services to be provided by Supplier shall be subject to mutual agreement between Aetna and Supplier.

3.

Supplier shall invoice Aetna a [*] fee of $[*] for Maintenance services and a [*] fee of $[*] for Operational Support & Hosting, for a total of $[*] per [*] for the services defined in Section 2 and 3 of this Amendment.

4.

Supplier may invoice the fees due under this Amendment upon Aetna’s final acceptance of the Marketplace in a production environment, as acceptance is defined in Schedule No. 28, which is anticipated to be on or about July 1, 2013.

5.	Assuming Supplier begins invoicing Aetna pursuant to No.4, above, on July 1, 2013, the dollar value of this Amendment is $[*] ($[*]/month for [*] months).

All Sections, terms and conditions of Schedule No. 10 not expressly amended hereby shall remain in full force and effect.

<<SIGNATURE PAGE FOLLOWS>>

IN WITNESS WHEREOF, the parties have hereto by their duly authorized representatives executed this Amendment.

Aetna Life Insurance Company		Benefitfocus.com, Inc.

By:	/s/ Alan Byrne	By:	/s/ Andrew L. Howell
(Authorized Signature)		(Authorized Signature)

Name:	Alan Byrne	Name:	Andrew L. Howell
(Print Name)		(Print Name)

Title:	Procurement Manager	Title:	COO

Date:	Mar 30, 2013	Date:	Mar 29, 2013
Taxpayer ID #: 57-1099948

(Signature Page to Amendment No. 2 to Schedule No. 10)